Exhibit 10.1

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

CHIEFTAIN METALS INC.

and

RGLD GOLD AG

DATED: as of December 22, 2011

TABLE OF CONTENTS

Article 1 INTERPRETATION		1
1.1	Definitions	1
1.2	Certain Rules of Interpretation	16

Article 2 PURCHASE AND SALE		17
2.1	Purchase and Sale of Refined Metal	17
2.2	Delivery Obligations	17
2.3	Statements	20
2.4	Gold Purchase Price	20
2.5	Silver Purchase Price	20
2.6	Payment	21
2.7	Tax	21

Article 3 DEPOSIT		21
3.1	Payment Deposit	21
3.2	Initial Deposit	21
3.3	Scheduled Deposits	21
3.4	No Interest	22
3.5	Use of Payment Deposit	22
3.6	Deposit Record	22
3.7	Deposit at Expiry of Initial Term	22

Article 4 DELIVERIES		22
4.1	Deliveries of Vendor	22
4.2	Deliveries of Purchaser	24
4.3	Deliveries of Purchaser – Initial Deposit	24

Article 5 PAYMENT OF SCHEDULED DEPOSITS		24
5.1	Achievement of Deposit Events	24
5.2	Payment of Scheduled Deposits	25
5.3	Closing Conditions for Payment of Scheduled Deposits	25
5.4	Requirement for Mineral Offtake Agreements	27
5.5	Purchaser Termination Right	27

Article 6 TERM		28
6.1	Term	28

Article 7 REPORTING; BOOKS AND RECORDS; INSPECTIONS		28
7.1	Monthly Reporting	28
7.2	Annual Reporting	28
7.3	Additional Reporting Requirements	29
7.4	Books and Records	30
7.5	Inspections	30

Article 8 COVENANTS		31
8.1	Conduct of Operations	31
8.2	Preservation of Corporate Existence	32

8.3	Processing/Commingling	32
8.4	Mineral Offtake Agreements	32
8.5	Insurance	33
8.6	Permitted Debt Financings	33
8.7	Confidentiality	34
8.8	Non-Solicitation and Standstill	36
8.9	Area of Interest	37
8.10	Compliance with Law and Permits	38
8.11	Unprocessed Ore	38

Article 9 RIGHT OF FIRST REFUSAL / RIGHT OF FIRST OFFER		38
9.1	Right of First Refusal on Gold and Silver Interests	38
9.2	Right of First Offer on Gold and Silver Interests	39

Article 10 TRANSFERS AND ASSIGNMENTS		40
10.1	General	40
10.2	Transfer to Affiliates	41
10.3	Surrender of Mining Claims and Mining Leases	41
10.4	Exceptions Based on Intercreditor Agreements	41
10.5	Assignment by Purchaser	41
10.6	Invalidity of Assignment in Breach of Article 10	42

Article 11 REPRESENTATIONS AND WARRANTIES		42
11.1	Representations and Warranties of Vendor	42
11.2	Representations and Warranties of the Purchaser	42
11.3	Survival of Representations and Warranties	42
11.4	Knowledge	42

Article 12 VENDOR EVENTS OF DEFAULT		42
12.1	Vendor Events of Default	42
12.2	Remedies	43

Article 13 PURCHASER EVENTS OF DEFAULT		44
13.1	Purchaser Events of Default	44
13.2	Remedies	44

Article 14 INDEMNITIES		45
14.1	Indemnity of Purchaser	45
14.2	Indemnity of Vendor	45
14.3	Limitations on Indemnification	46
14.4	One Recovery	46

Article 15 INDEPENDENT ENGINEER; ADDITIONAL PAYMENT TERMS; DISPUTES		46
15.1	Independent Engineer	46
15.2	Payments	47
15.3	Overdue Payments and Set-Off	48
15.4	Statement Disputes	48
15.5	Disputes and Arbitration	49

Article 16 TAXES		50

ii

16.1	Taxes	50

Article 17 GENERAL		50
17.1	No Restriction	50
17.2	Further Assurances	50
17.3	Survival	50
17.4	No Joint Venture	51
17.5	Governing Law	51
17.6	Notices	51
17.7	Amendments	53
17.8	Beneficiaries; Successors and Assigns	53
17.9	Time	53
17.10	Contests	53
17.11	Entire Agreement	53
17.12	Waivers	53
17.13	Severability	54
17.14	Counterparts	54

iii

THIS PURCHASE AND SALE AGREEMENT dated as of December 22, 2011.

BY AND AMONG:

RGLD GOLD AG, a Swiss Corporation

(the “Purchaser”)

- and-

CHIEFTAIN METALS INC., a corporation incorporated under the laws of Ontario.

(the “Vendor”)

WITNESSES THAT:

WHEREAS Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from Vendor, an amount of (i) Refined Gold equal to the Designated Percentage of Produced Gold and (ii) Refined Silver equal to the Designated Percentage of Produced Silver, subject to and in accordance with the terms and conditions of this Agreement;

AND WHEREAS Vendor is the owner of the Tulsequah Property as described in this Agreement;

AND WHEREAS capitalized terms when used in these recitals shall have the respective meanings set forth in Section 1.1.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties hereto, the Parties mutually agree as follows:

Article 1

INTERPRETATION

1.1          Definitions

In this Agreement, including in the recitals and schedules hereto:

“Additional Term” has the meaning set out in Section 6.1(a).

“Affiliate” means, in relation to any person or entity, any other person or entity controlling, controlled by or under common control with, such first mentioned person or entity where “control” means the right, directly or indirectly, to direct or cause the direction of the management of the business or affairs of a person, whether by ownership of securities, by contract or otherwise; and “controls”, “controlling”, “controlled by” and “under common control with” have corresponding meanings.

“Agreement” means this purchase and sale agreement and all attached schedules, in each case as the same may be supplemented, amended, restated, modified or superseded from time to time in accordance with the terms hereof.

“Applicable Laws” means any international, federal, state, provincial, or municipal law, regulation, ordinance, code, order or other requirement or rule of law or the rules, policies, orders or regulations of any Governmental Authority or stock exchange, including any judicial or administrative interpretation thereof, directly applicable to a person or any of its properties, assets, business or operations.

“Approvals” means all authorizations, clearances, consents, orders and other approvals required to be obtained from any person, including any Governmental Authority or stock exchange, in connection with the completion of the transactions contemplated by this Agreement, including those set forth in Schedule G.

“Area of Interest” has the meaning set out in Section 8.9.

“Arbitration Rules” has the meaning set out in Section 15.5.

“Assignee” has the meaning set out in Section 10.1.

“Assignment” has the meaning set out in Section 10.1.

*[Redacted]*

*[Redacted]*

*[Redacted]*

“Assignor” has the meaning set out in Section 10.1.

“Auditor” means a national Canadian accounting firm, as supported in the sole discretion of such accounting firm by a nationally recognized minerals engineering firm, that is

*[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934.  The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

*[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934.  The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

*[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934.  The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

independent of the Parties and their respective Affiliates, and that has experience and expertise in determining the quantity of gold and silver mined, produced, extracted or otherwise recovered from mining projects.

“Auditor’s Report” has the meaning set out in Section 15.4(a)(ii).

“Business Day” means any day other than a Saturday or Sunday or a day that (i) is a statutory holiday under the laws of the Province of British Columbia or the Province of Ontario, or (ii) national banking institutions in Zug, Switzerland, London, UK or Denver, Colorado are closed to the public for conducting business.

“Capital Lease Obligations” means the obligations of the Vendor to pay rent on personal property or other amounts under any lease of (or other arrangement conveying the right to use) personal property, which obligations are required to be classified and accounted for as capital leases on a balance sheet of the Vendor under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Commingling Plan” has the meaning set out in Section 8.3.

“Company’s Information Record” means all information contained in any press release, material change report (excluding any confidential material change report), financial statements, continuous disclosure documents or other document of the Vendor which has been publicly filed by or on behalf of the Vendor pursuant to Applicable Laws or otherwise.

“Confidential Information” has the meaning set out in Section 8.7(a).

“Confidentiality Agreement” means the Confidentiality Agreement between Purchaser and Vendor dated October 6, 2011.

“Copper Concentrate Payable Percentage” means, (A) with respect to gold recovered in copper concentrates, the greater of (i) 97.0% and (ii) the actual percentage of gold paid for by an Offtaker for such gold recovered in such copper concentrates and (B) with respect to silver recovered in copper concentrates, the greater of (i) 93.0% and (ii) the actual percentage of silver paid for by an Offtaker for such silver recovered in such copper concentrates.

“CP Termination Notice” has the meaning set out in Section 5.5.

“Crown Grant” means a crown grant issued under the Land Act (British Columbia), the Mineral Act (British Columbia) or any predecessor or successor statute thereto or by any Governmental Authority.

“CSA” has the meaning set out in Section 8.7(a)(ii).

“Date of Delivery” has the meaning set out in Section 2.2(c).

“Debenture” has the meaning set out in Section 4.1(b).

“Debt Commitment Date” has the meaning set out in Section 8.6(b).

“Deed of Accession” has the meaning set out in Section 10.1(g).

“Default Deposit Reduction Date” means the date on which the outstanding balance of the Payment Deposit, as set forth in the Deposit Record, would have been reduced to nil assuming for all purposes that no Purchaser Event of Default set forth in Section 13.1(a) or 13.1(b) occurred or continued.

“Definitive Agreement” has the meaning set out in Section 9.2(b).

“Delivery” or “Deliver” means, in respect of a delivery of Refined Metal, either the crediting of units of gold or silver into a metal account or, if the Vendor elects to deliver physical gold or silver pursuant to Section 2.2(e), the physical delivery of Refined Metal to a metal account and “Delivered” means that such Refined Metal has been so credited or physically delivered.

“Deposit Event” has the meaning set out in Section 5.1.

“Deposit Record” has the meaning set out in Section 3.6.

“Deposit Reduction Time” means the time at which the outstanding balance of the Payment Deposit, as set forth in the Deposit Record, is reduced to nil.

“Designated Percentage of Produced Gold” means, without duplication (i) the Gold Stream Percentage times the Copper Concentrate Payable Percentage times the number of ounces of Produced Gold in the form of copper concentrate in respect of which the Vendor or any of its Affiliates receives a Gold Payment, (ii) the Gold Stream Percentage times the Lead Concentrate Payable Percentage times the number of ounces of Produced Gold in the form of lead concentrate in respect of which the Vendor or any of its Affiliates receives a Gold Payment, (iii) the Gold Stream Percentage times 99% times the number of ounces of Produced Gold in the form of doré or gravity concentrates in respect of which the Vendor or any of its Affiliates receives a Gold Payment, or (iv) the Gold Stream Percentage times any Gold Payment received by Vendor or any of its Affiliates, in respect of Produced Gold that is in the form of zinc, pyrite or any other form not described in clauses (i) through (iii) of this definition.

“Designated Percentage of Produced Metal” means the Designated Percentage of Produced Gold and/or the Designated Percentage of Produced Silver, as the context requires.

“Designated Percentage of Produced Silver” means, without duplication (i) the Silver Stream Percentage times the Copper Concentrate Payable Percentage times the number of ounces of Produced Silver in the form of copper concentrate in respect of which the Vendor or any of its Affiliates receives a Silver Payment, (ii) the Silver Stream Percentage times the Lead Concentrate Payable Percentage times the number of ounces of Produced Silver in the form of lead concentrate in respect of which the Vendor or any of its Affiliates receives a Silver Payment, (iii) the Silver Stream Percentage times 99%

times the number of ounces of Produced Silver in the form of doré or gravity concentrates in respect of which the Vendor or any of its Affiliates receives a Silver Payment or (iv) the Silver Stream Percentage times any Silver Payment received by Vendor or any of its Affiliates, in respect of Produced Silver that is in the form of zinc, pyrite or any other form not described in clauses (i) through (iii) of this definition.

“Development” means all activities, operations and work performed for the purpose of or in connection with the recommissioning, development, commissioning, start-up and construction of the Tulsequah Facilities through to the point of completion of relevant processing facilities as determined in accordance with the principle contracts governing the construction of the Tulsequah Facilities, and including (i) acquisitions of mineral rights, Surface Rights, water rights, Permits and other interests necessary for the recommissioning, development, construction, commissioning, start-up and operation of the Tulsequah Project, (ii) pre-production development for the commencement of underground mining operations, and (iii) activities undertaken to comply with any legal requirements arising out of or related to any of the foregoing, all in material accordance with the Tulsequah Report as it may be amended from time to time.

“Development Program” means the detailed monthly budget and schedule outlining the Development in accordance with the mine plan set forth in the Tulsequah Report including an estimate of Project Costs and showing, without limitation, the material construction, recommissioning, mine development, equipment acquisitions and Permits to bring the Tulsequah Project or any part thereof into commercial production, as amended from time to time.

“Dispute Notice” has the meaning set out in Section 15.4(a)(i).

“Dispute Period” has the meaning set out in Section 15.4(a)(i).

“Effective Date” means the date of this Agreement.

“Encumbrances” means, with respect to any asset, any and all mortgages, charges, assignments, hypothecs, pledges, security interests, liens and other encumbrances and adverse claims of every nature and kind in, on or of such asset, whether registered or unregistered, securing any obligation of any person.

“Environmental Laws” mean Applicable Laws relating to pollution or protection of the environment, including, without limitation, Applicable Laws relating to emissions, discharges, releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, aquifers, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes which are applicable to the Tulsequah Project, the other assets owned, controlled or managed by the Vendor which are used on or in connection with the Tulsequah Project or to the activities of the Vendor on or in connection with the Tulsequah Project.

“Event of Force Majeure” means an event that is reasonably beyond the control of a Party and its Affiliates and in each case having the effect that the Development of the Tulsequah Project will not occur without material delay, including (i) acts of God, earthquake, cyclone, fire, explosion, flood, landslide, lightening storm, tempest, drought or meteor, (ii) war (declared or undeclared), invasion, act of foreign enemy, hostilities between nations, civil insurrection or military usurper power, (iii) revolution or act of public enemy, sabotage, malicious damage, terrorism, insurrection or civil unrest, (iv) confiscation, nationalisation, requisition, expropriation, embargo, restraint or damage to property by or under the order of any Governmental Authority, (v) shortages or inability to obtain fuel, water, electric power, raw materials, supplies or equipment (vi) transportation difficulties or handling or loading difficulties at any port or storage facility, (vii) epidemic or quarantine restrictions, or (viii) an event having the effect of damaging any part of the Tulsequah Project, or (ix) strikes, blockades, lock out or other labor disputes.

“Excluded Property” means the Mineral Claims, Crown Grants and freehold lands listed in Schedule B-2 attached hereto, and includes any extension, renewal, replacement, conversion or substitution of any such Mineral Claims into a Mining Lease, Surface Rights or other right or concession or after acquired or resulting Mining Lease, Mineral Claims, Crown Grants, Surface Rights and other rights or concessions, including any re-acquired after abandonment or other disposition, but in every case without extending the area covered by the Excluded Property past the area covered by the Mineral Claims, Crown Grants and freehold lands listed in Schedule B-2.

“Existing Technical Report” means the Technical Report pursuant to National Instrument 43-101 of the CSA of Chieftain Metals Inc., entitled “Preliminary Economic Assessment Technical Report — Tulsequah Chief Deposit — Northern British Columbia” effective date June 14, 2011.

“Feasibility Study” means the feasibility study for the Tulsequah Project under National Instrument 43-101 to be prepared by the Vendor in or about the first calendar quarter of 2012, unless otherwise advised by the Vendor, that establishes a mine plan and assesses the comprehensive economic feasibility of commercial production of Minerals from the Tulsequah Property.

“GAAP” means at any particular time with respect to the Vendor, generally accepted accounting principles as in effect at such time in Canada, consistently applied.

“Gold Fixed Price” means (i) with respect to the first 48,000 aggregate ounces of Refined Gold sold by the Vendor to the Purchaser hereunder, US$450 per ounce, and (ii) with respect to each ounce of Refined Gold sold by the Vendor to the Purchaser hereunder in excess of 48,000 aggregate ounces, US$500 per ounce.

“Gold Payment” means (i) with respect to Minerals purchased by an Offtaker from the Vendor or any of its Affiliates, the receipt by the Vendor or any of its Affiliates of payment, whether provisional or final, or other consideration from the Offtaker in respect of any Produced Gold, including amounts received in respect of warehouse holding certificates, and (ii) with respect to Minerals refined, smelted or otherwise beneficiated by an Offtaker on behalf of the Vendor or any of its Affiliates, the receipt by the Vendor or any of its Affiliates of Refined Gold, whether provisional or final settlement, in accordance with the applicable Mineral Offtake Agreement.

“Gold Purchase Price” has the meaning set out in Section 2.4.

“Gold Reference Price” means the market price used to determine the price for Refined Gold in connection with a sale of Minerals under a Mineral Offtake Agreement, provided that such Mineral Offtake Agreement shall use a daily London price quotation, and which does not include Prohibited Adjustments.

“Gold Stream Percentage” means (1), if Purchaser has not delivered the Intercreditor Suspension Notice: (i) with respect to the first 48,000 aggregate ounces of Refined Gold sold by the Vendor to the Purchaser hereunder, 12.50% and (ii) with respect to each ounce of Refined Gold sold by the Vendor to the Purchaser hereunder in excess of 48,000 aggregate ounces, 7.50% or (2) if Purchaser has delivered the Intercreditor Suspension Notice: with respect to each ounce of Refined Gold sold by the Vendor to the Purchaser hereunder, 6.50% .

“Governmental Authority” means any federal, state, provincial or local government, agency, department, ministry, authority, tribunal, commission, official, court or securities commission.  For the avoidance of doubt, Governmental Authority shall not be deemed to include First Nations.

“ICA Outside Date” has the meaning set out in Section 8.6(b).

“Independent Engineer” has the meaning set out in Section 15.1.

“Initial Deposit” has the meaning set out in Section 3.2.

“Initial Deposit Payment Date” has the meaning set out in Section 4.3.

“Initial Term” has the meaning set out in Section 6.1(a).

“Intercreditor Suspension Notice” has the meaning set out in Section 8.6(b).

“Insolvency Event” means the making of an assignment for the benefit of creditors by a Party or a Party becoming the voluntary or involuntary subject of any proceedings under any bankruptcy or insolvency law, which proceedings remain undischarged for a period of thirty (30) days, or if a receiver or receiver/manager is appointed for all or any substantial part of the property and business of a Party and such receiver or receiver/manager remains undischarged for a period of thirty (30) days, or if the corporate existence of a Party is terminated by voluntary or involuntary dissolution or winding-up (other than by way of amalgamation or reorganization).

“Lead Concentrate Payable Percentage” means, (A) with respect to gold recovered in lead concentrates, the greater of (i) 75.0% and (ii) the actual percentage of gold paid for by an Offtaker for such gold recovered in such lead concentrates and (B) with respect to silver recovered in lead concentrates, the greater of (i) 80.0% and (ii) the actual percentage of silver paid for by an Offtaker for such silver recovered in such lead concentrates.

“LIBO Rate” means for any calendar month the British Bankers’ Association Interest Settlement Rate for US Dollars for an interest period of three months displayed and identified on the Reuters Screen LIBOR 01 Page at approximately 10:00 am (Toronto time) on the first Business Day of that month, provided however, if such rate does not appear on the Reuters Screen LIBOR 01 Page at that time, then the “LIBO Rate” for that calendar month shall be the six month LIBO Rate (determined as at 10:00 am (Toronto time) on such Business Day) as quoted to the Purchaser by a major UK bank.

“Losses” has the meaning set out in Section 14.1.

“Lot” means the applicable quantity of Minerals delivered to and accepted by an Offtaker, that is separately sampled and assayed so that Vendor and the applicable Offtaker can agree upon the content of some or all of the relevant Minerals therein, all as set forth in the applicable Mineral Offtake Agreement.

“Material Adverse Effect” means any event, occurrence, change or effect that, when taken individually or together with all other events, occurrences, changes or effects, materially and adversely (i) limits, restricts or prevents the Vendor from performing its Delivery obligations under this Agreement or constructing or operating the Tulsequah Property in accordance with the Tulsequah Report then in effect or (ii) causes any significant decrease to expected gold or silver production from the Tulsequah Project based on the Tulsequah Report then in effect, except in each case to the extent resulting from or caused by: (A) worldwide, national or local conditions or circumstances whether they are economic, political, regulatory or otherwise, including war, armed hostilities, acts of terrorism, emergencies, crises and natural disasters, (B) changes in the markets or industry in which the Vendor operates, (C) the announcement of this Agreement and the transactions contemplated by it, or (D) any act or omission of the Vendor taken with the prior consent or at the request of the Purchaser; provided, however, that in the cases of (A) and (B) above, any such events, occurrences, changes or effects that have a disproportionately adverse effect on the Vendor relative to other participants in the mining industry shall be taken into account for purposes of determining whether a Material Adverse Effect has occurred.

“Metal Payment” means a Gold Payment and/or a Silver Payment, as the context requires.

“Metal Purchase Price” means the Gold Purchase Price and/or the Silver Purchase Price, as the context requires.

“Mineral Claim” means a mineral claim issued under the Mineral Tenure Act (British Columbia) or any successor statute thereto or by any Governmental Authority.

“Mineral Offtake Agreement” means any agreement entered into by Vendor or any of its Affiliates with an Offtaker (i) for the sale of Minerals to such Offtaker, or (ii) for the smelting, refining or other beneficiation of Minerals by such Offtaker for the benefit of the Vendor or any of its Affiliates, and all amendments or addendums thereto.

“Minerals” means any and all marketable metal bearing material (including Produced Metal) in whatever form or state that is mined, produced, extracted or otherwise recovered from the Tulsequah Property, including any such material derived from any processing or reprocessing of any tailings, stockpiles, waste rock or other waste products originally derived from the Tulsequah Property, and including ore and any other products requiring further milling, processing, smelting, refining or other beneficiation, including concentrates or doré bars.

“Mining Lease” means a mining lease issued under the Mineral Tenure Act (British Columbia) or any successor statute thereto or by any Governmental Authority.

“Monthly Construction Report” means a written report in relation to a calendar month with respect to the Tulsequah Project (as and when prepared but not specifically for the Purchaser) prepared by the engineering, procurement and construction management contractor and any other internally-prepared monthly report covering aspects of the Development Program but not included in the engineering, procurement and construction management report, together with such other materials and information as the Purchaser reasonably may request, which may include a summary (prepared for the Purchaser by the Vendor if not available from a third party) of any (A) material health and safety violations, (B) material violations of Applicable Law (including Environmental Laws), (C) blockades or other disputes or disturbances with First Nations groups, and (D) a summary of the status of Permits and Permit applications, to be prepared by or on behalf of the Vendor for each month while the Tulsequah Project is under Development.

“Monthly Report” means a written report in relation to a calendar month (as and when prepared but not specifically for the Purchaser) prepared by the Vendor or its Affiliates with respect to the Tulsequah Project, together with such other materials and information as the Purchaser reasonably may request, which may include:

(i)                                     a summary of the types, tonnes or tons and gold and silver grade of ore mined;

(ii)                                  types, tonnes or tons and gold and silver grade of any ore stockpiled;

(iii)                               with respect to any processing plant of the Tulsequah Facilities, the types, tonnes or tons and gold and silver grade of processed ore; recoveries for gold and silver; dry concentrate tonnage or tonage and gold and silver grades; and doré weight and gold and silver grade;

(iv)                              the number of ounces of gold and silver contained in ore processed during such month, but not delivered to an Offtaker by the end of such month;

(v)                                 a summary of Deliveries of Refined Metals during such month showing, among other things, provisional Produced Metal amounts and Metal Payments and any final settlement adjustments made during such month; and

(vi)          a summary (prepared for the Purchaser by the Vendor if not available from a third party) of any (A) exploration programs, (B) operational issues, (C) material health and safety violations, (D) material violations of Applicable Law (including Environmental Laws), (E) blockades by or other disputes or disturbances with First Nations groups, and (F) a summary of the status of Permits and Permit applications.

“Offtaker” means any person other than the Vendor or any of its Affiliates that is a counterparty to a Mineral Offtake Agreement or an Affiliate of the Vendor who contracts with the Vendor on arm’s length commercial terms in respect of the applicable Mineral Offtake Agreement.

“Offtaker Documents” means the provisional documents and final settlement sheets delivered to or in the possession of the Vendor that are necessary for the Purchaser to determine the amount of Refined Metal sold by the Vendor to the Purchaser pursuant to Section 2.1 and such other related documents delivered to or in the possession of the Vendor as the Purchaser may reasonably request, which may include all invoices, credit notes, bills of lading,  and any and all certificates and other documentation prepared or produced by the Offtaker, including without limitation, certificates in respect of provisional and final shipped moisture content, all provisional and final analyses and assays evidencing the amount of Minerals, including Produced Metal, delivered to an Offtaker in each Lot and evidencing the amount of Refined Metal projected or resulting from the refining, smelting or other beneficiation of a particular Lot.

“Other Minerals” means any and all marketable metal bearing material in whatever form or state (including ore) that is mined, extracted or otherwise recovered from any location that is not within the Tulsequah Property.

“Parties” means the parties to this Agreement.

“Payment Deposit” has the meaning set forth in Section 3.1.

“Permits” means all licenses, permits, Approvals (including environmental Approvals) rights (including surface and access rights), privileges, concessions or franchises necessary for the Development, operation and reclamation of the Tulsequah Project, including those set forth in Schedule G.

“Permitted Encumbrances” means at any time and from time to time: (i) the Project Security, (ii) Encumbrances in favour of the Purchaser (or any agent or trustee on its behalf) for the obligations of the Vendor under or pursuant to the Debenture, (iii) undetermined or inchoate Encumbrances and charges incidental to the Development arising or potentially arising under statutory provisions which have not at the time been filed or registered, including carrier’s, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction and other like Encumbrances, or which although filed or registered, relate to obligations not due or delinquent, (iv) Encumbrances imposed by any Governmental Authority for Taxes not yet due and delinquent (taking into account any relevant grace period) or which are being contested in good faith by appropriate proceedings, (v) statutory Encumbrances incurred or pledges or deposits made under worker’s compensation (including Encumbrances securing worker’s compensation assessments), unemployment insurance, and other social security legislation, in each case which are not overdue in any material respect or which are being contested by proper proceedings in good faith by Vendor, (vi) security given in the ordinary course of business to a public utility or any Governmental Authority when required by such utility or Governmental Authority in connection with the operations of the Vendor in the ordinary course of business, (vii) Encumbrances of record as of the Effective Date, (viii) Encumbrances resulting from zoning or building restrictions, (ix) all rights reserved to or vested in any Governmental Authority by the terms of any lease, licence, franchise, grant or permit held by the Vendor or by any statutory provision to terminate any such lease, licence, franchise grant or permit or to require annual or periodic payments as a condition of the continuance thereof or to distrain against or to obtain an Encumbrance on any property or assets of the Vendor in the event of failure to make such annual or other periodic payments, (x) statutory Encumbrances incurred or pledges or deposits made in favour of a Governmental Authority to secure the performance of obligations of the Vendor under Environmental Laws to which any assets of the Vendor are subject, (xi) Encumbrances or deposits (including deposits with financial institutions) to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (other than for borrowed money) incurred in the ordinary course of business, (xii) Purchase Money Liens securing indebtedness and liens to secure Capital Lease Obligations of which Vendor has provided Purchaser with prior written notice thereof, (xiii) Encumbrances noted on Schedule D (excluding any Encumbrances set forth in Section 4.1(d)), and (xiv) any extension, renewal or replacement of any of the foregoing.

“person” includes an individual, corporation, body corporate, limited or general partnership, joint stock company, limited liability corporation, joint venture, association, company, trust, bank, trust company, Governmental Authority or any other type of organization, whether or not a legal entity.

“Produced Gold” means any and all gold in whatever form or state that is derived from any material mined, produced, extracted or otherwise recovered from the Tulsequah Property during the Term.  For greater certainty, “Produced Gold” shall include any gold derived from ores, concentrates, doré, tailings, waste rock or other waste products, or other products originating from the Tulsequah Property.

“Produced Metal” means Produced Gold and/or Produced Silver, as the context requires.

“Produced Silver” means any and all silver in whatever form or state that is derived from any material mined, produced, extracted or otherwise recovered from the Tulsequah Property during the Term.  For greater certainty, “Produced Silver” shall include any silver derived from ores, concentrates, doré, tailings, waste rock or other waste products, or other products originating from the Tulsequah Property.

“Prohibited Adjustments” means any refining charges, treatment charges, penalties, insurance charges, transportation charges, settlement charges, financing charges or price participation charges, or other similar charges or deductions, regardless of whether such charges or deductions are expressed as a specific metal deduction, separate and apart from the recovery rate pursuant to the terms of the applicable Mineral Offtake Agreement.

“Project Costs” means the estimated total costs for the Development, including capital costs, operating costs, working capital costs, interest costs, and financing costs.

“Project Financing” means one or more credit facility(ies) available to the Vendor or any of its Affiliates for the purpose of financing all or a portion of the Project Costs in accordance with the Development Program that complies with Section 8.6 in all material respects, including any refinancing or increase thereof.

“Project Lenders” means the lenders and their agents and trustees under any Project Financing.

“Project Security” means Encumbrances in favour of any Project Lenders (or agent or trustee on their behalf) as security for the payment and performance, when due, of the obligations of the Vendor or any of its Affiliates under any Project Financing for which Purchaser has executed an intercreditor agreement pursuant to Section 8.6.

“Project Studies” has the meaning set out in Section 7.3(b).

*[Redacted]*

“Proposed Terminated Metal Right” has the meaning set out in Section 9.2(a).

“Proposed Transferred Metal Right” has the meaning set out in Section 9.1(a).

“Purchase Money Liens” means an Encumbrance taken or reserved in equipment to secure payment of all or part of its purchase price, provided that such Encumbrance (i) secures an amount not exceeding the purchase price of such personal property, (ii) extends only to such personal property and its proceeds, and (iii) is granted prior to or within thirty (30) days after the purchase of such personal property.

“Purchaser” has the meaning set out in the recitals to this Agreement.

“Purchaser Event of Default” has the meaning set out in Section 13.1.

“Purchaser Metal Delivery” means the Delivery of Refined Metal to the Purchaser as set out in Section 2.2(a).

*[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934.  The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

“Purchaser’s Pro Rata Share of Funding” means, at any time, the figure obtained by dividing the then remaining Scheduled Deposits by the Project Costs then necessary to complete Development.

“Receiving Party” has the meaning set out in Section 8.7(a).

“Refined Gold” means marketable metal bearing material in the form of gold bars or coins that is refined to a minimum 995 parts per 1,000 fine gold.

“Refined Silver” means marketable metal bearing material in the form of silver bars or coins that is refined to a minimum 999 parts per 1,000 fine silver.

“Refined Metal” means Refined Gold and/or Refined Silver, as the context requires.

“Restricted Person” means any person or entity that:

(a)           is named, identified, described on or included on any of:

(i)            the lists maintained by the Office of the Superintendent of Financial Institutions Canada with respect to terrorism financing;

(ii)           the Denied Persons List, the Entity List or the Unverified List, compiled by the Bureau of Industry and Security, U.S. Department of Commerce;

(iii)          the List of Statutorily Debarred Parties compiled by the U.S. Department of State;

(iv)          the Specially Designated Nationals Blocked Persons List compiled by the U.S. Office of Foreign Assets Control; or

(v)           the annex to, or is otherwise subject to the provisions of, U.S. Executive Order No. 13324,

(b)           is subject to trade restrictions under United States law, including, but not limited to:

(i)            the International Emergency Economic Powers Act, 50 U.S.C.; or

(ii)           the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq.; or any other enabling legislation or executive order relating thereto, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107-56; or

(c)           is a person or entity who is an Affiliate of a person or entity listed above.

“ROFO Negotiation Period” has the meaning set out in Section 9.2(b).

*[Redacted]*

“ROFR Transferee” has the meaning set out in Section 9.1(a).

“Scheduled Deposits” has the meaning set out in Section 3.3.

“SEC” has the meaning set out in Section 8.7(a)(ii).

“Silver Fixed Price” means (i) with respect to the first 2,775,000 aggregate ounces of Refined Silver sold by the Vendor to the Purchaser hereunder, US$5.00 per ounce, and (ii) with respect to each ounce of Refined Silver sold by the Vendor to the Purchaser hereunder in excess of 2,775,000 aggregate ounces, US$7.50 per ounce.

“Silver Payment” means (i) with respect to Minerals purchased by an Offtaker from the Vendor or any of its Affiliates, the receipt by the Vendor or any of its Affiliates of payment, whether provisional or final, or other consideration from the Offtaker in respect of any Produced Silver, including amounts received in respect of warehouse holding certificates, and (ii) with respect to Minerals refined, smelted or otherwise beneficiated by an Offtaker on behalf of the Vendor or any of its Affiliates, the receipt by the Vendor or any of its Affiliates of Refined Silver, whether provisional or final settlement, in accordance with the applicable Mineral Offtake Agreement.

“Silver Purchase Price” has the meaning set out in Section 2.5.

“Silver Reference Price” means the market price used to determine the price for Refined Silver in connection with a sale of Minerals under a Mineral Offtake Agreement, provided that such Mineral Offtake Agreement shall use a daily London price quotation, and which does not include Prohibited Adjustments.

“Silver Stream Percentage” means (1) if Purchaser has not delivered the Intercreditor Suspension Notice: (i) with respect to the first 2,775,000 aggregate ounces of Refined Silver sold by the Vendor to the Purchaser hereunder, 22.50% and (ii) with respect to each ounce of Refined Silver sold by the Vendor to the Purchaser hereunder in excess of 2,775,000 aggregate ounces, 9.75% or (2) if Purchaser has delivered the Intercreditor Suspension Notice: with respect to each ounce of Refined Silver sold by the Vendor to the Purchaser hereunder, 6.50%.

“Surface Rights” means all rights to use, enter and occupy the surface of a Mineral Claim, Mining Lease, or Crown Grant for the exploration and development or production of Minerals or placer minerals, including the treatment of ore and concentrates, and all operations related to the exploration and development or production of Minerals or placer minerals and the business of mining, and all leases, licenses, contracts, agreements, Permits or other documents relating to such rights, including without limitation, any and

*[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934.  The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

all surface rights related to infrastructure such as electric power lines and roads, surface tenures issued by a Governmental Authority such as investigative permits and temporary permits, and any lease to the surface of the Tulsequah Property or license of occupation or other occupation right and includes any fee simple rights over any part of the Tulsequah Property.

“Taxes” has the meaning set out in Section 2.7.

“Term” has the meaning set out in Section 6.1(a).

“Time of Delivery” has the meaning set out in Section 2.2(c).

“Transfer” means any transfer, sale, assignment, lease, conveyance, mortgage, pledge or other disposal or Encumbrance and “Transfer” when used as a verb shall have a correlative meaning.

“Tulsequah Facilities” means the access, mining, processing, production, maintenance, administration, storage, transportation and other infrastructure, recommissioned, constructed or operated by the Vendor and its Affiliates to extract, beneficiate, store, transport and sell Minerals on and from the Tulsequah Property.

“Tulsequah Project” means collectively, the Tulsequah Property and the Tulsequah Facilities.

“Tulsequah Property” means the Mineral Claims and Crown Grants listed in Schedule B-1 attached hereto, and includes any extension, renewal, replacement, conversion or substitution of any such Mineral Claims into a Mining Lease, Surface Rights, interests in real property (including freehold lands) or other right or concession or after acquired or resulting Mining Lease, Mineral Claims, Crown Grants, Surface Rights, interests in real property (including freehold lands) and other rights or concessions, including any re-acquired after abandonment or other disposition, but in every case without extending the area covered by the Tulsequah Property past the area covered by the Mineral Claims and Crown Grants listed in Schedule B-1.  For the avoidance of doubt, the “Tulsequah Property” shall not include the Excluded Property.

“Tulsequah Report” means (i) prior to the completion of the Feasibility Study, the Existing Technical Report and (ii) upon completion of the Feasibility Study, the Existing Technical Report as replaced by the Feasibility Study.

“Transfer Offer Notice” has the meaning set out in Section 9.1(a).

“Vendor” has the meaning set out in the recitals to this Agreement.

“Vendor Event of Default” has the meaning set out in Section 12.1.

“Vendor Offer” has the meaning set out in Section 9.2(a).

1.2          Certain Rules of Interpretation

Except as may be otherwise specifically provided in this Agreement and unless the context otherwise requires:

(a)                                  the terms “Agreement”, “this Agreement”, “the Agreement”, “hereto”, “hereof”, “herein”, “hereby”, “hereunder” and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

(b)                                 references to an “Article”, “Section” or “Schedule” followed by a number or letter refer to the specified Article or Section of or Schedule to this Agreement;

(c)                                  headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(d)                                 where the word “including” or “includes” is used in this Agreement, it means “including without limitation” or “includes without limitation”;

(e)                                  the language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party;

(f)                                    unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders;

(g)                                 a reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, any reference to a statute or regulation includes the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation;

(h)                                 in this Agreement a period of days shall be deemed to begin on the first day after the event which began the period and to end at 5:00 p.m. (Vancouver time) on the last day of the period. If, however, the last day of the period does not fall on a Business Day, the period shall terminate at 5:00 p.m. (Vancouver time) on the next Business Day;

(i)                                     unless specified otherwise in this Agreement, all statements or references to dollar amounts in this Agreement are to United States of America dollars;

(j)                                     all references to “day” or “days” shall refer to calendar days unless specified as a Business Day or Business Days; and

(k)                                  the following schedules are attached to and form part of this Agreement:

Schedule A1	-	Vendor Representations and Warranties
Schedule A2	-	Purchaser Representations and Warranties
Schedule B-1	-	Description of Tulsequah Property
Schedule B-2	-	Description of Excluded Property (Map follows)
Schedule C	-	Form of Debenture
Schedule D	-	Permitted Encumbrances
Schedule E	-	Provisional Payment Illustration

Schedule F	-	Intercreditor Agreement Terms
Schedule G	-	Certain Approvals and Permits

Article 2
PURCHASE AND SALE

2.1          Purchase and Sale of Refined Metal

(a)                                  Refined Gold.

(i)                                     Subject to and in accordance with the terms of this Agreement, the Vendor hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Vendor, an amount of Refined Gold equal to the Designated Percentage of Produced Gold, free and clear of all Encumbrances.

(ii)                                  For each sale of Refined Gold pursuant to Section 2.1(a)(i), the amount of Produced Gold used as the basis for calculating the Designated Percentage of Produced Gold shall be determined by the amount of contained gold in the Minerals received at the Offtaker as determined by the Offtaker Documents.  Produced Gold shall not be reduced for, and the Purchaser shall not be responsible for, any Prohibited Adjustments.

(b)                                 Refined Silver.

(i)                                     Subject to and in accordance with the terms of this Agreement, the Vendor hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Vendor, an amount of Refined Silver equal to the Designated Percentage of Produced Silver, free and clear of all Encumbrances.

(ii)                                  For each sale of Refined Silver pursuant to Section 2.1(b)(i), the amount of Produced Silver used as the basis for calculating the Designated Percentage of Produced Silver shall be determined by the amount of contained silver in the Minerals received at the Offtaker as determined by the Offtaker Documents.  Produced Silver shall not be reduced for, and the Purchaser shall not be responsible for, any Prohibited Adjustments.

(c)                                  General.

(i)                                     For avoidance of doubt, subject to Section 3.7, no minimum annual or cumulative silver or gold Delivery obligations of the Vendor shall apply under this Agreement.

2.2          Delivery Obligations

(a)                                  The Vendor will sell and Deliver to Purchaser the Refined Metal as contemplated in Section 2.1 within five (5) Business Days following the date of the relevant

Metal Payment.  In the event a Metal Payment consists of a provisional payment, then:

(i)                                     if such Metal Payment represents a provisional payment in respect of a Lot under a Mineral Offtake Agreement that is made in the form of Refined Metal, the Vendor shall sell and Deliver to the Purchaser Refined Metal equal to the Designated Percentage of Produced Metal for such Lot multiplied by the applicable provisional payment percentage specified in such Mineral Offtake Agreement;

(ii)                                  if such Metal Payment represents a provisional payment in cash in respect of a Lot under a Mineral Offtake Agreement, the Vendor shall sell and Deliver to the Purchaser Refined Metal equal to the Designated Percentage of Produced Metal (based on the Produced Metal identified on the provisional settlement sheet provided by the Offtaker for such Lot);

(iii)                               in respect of a Metal Payment that represents the final settlement payment under a Mineral Offtake Agreement for any Lot for which the Vendor previously Delivered Refined Metal to the Purchaser in connection with a provisional Metal Payment pursuant to Section 2.2(a)(i) or 2.2(a)(ii) and, if applicable, Section 2.2(a)(iv), the Vendor shall sell and Deliver to the Purchaser Refined Metal in an amount equal to the amount by which the Designated Percentage of Produced Metal determined pursuant to the final settlement with respect to such Lot exceeds the Refined Metal previously Delivered to the Purchaser in respect of such Metal Payment pursuant to Sections 2.2(a)(i) or 2.2(a)(ii) and, if applicable, Section 2.2(a)(iv), as supported by the documentation provided pursuant to Section 2.3, provided, that, if such difference is negative, then the Vendor shall only be entitled to set off and deduct such excess amount of Refined Metal from the next required Deliveries by the Vendor under this Agreement until it has been fully offset against Deliveries to the Purchaser of Refined Metal pursuant to Sections 2.2(a)(i), 2.2(a)(ii) and, if applicable, 2.2(a)(iv).

(iv)                              if within five (5) months of the date on which a Lot left the Tulsequah Property, the Vendor shall not have received the final settlement by the Offtaker for such Lot, the Vendor shall sell and Deliver to the Purchaser Refined Metal in an amount equal to the amount by which the Designated Percentage of Produced Metal, determined based on the Produced Metal identified on the provisional settlement sheet provided by the Offtaker for such Lot, exceeds the Refined Metal previously Delivered to the Purchaser in respect of such Metal Payment pursuant to Sections 2.2(a)(i) and 2.2(a)(ii) above, provided that, if such difference is negative, then the Vendor shall only be entitled to set off and deduct such excess amount of Refined Metal from the next required Deliveries by the Vendor under this Agreement until it has been fully offset against Deliveries to Purchaser of Refined Metal pursuant to Sections 2.2(a)(i) and 2.2(a)(ii).

(v)                                 Schedule E sets forth an illustration of the determination of Refined Metal to be Delivered to the Purchaser in the case of a provisional Metal Payment described in Sections 2.2(a)(ii) above and the Metal Payment representing a final settlement payment in respect of the same Lot, assuming in each case that the Purchaser has not delivered the Intercreditor Suspension Notice.

(b)                                 Vendor shall sell and Deliver to the Purchaser all Refined Metal to be sold and Delivered under this Agreement by way of Delivery to the metal account or accounts designated by the Purchaser from time to time in London, UK or such other location outside of Canada as designated by the Purchaser in writing from time to time at least five (5) Business Days in advance (the “Purchaser Metal Delivery”).

(c)                                  Delivery of Refined Metal to the Purchaser shall be deemed to have been made at the time on the date of Delivery of Refined Metal in the designated metal account of the Purchaser pursuant to paragraph (b) (the “Time of Delivery” on the “Date of Delivery”). Notwithstanding the foregoing, title to, and risk of loss of, Refined Metal shall pass from Vendor to the Purchaser immediately following receipt of payment of the Metal Purchase Price in good and immediately available funds in respect of each Delivery of Refined Metal in accordance with Article 2.  All costs and expenses pertaining to each Delivery of Refined Metal by Vendor to the Purchaser shall be borne by Vendor.

(d)                                 Vendor hereby represents and warrants to the Purchaser that, notwithstanding the Vendor’s prior sale to an Offtaker of Minerals from which the relevant Refined Metal is derived, at each Time of Delivery (i) Vendor will be the legal and beneficial owner of the Refined Metal that is Delivered to a metal account of the Purchaser, (ii) Vendor will have good, valid and marketable title to such Refined Metal, and (iii) such Refined Metal will be free and clear of all Encumbrances.

(e)                                  The Parties acknowledge that Vendor shall be entitled but shall not be obliged to sell or Deliver to the Purchaser the Refined Metal physically resulting from gold and silver mined, produced, extracted or otherwise recovered from the Tulsequah Property, and for greater certainty, shall be entitled to sell and Deliver Refined Metal that is otherwise obtained by the Vendor for the purpose of making such sale and Delivery to the Purchaser.

(f)                                    The obligation of Vendor to sell and Deliver Refined Metal to Purchaser pursuant to this Agreement (including, to the extent that Vendor receives a Metal Payment in the form of cash or credit to Vendor’s relevant metal account, Vendor’s obligation to purchase and Deliver Refined Metal to Purchaser with the proceeds thereof) shall rank as an operating expense in any cash waterfall agreed with any debt provider of Vendor (including without limitation any Project Lender).

2.3          Statements

Vendor shall notify the Purchaser in writing of a Purchaser Metal Delivery, no later than the Time of Delivery, by delivery of a statement to the Purchaser that includes:

(a)                                  the calculation of the number of ounces of Refined Metal credited or physically Delivered;

(b)                                 the Offtaker Documents on which the calculation is based;

(c)                                  the Date of Delivery and estimated Time of Delivery;

(d)                                 the Metal Purchase Price for such Refined Metal;

(e)                                  the Mineral Offtake Agreement under which such delivery was made; and

(f)                                    an accounting of the Deposit Record including the outstanding balance of the Payment Deposit.

2.4          Gold Purchase Price

The Purchaser shall pay to the Vendor a purchase price for each ounce of Refined Gold sold and Delivered by the Vendor to the Purchaser under this Agreement (the “Gold Purchase Price”) equal to:

(a)                                  prior to the Deposit Reduction Time, the Gold Reference Price, payable by wire transfer up to the amount of the Gold Fixed Price; and, if such Gold Reference Price is greater than the Gold Fixed Price, payable by applying an amount equal to the difference between such Gold Reference Price and the Gold Fixed Price against the Payment Deposit in order to reduce the outstanding balance of the Payment Deposit, as set forth in the Deposit Record, until the outstanding balance of the Payment Deposit has been reduced to nil; and

(b)                                 from and after the Deposit Reduction Time, the lesser of the Gold Fixed Price and the Gold Reference Price, payable by wire transfer.

2.5          Silver Purchase Price

The Purchaser shall pay to the Vendor a purchase price for each ounce of Refined Silver sold and Delivered by the Vendor to the Purchaser under this Agreement (the “Silver Purchase Price”) equal to:

(a)                                  prior to the Deposit Reduction Time, the Silver Reference Price, payable by wire transfer up to the amount of the Silver Fixed Price; and, if such Silver Reference Price is greater than the Silver Fixed Price, payable by applying an amount equal to the difference between such Silver Reference Price and the Silver Fixed Price against the Payment Deposit in order to reduce the outstanding balance of the Payment Deposit, as set forth in the Deposit Record, until the outstanding balance of the Payment Deposit has been reduced to nil; and

(b)                                 from and after the Deposit Reduction Time, the lesser of the Silver Fixed Price and the Silver Reference Price, payable by wire transfer.

2.6          Payment

Payment by the Purchaser for each Delivery of Refined Metal shall be made no later than five (5) Business Days after the applicable Purchaser Metal Delivery by wire transfer of good and immediately available funds to a bank account of the Vendor designated in accordance with Section 15.2.

2.7          Tax

All federal, provincial, state and foreign sales and transfer taxes, withholding taxes, sales and use taxes, goods and services taxes, value-added taxes, duties, fees, registration charges or other like charges (but for greater certainty, not including, income, branch, franchise or similar taxes of the Purchaser) (“Taxes”) which are properly payable in connection with the purchase and sale of the Refined Metal contemplated by this Agreement shall be borne by Vendor.  To the extent such Taxes are required to be paid by Purchaser directly to a Governmental Authority pursuant to Applicable Law, (i) Purchaser shall provide reasonable documentation of such Taxes to Vendor in connection therewith, and (ii) Vendor shall promptly reimburse Purchaser for all such Taxes paid by Purchaser.  Each party shall cause to be filed as required by it under Applicable Law all tax returns and other documentation, at its own expense, with respect to such Taxes.

Article 3
DEPOSIT

3.1          Payment Deposit

The Purchaser hereby agrees to pay a cash deposit of US$60,000,000 to be applied against the Metal Purchase Price, on and subject to the terms of this Agreement (the “Payment Deposit”).  The Purchaser shall only have the right to demand refund or repayment of all or any outstanding balance of the Payment Deposit as provided in Section 3.7 or as otherwise specifically provided in this Agreement.  If Purchaser has delivered the Intercreditor Suspension Notice, the amount of the “Payment Deposit” shall automatically be deemed to be US$10,000,000.

3.2          Initial Deposit

The Purchaser hereby agrees to pay US$10,000,000 of the Payment Deposit by wire transfer to the Vendor on the Initial Deposit Payment Date (this portion of the Payment Deposit being the “Initial Deposit”).

3.3          Scheduled Deposits

The Purchaser hereby agrees to pay US$50,000,000 of the Payment Deposit (this portion of the Payment Deposit being the “Scheduled Deposits”, and each partial payment thereof a “Scheduled Deposit”) to the Vendor by way of cash deposits in accordance with Article 5.  Once a Scheduled Deposit has been paid, such Scheduled Deposit shall be referred to herein as a “Paid Scheduled Deposit.”  If Purchaser has delivered the Intercreditor Suspension Notice, the provisions of this Section 3.3 shall be automatically deemed permanently suspended in all respects.

3.4          No Interest

No interest shall be payable on the Payment Deposit.

3.5          Use of Payment Deposit

Vendor hereby agrees and acknowledges that Vendor shall only use the Payment Deposit for Vendor’s funding requirements with respect to the Development pursuant to the Development Program, as determined by Vendor in its reasonable discretion; provided, that Vendor may use the Initial Deposit for the general redevelopment and commissioning of the Tulsequah Property as determined by the Vendor in its discretion, including, without limitation, to complete the Feasibility Study and for exploration activities conducted on the Tulsequah Property.  Without limiting the generality of the foregoing, Vender shall in no event use the Payment Deposit for exploration activities outside of the Tulsequah Property.

3.6          Deposit Record

The Vendor shall, at all times, maintain a record of the Payment Deposit under this Agreement (the “Deposit Record”), which shall be stated in US$ and the balance thereof shall be equal to:

(Initial Deposit) + (all Paid Scheduled Deposits, if any) — (all reductions of the Payment Deposit in accordance with Section 2.4, 2.5, 3.7 or otherwise)

3.7          Deposit at Expiry of Initial Term

Vendor shall pay any outstanding balance of the Payment Deposit, as evidenced by the Deposit Record, by wire transfer to the Purchaser within forty-five (45) days after the expiry of the Initial Term, and shall provide a detailed calculation of the Deposit Record on the expiry of the Initial Term (other than the expiry of the Term due to termination of this Agreement under Section 12.2 or Section 13.2) unless the Vendor has sold and Delivered to the Purchaser an amount of Refined Metal sufficient to reduce the balance of the Payment Deposit, as set forth in the Deposit Record, to nil as calculated in accordance with Section 3.6.

Article 4
DELIVERIES

4.1          Deliveries of Vendor

The Vendor hereby agrees to deliver to the Purchaser the following concurrent with execution and delivery of this Agreement:

(a)                                  an executed certificate of a senior officer of Vendor in form and substance satisfactory to the Purchaser, acting reasonably, dated as of the Effective Date, as to: (i) resolutions of the board of directors or other comparable authority of Vendor authorizing the execution, delivery and performance of this Agreement, and the Debenture and the transactions contemplated hereby, (ii) the names, positions and true signatures of the persons authorized to sign this Agreement and the Debenture on behalf of Vendor, and (iii) such other matters pertaining to the transactions contemplated hereby as the Purchaser may reasonably require, including a statement that the representations of Vendor set forth in this Agreement and the Debenture, including those set forth in Schedule A1 hereto, are true and correct in all material respects on and as of the date of this Agreement (except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties are true and correct in all respects on and as of the date of this Agreement);

(b)                                 as security for the performance of its obligations to the Purchaser under this Agreement, the executed Debenture in substantially the form attached as Schedule C (the “Debenture”), which Debenture shall have been registered, filed or recorded in all offices, and all actions shall have been taken, that may be prudent or necessary to preserve, protect or perfect the security interest of the Purchaser under the Debenture.  Without limiting the foregoing, the Debenture shall also be registered in: (i) British Columbia’s Mineral Titles Online Registry against the Tulsequah Property, (ii) British Columbia’s Personal Property Registry against all personal property of Vendor, and (iii) in the Land Title Office with respect to any Surface Rights or interests in real property (including freehold lands) that are registered in the Land Title Office from time to time, in which case the Vendor will grant to the Purchaser a mortgage over its interest in such Surface Rights or interests in real property (including freehold lands) as security for the performance of its obligations to the Purchaser under this Agreement in a form acceptable to the Parties, acting reasonably;

(c)                                  a favourable legal opinion or legal opinions, in form and substance satisfactory to the Purchaser, acting reasonably, dated as of the Effective Date, from legal counsel to Vendor as to (i) the legal status of Vendor, (ii) the corporate power and authority of Vendor to execute, deliver and perform this Agreement and the Debenture, (iii) the execution and delivery of this Agreement and the enforceability of this Agreement against the Vendor, (iv) such legal opinions relating to the security granted in favour of the Purchaser as Purchaser may reasonably request, and (v) such other legal opinions that the Purchaser may reasonably request in writing in sufficient advance prior to the Effective Date to allow completion of work needed to issue the opinions; and

(d)                                 the written consent of Teck Resources Limited to the entry by Vendor into this Agreement and the Debenture and all filings to be made and actions to be taken in connection herewith and therewith, in form and substance reasonable acceptable to Purchaser.

4.2          Deliveries of Purchaser

Purchaser hereby agrees to deliver to Vendor the following concurrent with execution and delivery of this Agreement:

(a)                                  a certificate of a senior officer of the Purchaser, in form and substance satisfactory to Vendor, acting reasonably, as to: (i) the resolutions of the board of directors of the Purchaser, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, (ii) the names, positions and true signatures of the persons authorized to sign this Agreement on behalf of the Purchaser, and (iii) such other matters pertaining to the transactions contemplated hereby as Vendor may reasonably require, including a statement that the representations of Purchaser set forth in this Agreement, including those set forth in Schedule A2 hereto, are true and correct in all material respects on and as of the date of this Agreement (except for such representations and warranties that are qualified by materiality or a material adverse effect on the Purchaser or the performance of its obligations under this Agreement, which representations and warranties are true and correct in all respects on and as of the date of this Agreement); and

(b)                                 a favourable legal opinion or legal opinions, in form and substance satisfactory to Vendor, acting reasonably, from external legal counsel to the Purchaser as to (i) the legal status of the Purchaser, (ii) the corporate power and authority of the Purchaser to execute, deliver and perform this Agreement, (iii) the execution and delivery of this Agreement and the enforceability of this Agreement against the Purchaser, and (iv) such other legal opinions as the Vendor may reasonably request.

4.3          Deliveries of Purchaser – Initial Deposit

Purchaser hereby agrees to deliver to Vendor on the third Business Day following the Effective Date (the “Initial Deposit Payment Date”) a wire transfer of funds to or to the direction of Vendor equal to the Initial Deposit.

Article 5
PAYMENT OF SCHEDULED DEPOSITS

5.1          Achievement of Deposit Events

Vendor may, from time to time, but not more frequently than once every sixty (60) days, demand payment by Purchaser to Vendor of a Scheduled Deposit (a “Deposit Event”) by providing to the Purchaser and the Independent Engineer, a statement containing the following at least ten (10) Business Days prior to the relevant Deposit Event:

(a)                                  the date of the Deposit Event;

(b)                                 an accounting of the amount of Project Costs to date contributed by each of Purchaser, Vendor, and any third party funding the Development;

(c)                                  an estimate of the amount of Project Costs necessary to complete the Development in accordance with the Development Program and any modifications thereto;

(d)                                 an accounting of the Deposit Record, including the outstanding balance of the Payment Deposit, and a current calculation of the Purchaser’s Pro Rata Share of Funding;

(e)                                  Vendor’s forecast of the total Project Costs to be incurred during the period of time encompassing the corresponding Scheduled Deposit;

(f)                                    the amount of United States dollars requested for the corresponding Scheduled Deposit;

(g)                                 the anticipated uses for the corresponding Scheduled Deposit; and

(h)                                 the expected date of the next ensuing Deposit Event.

If Purchaser has delivered the Intercreditor Suspension Notice, the provisions of this Section 5.1 shall be automatically deemed permanently suspended in all respects.

5.2          Payment of Scheduled Deposits

Subject to Sections 5.3 and 5.4, Purchaser shall pay the Vendor the Scheduled Deposit under a Deposit Event in an amount consistent with the Purchaser’s Pro Rata Share of Funding by wire transfer no later than two (2) Business Days following the date upon which the corresponding Deposit Event occurs to a bank account of Vendor designated in accordance with Section 15.2.  If Purchaser has delivered the Intercreditor Suspension Notice, the provisions of this Section 5.2 shall be automatically deemed permanently suspended in all respects.

5.3          Closing Conditions for Payment of Scheduled Deposits

The obligation of the Purchaser to make a Scheduled Deposit payment in accordance with a Deposit Event is subject to the satisfaction of the following conditions:

(a)                                  the Vendor shall have delivered to Purchaser the relevant statement described in Section 5.1;

(b)                                 each of the following conditions shall be satisfied as of the Deposit Event, and the Vendor shall have delivered to the Purchaser an executed certificate of a senior officer of the Vendor certifying (and evidencing in the case of (iv) and (v) below) satisfaction thereof:

(i)                                     the representations and warranties made by the Vendor set forth in this Agreement and the Debenture, including those set forth in Schedule A1 hereto, remain true and correct in all material respects on and as of such date (except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall remain true and correct in all respects on and as of such date);

(ii)                                  Vendor has complied in all material respects with all covenants and obligations set forth in this Agreement and in the Debenture to be performed by Vendor or complied with by Vendor on or prior to the Deposit Event (except for such covenants and obligations that are qualified by materiality, which covenants and obligations have been performed by Vendor or complied with by Vendor in all respects);

(iii)                               no Vendor Event of Default (or an event which with notice or lapse of time or both would become a Vendor Event of Default) has occurred and is continuing;

(iv)                              except as otherwise previously communicated to the Purchaser and the Independent Engineer in writing, no material changes to the Development Program have occurred, the Development is materially in accordance with the Development Program and the Vendor has not abandoned the Tulsequah Project;

(v)                                 the Vendor has obtained or has access to sufficient financing to complete the Development (including pursuant to any modifications to the Development Program), which for the purposes of this Section 5.3(b)(v) may include without limitation any Project Financing; provided, that if proceeds of such financing are available under an undrawn credit facility, Vendor shall have satisfied any and all material conditions precedent to receipt of such financing pursuant to the terms thereof; provided, further, that in the event that Vendor has assigned this Agreement to an Affiliate pursuant to Section 10.1, such proceeds are contributed to such Affiliate; and

(vi)                              no Event of Force Majeure has occurred and is continuing.

(c)                                  the Purchaser has not received from the Independent Engineer, prior to the date of the Deposit Event, notification that (i) the Development is not, in all material respects, in accordance with the Development Program, (ii) the Vendor does not have sufficient Permits or Approvals to complete the proposed work program represented by the funds under the Deposit Event or that one or more material Permits or Approvals has been revoked, rescinded or is not in good standing, or (iii) the Purchaser’s Pro Rata Share of Funding set forth in the statement described in Section 5.1 is not correct.

If Purchaser has delivered the Intercreditor Suspension Notice, subject to Section 5.5, the provisions of this Section 5.3 shall be automatically deemed permanently suspended in all respects.

5.4          Requirement for Mineral Offtake Agreements.

(a)                                  Notwithstanding any other provision of this Agreement, Purchaser’s obligation to make a Scheduled Deposit shall be suspended if Vendor has not delivered to Purchaser copies of executed Mineral Offtake Agreements representing at least 75% of the Minerals projected to be produced during the first three years of operation of the Tulsequah Project, and at such time as the Development has surpassed the cumulative investment of 50% of Project Costs.

(b)                                 If Purchaser’s obligation to make Scheduled Deposits is suspended in accordance with Section 5.4(a), Purchaser will make a Scheduled Deposit in the amount to regain the Purchaser’s Pro Rata Share of Funding on the Deposit Event occurring subsequent to the time that the Vendor satisfies the conditions set forth in Section 5.4(a).

If Purchaser has delivered the Intercreditor Suspension Notice, subject to Section 5.5, the provisions of this Section 5.4 shall be automatically deemed permanently suspended in all respects.

5.5          Purchaser Termination Right.

If, by the third anniversary of the Effective Date and regardless of whether Purchaser has delivered the Intercreditor Suspension Notice, Vendor shall have failed to satisfy all of the conditions precedent set forth in Sections 5.3 and 5.4 with respect to Purchaser’s funding of the first Scheduled Deposit, then, unless Purchaser and Vendor have otherwise mutually agreed in writing, Purchaser shall have the right to terminate this Agreement by delivering written notice to Vendor within thirty (30) days of such three year anniversary (the “CP Termination Notice”).  Upon receipt of the CP Termination Notice, Vendor shall promptly, and in any event within two (2) Business Days, pay Purchaser an amount equal to the outstanding balance of the Payment Deposit by wire transfer to an account designated by Purchaser.  Upon Purchaser’s receipt of the outstanding balance of the Payment Deposit from Vendor, this Agreement shall deemed to be terminated and of no further force and effect; provided that Sections 8.7, 12.2, 13.2, Article 14, 15.4, 15.5 and 17.5 and such other provisions of this Agreement as are required to give effect thereto shall survive such termination.  For avoidance of doubt, the survival of Sections 12.2, 13.2 and Article 14 pursuant to this Section 5.5 shall only occur in respect of events occuring prior to the termination of this Agreement.  If this Agreement is terminated in accordance with this Section 5.5, neither Party shall have any right or remedy against the other Party as a result of such termination; provided, for the avoidance of doubt, that each Party shall retain all rights and be entitled to indemnification as set forth in Article 14 with respect to all matters existing as of such termination.

Article 6
TERM

6.1          Term

(a)                                  The term of this Agreement shall commence on the date of this Agreement and, subject to Sections 5.5, *[Redacted]*, 12.2, 13.2 and 6.1(b), shall continue until the date that is 50 years after the date of this Agreement (the period from and including the date hereof to but excluding the date that is 50 years after the date hereof, the “Initial Term”) and thereafter shall be extendable at either Party’s option for successive 10 year periods (each an “Additional Term” and, together with the Initial Term, the “Term”) by the delivery of written notice by such Party to the other Party at least thirty (30) days prior to the expiration of the relevant Term.

(b)                                 This Agreement may be terminated by the Parties on mutual written consent, or as otherwise provided in this Agreement.

Article 7
REPORTING; BOOKS AND RECORDS; INSPECTIONS

7.1          Monthly Reporting

During the full period in which Development expenditures are being made, the Vendor shall deliver to the Purchaser a Monthly Construction Report on or before the 20th calendar day after the end of each calendar month in arrears.  Commencing with the month in which Minerals are first shipped to an Offtaker, the Vendor shall deliver to the Purchaser a Monthly Report on or before the 20th calendar day after the end of each calendar month in arrears.

7.2          Annual Reporting

Within sixty (60) calendar days after the end of each calendar year, Vendor will deliver to the Purchaser an annual report that will addresses the following for the Tulsequah Project:

(a)                                  a statement setting out the most recent estimated gold and silver reserves and resources for the Tulsequah Property for such calendar year and the assumptions used, including cut-off grade, metal prices and metal recoveries;

(b)                                 a budget, mine operating plan and production forecast of the number of ounces of Produced Metal expected to be produced over the next calendar year, including:

(i)                                     tonnes or tons, types and gold and silver grade of ore to be mined;

(ii)                                  types, tonnes or tons and gold and silver grade of ore to be stockpiled; and

(iii)                               a forecast as to the amount of Minerals expected to be produced over the next year;

*[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934.  The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

provided, that if any of the information described above is contained in the Company’s Information Record, Vendor may satisfy its delivery obligations under this Section 7.2 by timely delivery of such public disclosure documents or notice of the filing of such public disclosure documents to Purchaser.

7.3          Additional Reporting Requirements

(a)                                  Vendor shall provide to Purchaser (and with respect to clause (iii) below, the Independent Engineer):

(i)            a copy of any life of mine plan or similar comprehensive operating plan if and when produced by or on behalf of Vendor (but not specifically for the Purchaser) detailing the production, recommissioning and development plan for the Tulsequah Property reserves and resource, including all supportive narrative, assumptions and strategies, and any update thereto, within fifteen (15) days after any life of mine plan or update is prepared;

(ii)           copies of reserve and resource reports on the Tulsequah Property from time to time as they become available; and

(iii)          prompt written notice of any material change to the Development Program and a written reconciliation of such changes in the form of a report.

provided, that if any of the information described above is contained in the Company’s Information Record, Vendor may satisfy its delivery obligations under this Section 7.3(a) by timely delivery of such public disclosure documents or notice of the filing of such public disclosure documents to Purchaser (and the Independent Engineer, as applicable).

(b)                                 To the extent not otherwise required to be delivered herein, the Vendor shall provide, within ten (10) days, the Purchaser with all feasibility studies and all geological, reserve, engineering and metallurgical and related data and evaluations of the Tulsequah Project if and when prepared by or for the benefit of the Vendor or otherwise in the possession and control of Vendor which would reasonably be expected to be material to the Purchaser’s interest in the Tulsequah Project (the “Project Studies”).

(c)                                  Vendor shall provide the Purchaser with a final signed copy of any Mineral Offtake Agreement within ten (10) Business Days after the execution thereof.

(d)                                 Vendor shall notify the Purchaser in writing if and when any material dispute arising out of or in connection with any Mineral Offtake Agreement is commenced in respect of Minerals and shall provide the Purchaser with timely updates of the status of any such dispute and the final decision and award of the court or arbitration panel with respect to such dispute, as the case may be.  Vendor shall notify the Purchaser in writing upon the occurrence of any force majeure or similar provision under any Mineral Offtake Agreement and shall provide the Purchaser with timely updates of the status thereof.

(e)                                  The Vendor shall deliver the Development Program to the Purchaser and the Independent Engineer at least thirty (30) days prior to the first Scheduled Deposit.

7.4          Books and Records

(a)                                  Vendor and its Affiliates shall, in all material respects, keep true, complete and accurate books and records of all of its operations and activities with respect to the Tulsequah Project, including the mining and production of Minerals and the treatment, processing, milling, concentrating, transportation and sale of Minerals. Vendor and its Affiliates shall permit the Purchaser and its authorized representatives and agents, acting reasonably, to perform audits no more than once each year and additional limited reviews and examinations of its books and records and other information relevant to the production, Delivery and determination of Produced Metal and Refined Metal from time to time at reasonable times, all at the Purchaser’s sole risk and expense and upon reasonable prior notice to confirm compliance with the terms of this Agreement. The Purchaser shall diligently complete any audit or other reviews and examination permitted hereunder, acting reasonably.

(b)                                 Vendor shall use reasonable commercial efforts to provide in the terms of relevant Mineral Offtake Agreements a right of Purchaser to have reasonable access to and review relevant testing, documents and data of Offtakers and otherwise derived pursuant to relevant Mineral Offtake Agreements in respect of smelting, refining and beneficiation of Minerals.

7.5          Inspections

Subject at all times to the workplace rules and supervision of Vendor, and provided any rights of access do not interfere with any exploration, Development, mining or processing work conducted on the Tulsequah Property, Vendor shall grant to the Purchaser and its representatives and agents, including, without limitation, the Independent Engineer, at reasonable times and upon reasonable notice and at the Purchaser’s and its representatives’ sole risk and, subject to Section 15.1, expense, the right to access and inspect the Tulsequah Property and to monitor, acting reasonably, Vendor’s mining and processing operations on the Tulsequah Project. The Vendor shall not be responsible for any injuries to or any damages whatsoever suffered by the Purchaser and its representatives and agents, including, without limitation, the Independent Engineer, while visiting the Tulsequah Property unless such injuries or damages caused or contributed to by the gross negligence or wilful misconduct of the Vendor or its representatives.  To the extent permitted under Mineral Offtake Agreements, Purchaser and its representatives and agents, including without limitation, the Independent Engineer, shall also have the right, acting reasonably, to be present or to be represented at any smelter, refinery or other processing facility at which the weighing, sampling and assaying of metals and the calculation of the Refined Metal will be determined (i) at any time that the Vendor or any Affiliate, its representatives or agents is present, provided, that the Vendor or any such Affiliate shall give the Purchaser reasonable advanced notice of any such visit, and (ii) at such other time as the Purchaser may reasonably request, provided, that the Purchaser shall give the Vendor reasonable advanced notice of the date on which Purchaser intends to conduct such visit.  Vendor shall grant to the Independent Engineer such access to the Tulsequah Project and its site, facilities and employees, and to construction and other contractors at such times and on such notice as the Independent Engineer, acting reasonably, considers necessary for the performance of the Independent Engineer’s duties with respect to this Agreement.

Article 8
COVENANTS

8.1          Conduct of Operations

(a)                                  All decisions regarding the Tulsequah Project, including all decisions concerning the methods, extent, times, procedures and techniques of any (i) exploration, development and mining related to the Tulsequah Project, including spending on capital expenditures, (ii) leaching, milling, processing or extraction, (iii) materials to be introduced on or to the Tulsequah Project, and (iv) except as provided herein, the sales of Minerals and terms thereof shall be made by Vendor, in its sole discretion. Without limiting the generality of the foregoing, Vendor shall be permitted to amend the mine plan, process design and/or plant and equipment for the Tulsequah Project at any time and from time to time in its sole discretion, provided that it is acting in a commercially reasonable manner and not materially inconsistent with accepted Canadian mining practice.

(b)                                 Notwithstanding Section 8.1(a), Vendor agrees that it shall, acting in a commercially reasonable manner, carry out and perform all mining operations and activities pertaining to or in respect of the Tulsequah Project and in material accordance with Applicable Laws, Permits, Approvals and accepted mining, processing, engineering and environmental practices prevailing in the Canadian mining industry.

(c)                                  Notwithstanding Section 8.1(a), Vendor and its Affiliates shall operate the Tulsequah Project as though the Vendor had a full economic interest in all the gold and silver produced from the Tulsequah Property and shall not individually consider the economic impact of the Agreement for purposes of calculating (i) the proven and probable reserves of the Tulsequah Project, and (ii) the Tulsequah Project mine plan of operation, in each case, subject to Applicable Laws and accounting rules regarding calculation of reserves.

(d)                                 Subject to Sections 9.2 and 10.3, Vendor shall at all times during the Term do all things commercially reasonably necessary to maintain the Tulsequah Property in good standing, including paying all taxes owing in respect thereof (unless disputed in good faith by proper proceeding).

(e)                                  Vendor or its designated Affiliate shall use commercially reasonable efforts to construct, operate and continue the Tulsequah Project and to explore or develop the Tulsequah Project in accordance with this Agreement and, in each case, subject to Applicable Laws.

(f)                                    Vendor agrees that it shall, using best efforts, seek First Nations support for the Development of the Tulsequah Project.

8.2          Preservation of Corporate Existence

Vendor shall at all times during the term of this Agreement do and cause to be done all things necessary or advisable to maintain its corporate existence.

8.3          Processing/Commingling

The Vendor may, and may cause one or more of its Affiliates to, process Other Minerals through the Tulsequah Facilities in priority to, or commingle Other Minerals with, Minerals mined, produced, extracted or otherwise recovered from the Tulsequah Property, provided: (i) Vendor (or such designated Affiliate) has adopted and employs standard industry practices and procedures for weighing, determining moisture content, sampling and assaying and determining recovery factors (a “Commingling Plan”), (ii) the Purchaser has approved in writing the Commingling Plan (such approval not to be unreasonably withheld or delayed) and (iii) Vendor or such designated Affiliate keeps records required by the Commingling Plan.

8.4          Mineral Offtake Agreements

(a)                                  During the Term, the Vendor shall deliver, and (subject to Section 2.1) Vendor shall sell, all Minerals that contain Produced Metal to an Offtaker pursuant to a Mineral Offtake Agreement, in such quantity, description and amounts and at such times and places as required under and in accordance with a Mineral Offtake Agreement.

(b)                                 Vendor shall take commercially reasonable steps to ensure that it has sufficient Mineral Offtake Agreements to efficiently recover gold and silver as and when Minerals are produced from the Tulsequah Project.  Vendor shall use commercially reasonable efforts to cause the market price for determination of any and all Refined Metal (including under provisional payments) sold by Vendor under each Mineral Offtake Agreement to be based on an average set by the London Bullion Market Association (or any successor thereto) or such other benchmark on such gold or silver market, as applicable, as the Parties may mutually agree.

(c)                                  Vendor shall take commercially reasonable steps to enforce its rights and remedies under each Mineral Offtake Agreement with respect to any breaches of the terms thereof relating to the timing and amount of payments for gold and silver to be made thereunder.

(d)                                 The Vendor shall use its commercially reasonable efforts to cause each Mineral Offtake Agreement to provide for provisional Metal Payments in the form of Refined Metal.

(e)                                  Subject to Section 2.1, Vendor shall not sell any Minerals except to an Offtaker pursuant to a Mineral Offtake Agreement.

8.5          Insurance

(a)                                  Vendor shall maintain with reputable insurance companies insurance with respect to the Tulsequah Project and for the Development and operations on and in respect of the Tulsequah Project against such casualties and contingencies and of such types and in such amounts as is customary in the Canadian mining industry for similar operations.

(b)                                 Vendor shall ensure that each shipment of Produced Metal is adequately insured in such amounts and with such coverage as is customary in the Canadian mining industry, and shall have Purchaser added as a named insured and loss payee in such insurance policies up to the amount of the Designated Percentage of Produced Gold and Designated Percentage of Produced Silver, as the case may be, until the time that risk of loss and damage for such Produced Metal is transferred to the Offtaker pursuant to a Mineral Offtake Agreement.

(c)                                  Where the Vendor or its Affiliate receives payment under any insurance policy in respect of a shipment of Produced Metal that is lost or damaged after leaving the Tulsequah Project, the Vendor shall sell and Deliver to the Purchaser (without duplication to the extent previously sold and Delivered to the Purchaser by the Vendor) pursuant to (i) Sections 2.1 and 2.4, an amount of Refined Gold equal to the Designated Percentage of Produced Gold with respect to such lost or damaged shipment assuming that no such loss or damage had occurred and (ii) Sections 2.1 and 2.5, an amount of Refined Silver equal to the Designated Percentage of Produced Silver with respect to such lost or damaged shipment assuming that no such loss or damage had occurred.

(d)                                 The Vendor covenants and agrees that in the event of any loss or damage that is insured prior to the date on which the uncredited balance of the Payment Deposit has been reduced to nil, the Vendor shall, if commercially reasonable (without considering the economic impact of this Agreement), use all insurance proceeds to rebuild or repair all damaged facilities forming part of the Tulsequah Project.

8.6          Permitted Debt Financings

(a)                                  With respect to any one or more secured Project Financings that either the Vendor or its Affiliates arrange for the Tulsequah Project from time to time, the Vendor agrees that any such Project Financing shall provide that the Project Lenders (or any agent or trustee that holds the Project Security) will agree to enter into an intercreditor agreement with the Purchaser that will be acknowledged by the Vendor, and such intercreditor agreement shall (i) be on terms reasonable in the syndicated secured lending market prevailing at the time such intercreditor agreement is negotiated taking into account the purpose and comparative size of the Project Financing and (ii) contain the terms set forth on Schedule F hereto.

(b)                                 As and when the Vendor considers any Project Financing, where an intercreditor agreement is or may be required, the Vendor will notify the Purchaser in writing promptly upon receipt by the proposed Project Lenders of an executed term sheet, and shall provide Purchaser with a copy of such term sheet and all other material details of the proposed Project Financing (the date on which Vendor notifies Purchaser and provides such information, the “Debt Commitment Date”).  As soon as practicable on or following the Debt Commitment Date, the Purchaser, acting in good faith, shall participate in negotiations with the Vendor and the proposed Project Lenders in a bona fide effort to enter into an intercreditor agreement that complies with the provisions of Sections 8.6(a).  If the Purchaser, the Vendor and the proposed Project Lenders shall not have executed an intercreditor agreement that complies with the provisions of Section 8.6(a) by the later of (1) sixty (60) days following the Debt Commitment Date and (2) seven (7) days following the execution by the Project Lenders and the Vendor of definitive Project Financing documentation (such later date, the “ICA Outside Date”), then, within ten (10) days following the ICA Outside Date, Purchaser (i) shall execute an intercreditor agreement with the Vendor and the proposed Project Lenders, regardless of whether such intercreditor agreement complies with the provisions of Section 8.6(a), and (ii) may, in its sole discretion, deliver written notice to Vendor indicating that it has suspended its obligations to make Scheduled Deposits under this Agreement (the “Intercreditor Suspension Notice”).

(c)                                  Notwithstanding any of the foregoing:  (i) any Project Financing that the Vendor arranges for assets (including without limitation, mobile mining equipment, motor vehicles and office equipment) subject to operating leases, Capital Lease Obligations, purchase money financing that creates Purchase Money Liens or other similar financing arrangements shall also be entitled to priority over the Purchaser’s security interest with respect to such assets under the Debenture; and (ii) the Purchaser’s security interest in any asset of the Vendor under the Debenture and any existing intercreditor agreements related thereto shall terminate at the Deposit Reduction Time, at which time, there will be no further requirement under this Section 8.6 for the Project Lenders to enter into intercreditor agreements.

(d)                                 The security interests referred to in this Section 8.6 which are registered in the (i) Personal Property Security Registry; (ii) British Columbia’s Mineral Titles Online Registry, and (iii) Land Title Office with respect to any Surface Rights or interests in real property (including freehold lands) that are registered in the Land Title Office from time to time shall be deemed to be Permitted Encumbrances.

(e)                                  In the event that Vendor wishes to raise additional senior indebtedness that is not for the purpose of financing the Development, any Encumbrances granted to the lenders thereof shall be pari passu with the obligations of the Vendor to the Purchaser under this Agreement.

8.7          Confidentiality

(a)                                  Each Party (a “Receiving Party”) agrees that it shall maintain as confidential, shall not use except in connection with this Agreement, and shall not disclose, and shall cause its Affiliates, employees, officers, directors, advisors, agents and representatives to maintain as confidential, not to use except in connection with this Agreement, and not to disclose, the terms contained in this Agreement and all information (whether written, oral or in electronic format) received or reviewed by it as a result of or in connection with this Agreement, including any draft or final technical reports provided under Section 7.3, any Mineral Offtake Agreement provided under Section 8.4(a) and the information received by it pursuant to the Confidentiality Agreement (“Confidential Information”), provided that a Receiving Party may disclose Confidential Information in the following circumstances:

(i)                                     to its auditor, legal counsel, lenders, brokers, underwriters and investment bankers and to persons with which it is considering or intends to enter into a transaction for which such Confidential Information would be relevant, provided that such persons are advised of the confidential nature of the confidential information, undertake to maintain the confidentiality of it and are strictly limited in their use of the confidential information to those purposes necessary for such persons to perform the services for which they were, or are proposed to be, retained by the Receiving Party or to consider or effect the applicable transaction, as applicable;

(ii)                                  subject to Section 8.7(c), where that disclosure is necessary to comply, in a Party’s reasonable judgment, with Applicable Laws, including rules and regulations promulgated by the U.S. Securities and Exchange Commission (the “SEC”), the Canadian Securities Administrators (the “CSA”), a provincial securities commission, court order or the policies of any relevant stock exchange, provided that such disclosure is limited to only that Confidential Information so required to be disclosed and that the Receiving Party will have evaluated the availability of any laws, rules, regulations or contractual rights as to disclosure on a confidential basis to which it may be entitled and sought such treatment for portions of such documents it reasonably believes are eligible for such treatment;

(iii)                               for the purposes of the preparation of an Auditor’s Report under Section 15.4 or any arbitration proceeding commenced under Section 15.5;

(iv)                              where such information is already known by the public other than by a breach of the confidentiality terms of this Agreement or is known by the Receiving Party prior to the entry into of this Agreement and the Confidentiality Agreement or obtained independently of this Agreement and the disclosure of such information would not breach any other confidentiality obligations;

(v)                                 with the express prior written consent of the disclosing Party; and

(vi)                              to those of its and its Affiliates’ directors, officers, employees, representatives and agents who need to have knowledge of the Confidential Information;

(b)                                 Each Party shall ensure that its and its Affiliates’ employees, directors, officers, representatives and agents and those persons listed in Section 8.7(a)(i) are made aware of this Section 8.7 and comply with the provisions hereof and thereof. Each Party shall be liable to the other Party for any improper use or disclosure of such terms or information by such persons.

(c)                                  The Parties hereby acknowledge that each Party will be required to file this Agreement on EDGAR and SEDAR, as the case may be, in order to comply with Applicable Laws, including the rules and regulations of the SEC and the CSA.  Each Party hereby agrees that, prior to such filing, it shall consult in good faith with the other Party regarding redactions, if any, that are permitted to be made to this Agreement as filed on EDGAR and SEDAR pursuant to Applicable Law, including the rules and regulations of the SEC and CSA; provided, however, that the final determination of such redactions, if any, shall be made on the mutual agreement of the Parties, acting reasonably, and in accordance with Applicable Law.

(d)                                 Vendor and the Purchaser will consult with each other before issuing any press release concerning the execution of this Agreement or otherwise making any public disclosure concerning the execution of this Agreement and shall not issue any such press release or make any such public disclosure before receiving the consent of the other party.  Notwithstanding the foregoing, nothing in this Section 8.7(d) prohibits any Party from making a press release or other disclosure that is, in a Party’s reasonable judgement, required by Applicable Laws or by the policies of any stock exchange if the party making the disclosure has first used its commercially reasonable efforts to consult the other party with respect to the timing and content thereof.

(e)                                  Each Party acknowledges and agrees that access by it or its representatives to the Confidential Information may provide either of them with material information concerning the other Party and its Affiliates which has not been publicly disclosed.  Accordingly, each Party and its representatives may be subject to applicable securities laws which would restrict either of their ability to trade in any of the other Party’s or its Affiliate’s securities.  Each Party acknowledges and agrees that it is aware of such applicable laws and agrees to, and cause its representatives to, fully comply with such laws.

8.8          Non-Solicitation and Standstill

(a)                                  During the period commencing on the Effective Date and terminating on the twenty-four (24) month anniversary of the Effective Date, the Purchaser or any Affiliate thereof will not in any manner, directly or indirectly, alone, or jointly or in concert with any other Person, without the express prior written consent of the Vendor’s board of directors:

(i)                                     solicit for hire or employ, directly or indirectly, any now or then current employee of the Vendor or any Affiliate thereof, other than through general solicitations by newspaper or similar advertisement; or

(ii)                                  acquire, agree to acquire, offer, sell or transfer any shares or other securities of the Vendor or any Affiliate thereof or any portion of the assets or properties of the Vendor or any Affiliate thereof; enter into any transaction or business combination whatsoever with respect to the Vendor or any Affiliate thereof; “solicit” or participate in the “solicitation” of any “proxies” (as such terms are defined in the Securities Act (Ontario)) of the Vendor’s or any Affiliate’s shareholders; otherwise attempt to control or to influence the management or board of directors of the Vendor or any Affiliate thereof; or make any public or private disclosure regarding any of the foregoing.

(b)                                 The restrictions in Section 8.8(a)(ii) will no longer apply immediately upon the occurrence of any of the following events: (i) a third party makes a bona fide public announcement of or makes a take-over bid for the outstanding securities of the applicable Vendor or Affiliate thereof; (ii) a third party requisitions a meeting of securityholders of the applicable Vendor or Affiliate thereof to consider a business combination transaction involving it and the applicable Vendor or Affiliate thereof; or (iii) the applicable Vendor or Affiliate thereof, or its respective board of directors, gives notice of a meeting of its securityholders to consider, or otherwise publicly indicates its support of a take-over bid, merger, business combination or similar transaction involving the applicable Vendor or Affiliate thereof and a third party or any other transaction relating to the acquisition of at least a majority of the securities or assets of the applicable Vendor or Affiliate thereof.

(c)                                  For avoidance of doubt, nothing in Section 8.8(a) shall restrict the right of the Purchaser to realize upon the security granted under the Debenture during the pendency of a Vendor Event of Default.

8.9          Area of Interest

During the period commencing on the Effective Date and terminating on the twenty-four (24) month anniversary of the Effective Date, subject to Article 9, the Purchaser or any Affiliate thereof agrees not to enter into negotiations for, agree to acquire or acquire in any manner any interest whatsoever, whether directly or indirectly, within the boundaries of the Tulsequah Property or the Excluded Property and within a ten (10) kilometre radius around the boundaries of the Tulsequah Property or the Excluded Property, as applicable (collectively, the “Area of Interest”). If the Purchaser or any Affiliate thereof acquires any interest in violation of this Section 8.9, it shall hold such interest (but not the obligations with respect thereto, which shall be the responsibility of the Purchaser or Affiliate thereof) in trust for the Vendor or Affiliate thereof, shall fully disclose such acquisition and the terms thereof to the Vendor or Affiliate thereof and shall, at the Vendor’s or Affiliate’s request, promptly convey such interest to the Vendor or Affiliate thereof at the cost at which it acquired such interest. The Purchaser hereby agrees that such cost shall constitute sufficient consideration for the conveyance and shall cause its Affiliate to agree to same.

8.10        Compliance with Law and Permits

(a)                                  The Vendor shall comply with all Applicable Laws and Permits relating to the Vendor’s operations on or with respect to the Tulsequah Property, including but not limited to Environmental Laws in each case other than acts of non-compliance that are not material to the Development of the Tulsequah Project or the commencement and ongoing operation of commercial production of Minerals from the Tulsequah Project, provided, however, the Vendor shall have the right to contest enforcement actions and any allegations of infringement of the same if such contest does not jeopardize title to or its operations on the Tulsequah Property or the Purchaser’s rights under this Agreement.  The Vendor shall timely and fully perform in all material respects all environmental protection and reclamation activities required pursuant to Applicable Laws and Permits, including but not limited to Environmental Laws, on or with respect to the Tulsequah Property

(b)                                 Each of the Parties agrees that it will comply with the Corruption of Foreign Public Officials Act (Canada) in connection with its dealings relating to this Agreement and the Tulsequah Project.

8.11        Unprocessed Ore

The Vendor hereby agrees that it shall not (i) sell unprocessed ore from the Tulsequah Property, or (ii) enter into any agreement to toll process ores at facilities owned by third parties (other than Affiliates of the Vendor), in each case without the prior written consent of the Purchaser, which consent may be withheld in Purchaser’s sole discretion.

Article 9
RIGHT OF FIRST REFUSAL / RIGHT OF FIRST OFFER

9.1          Right of First Refusal on Gold and Silver Interests

(a)                                  Should the Vendor or any of its Affiliates receive an offer from a third party (the “ROFR Transferee”) to Transfer (A) a gold or silver royalty on production from the Tulsequah Property or the Excluded Property or (B) any participating interest in gold or silver based on production from the Tulsequah Property or the Excluded Property (subsection (A) and (B) of this Section 9.1(a) are each referred to as a “Proposed Transferred Metal Right”), and the Vendor or its Affiliate is willing to accept that Proposed Transferred Metal Right, then the Vendor shall deliver to the Purchaser a written offer to sell all but not less than all, of the Proposed Transferred Metal Right so sought to be purchased by the third party to the Purchaser at the same price and otherwise on the same terms and conditions  (except that all non-cash consideration shall be converted to its reasonable cash equivalent value) as set out in the third party offer (a “Transfer Offer Notice”), which shall contain, at a minimum, (i) the name and address of the ROFR Transferee, (ii) a detailed description of the Proposed Transferred Metal Right to be sold or transferred, (iii) the cash and non-cash consideration that the ROFR Transferee will pay or provide for such Proposed Transferred Metal Right (and, if there is non-cash consideration, the Vendor’s good faith estimate of the reasonable cash equivalent value of such non-cash consideration) and (iv) such other information as the Purchaser may request to facilitate its decision to exercise or not exercise the rights granted in this Section 9.1.  Such offer will remain open for a period of thirty (30) days after receipt of a Transfer Offer Notice.  Within such thirty (30) day period, the Purchaser may elect to accept such offer by delivering to Vendor written notice of its election to accept such offer.  If the Purchaser does not accept such offer within such thirty (30) day period, then the Vendor will be free to Transfer the Proposed Transferred Metal Right included in a Transfer Offer Notice to the ROFR Transferee, on terms no more favorable to the ROFR Transferee than those specified in the Transfer Offer Notice, within thirty (30) days after the expiration of such thirty (30) day period; provided, that such Transfer complies with Section 10.1 hereof.  If the proposed Transfer to the ROFR Transferee is not so consummated within such thirty (30) day period, the terms of this Section 9.1 will again be applicable to any Transfer of the Proposed Transferred Metal Right.  If Purchaser elects to purchase the Proposed Transferred Metal Right pursuant to this Section, the closing of the transaction will occur on or before the later of (i) the ninetieth (90th) day following delivery of the Transfer Offer Notice and (ii) the receipt of all required Approvals.

(b)                                 For the avoidance of doubt, Section 9.1(a) shall not apply to (i) any hedging transactions involving gold or silver spot sales, gold or silver forward sales or options or other gold or silver sales or gold or silver loans to a financial institution or bullion bank, (ii) internal transfers among Vendor and its Affiliates, provided that any such transfer complies with Section 10.1, (iii) a sale of all or substantially all of the assets of the Vendor, (iv) issuances of debt or equity by the Vendor, (v) transfer of an equity interest in the Vendor, or (vi) any Mineral Offtake Agreement.

9.2          Right of First Offer on Gold and Silver Interests

(a)                                  If the Vendor wishes to terminate or not renew a Mineral Claim, Mining Lease or Crown Grant from any portion of the Tulsequah Property or the Excluded Property (collectively a “Proposed Terminated Metal Right”), then, the Vendor shall, by notice in writing to the Purchaser, first offer to sell such Proposed Terminated Metal Right to the Purchaser (the “Vendor Offer”).

(b)                                 Upon receipt of a Vendor Offer, should the Purchaser so elect, the Vendor and the Purchaser shall negotiate in good faith for a period of up to ten (10) days commencing on the date of delivery by the Vendor to the Purchaser of the Vendor Offer (the “ROFO Negotiation Period”) the definitive terms of an agreement for the Proposed Terminated Metal Right which is the subject of the Vendor Offer (the “Definitive Agreement”).

(c)                                  If, during the ROFO Negotiation Period, the Vendor and the Purchaser agree on the terms of the Definitive Agreement, then the Vendor and the Purchaser shall execute the Definitive Agreement and proceed to close the transaction as soon as commercially reasonable thereafter pursuant to the terms of such Definitive Agreement.

(d)                                 If, during the ROFO Negotiation Period, the Vendor and the Purchaser are unable to agree on the terms of, and execute, the Definitive Agreement, then, on the earlier of (i) the last day of the ROFO Negotiation Period, and (ii) the day on which the Vendor and the Purchaser mutually agree, acting reasonably, that negotiations have ended, the Vendor may terminate or choose not to renew such Proposed Terminated Metal Right.

Article 10
TRANSFERS AND ASSIGNMENTS

10.1        General

No Party may effect a Transfer or otherwise dispose of, this Agreement, in whole or in part, or its rights under this Agreement, in whole or in part (and Vendor may not effectuate such an assignment under the Debenture) (any such assignment or Transfer referred to herein as an “Assignment”), except to the extent such Assignment complies with this Article 10, including the conditions set forth in this Section 10.1.  Any Party making an Assignment hereunder shall be referred to as an “Assignor”.

(a)                                  Any assignee pursuant to an Assignment (an “Assignee”) must execute a Deed of Accession that complies with Section 10.1(c), and the failure of any such Assignee to execute such a written instrument shall mean that the Assignment is null and void.

(b)                                 Any Assignor must provide all other Parties hereunder no less than twenty (20) Business Days advance written notice of a proposed Assignment.

(c)                                  Vendor may not separately make an Assignment of this Agreement and the Debenture.  Upon completion of an Assignment by an Assignor in compliance with this Article 10, (i) if the Assignor is the Vendor, and the Purchaser has received a written undertaking (a “Deed of Accession”) executed by the Assignee receiving the interest subject to the Transfer, then the Purchaser shall release such Assignor from its obligations under this Agreement and the Debenture and, to the extent a new debenture is delivered by such Assignee in form and substance similar to the Debenture, release and discharge its security interests registered under the Debenture, in each case, to the extent that the liabilities, obligations and burdens of such Assignor have been expressly assumed by such Assignee in accordance with a Deed of Accession, and (ii) if the Assignor is the Purchaser, and the Vendor has received a compliant Deed of Accession executed by the Assignee receiving the interest subject to the Transfer, then the Vendor shall release such Assignor from all further obligations under this Agreement, in each case in a form reasonably acceptable to the Assignor.

(d)                                 No Party hereunder may complete an Assignment while it is in breach or default of any term, condition or obligation under this Agreement or the Debenture.

(e)                                  No Party hereunder may make an Assignment to a Restricted Person.

(f)                                    In the event that Vendor effectuates a Transfer to a wholly owned subsidiary pursuant to Section 10(a)(i), to the extent necessary to ensure that such subsidiary fulfills its obligations hereunder, Vendor and such subsidiary shall enter into an administrative services agreements on arms-length commercial terms.

10.2        Transfer to Affiliates.

Subject to Section 10.1 and notwithstanding Sections 10.1(b) or 10.5, either Vendor or Purchaser may from time to time complete an Assignment to an Affiliate upon prior written notice to the other party of no less than ten (10) days.

10.3        Surrender of Mining Claims and Mining Leases

Subject to Section 9.2, Vendor may relinquish, surrender or terminate all or any part of any Mineral Claims, Mining Leases or Crown Grants constituting the Tulsequah Project if Vendor reasonably determines that the cost of maintaining such relinquished, surrendered or terminated Mineral Claims, Mining Leases or Crown Grants is not justified.  If Vendor acquires or reacquires any Mineral Claims, Mining Leases or Crown Grants that cover or relate to any previously released portion of the Tulsequah Project, this Agreement shall apply fully to such acquired or reacquired portion.

10.4        Exceptions Based on Intercreditor Agreements

Section 10.1 shall not apply to any grant of an Encumbrance on all or any portion of the Tulsequah Project that is permitted under Section 8.6.

10.5        Assignment by Purchaser

(a)                                  Until such time as all of the Scheduled Deposits have been paid to the Vendor, the Purchaser shall not assign its rights under this Agreement except upon prior written consent of the Vendor, such consent not to be unreasonably withheld.  Purchaser shall provide Vendor with written notice of its intent to assign its rights under this Agreement.  If Vendor shall not have responded to Purchaser within thirty (30) days of receipt of Purchaser’s written notice, then Vendor shall be deemed to have consented to such assignment.

(b)                                 *[Redacted]*

(c)                                  *[Redacted]*

*[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934.  The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

*[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934.  The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

10.6        Invalidity of Assignment in Breach of Article 10

Any attempted Assignment or Transfer by any Party in violation of this Article 10 shall be null and void.

Article 11
REPRESENTATIONS AND WARRANTIES

11.1        Representations and Warranties of Vendor

Vendor, acknowledging that the Purchaser is entering into this Agreement in reliance thereon, hereby makes the representations and warranties set forth in Schedule A1 to the Purchaser on and as of the date of this Agreement  (other than with respect to subclause (k) thereof) and on and as of any other date required pursuant to this Agreement.

11.2        Representations and Warranties of the Purchaser

The Purchaser, acknowledging that Vendor is entering into this Agreement in reliance thereon, hereby makes the representations and warranties set forth in Schedule A2 to Vendor on and as of the date of this Agreement.

11.3        Survival of Representations and Warranties

Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the execution and delivery of this Agreement.

11.4        Knowledge

The term the “knowledge” of Vendor, where used in this Agreement (including Vendor’s representations in Schedule A1), refers to the actual knowledge of Victor Wyprysky, Terry Chandler, Keith Boyle or Paul Chawrun, after due inquiry and investigation with respect to the matters referenced without personal liability on the part of any of them.

Article 12
VENDOR EVENTS OF DEFAULT

12.1        Vendor Events of Default

Each of the following events or circumstances constitutes an event of default by Vendor (each, a “Vendor Event of Default”):

(a)                                  Vendor fails to sell and Deliver Refined Metal to the Purchaser on the terms and conditions set forth in this Agreement within ten (10) Business Days after receipt of written notice from the Purchaser notifying Vendor of such default;

(b)                                 other than as provided in Section 12.1(a), Vendor is in breach or default of any terms or conditions, or any of its covenants or obligations, set forth in this Agreement or the Debenture in any material respect, which is incapable of being cured, or, if any such term, condition, covenant or obligation is capable of being cured, such breach or default is not remedied within a period of thirty  (30) days following delivery by the Purchaser to Vendor of written notice of such breach or default, or such longer period of time as the Purchaser may determine in its sole discretion;

(c)                                  the Purchaser notifies the Vendor in writing that the Vendor is in breach of Article 10 and Vendor fails to remedy within a period of thirty (30) days following Purchaser’s written notice;

(d)                                 if, prior to the Deposit Reduction Time, Vendor or any of its Affiliates defaults under any indebtedness having an outstanding principal balance of US$10,000,000 or greater and such default is not remedied within the cure period permitted under such indebtedness and causes a Materially Adverse Effect; or

(e)                                  upon the occurrence of an Insolvency Event affecting Vendor.

12.2        Remedies

(a)                                  If a Vendor Event of Default occurs and is continuing, the Purchaser shall have the right, upon written notice to Vendor, at its option, and in addition to and not in substitution for any other remedies available to it at law or in equity, to terminate this Agreement and demand from Vendor the outstanding balance of the Payment Deposit, as set forth in the Deposit Record, without interest.  Vendor shall pay such amount within forty five (45) days of receipt of such written notice from Purchaser.

(b)                                 For greater certainty, if the Purchaser does not exercise its right under Section 12.2(a), the obligation of Vendor or any successor on a realization hereunder shall continue in full force and effect.

Article 13
PURCHASER EVENTS OF DEFAULT

13.1        Purchaser Events of Default

Each of the following events or circumstances constitutes an event of default by the Purchaser (each, a “Purchaser Event of Default”):

(a)                                  the Purchaser fails to pay for Refined Metal Delivered to the Purchaser in accordance with Sections 2.4 and 2.5 within ten (10) days of receipt of written notice from Vendor notifying the Purchaser of such default;

(b)                                 subject to satisfaction of the conditions set forth in Sections 5.3 and 5.4, and provided that Purchaser has not delivered the Intercreditor Suspension Notice, the Purchaser fails to pay any portion of the Payment Deposit to Vendor, within ten (10) days of receipt of notice from Vendor notifying the Purchaser of such default;

(c)                                  the Vendor notifies the Purchaser in writing that the Purchaser is in breach of Article 10 and Purchaser fails to remedy within a period of thirty (30) days following Vendor’s written notice;

(d)                                 the Purchaser is in breach or default of any of the terms or conditions, or any of its covenants or obligations, set forth in this Agreement in any material respect (other than a breach or default of the covenants or obligations referenced in Sections 13.1(a) and 13.1(b) above), which is incapable of being cured, or, if any such term, condition, covenant or obligation is capable of being cured, such breach or default is not remedied within a period of thirty (30) days following delivery by the Vendor to Purchaser of written notice of such breach or default, or such longer period of time as the Vendor may determine in its sole discretion; or

(e)                                  upon the occurrence of an Insolvency Event affecting Purchaser.

13.2        Remedies

In addition to Vendor’s rights and remedies available to it at law or in equity, if a Purchaser Event of Default occurs and is continuing, Vendor shall have the right to elect, upon written notice to the Purchaser, to either (i) terminate this Agreement and pay to the Purchaser within ninety (90) days the outstanding balance of the Payment Deposit, as set forth in the Deposit Record, without interest, or (ii) suspend its obligations under this Agreement; provided, however, that those obligations that existed prior to the date of such written notice and such other provisions of this Agreement as are required to give effect thereto, shall not be suspended and provided that, if suspension is as a result of a Purchaser Event of Default for a breach of Article 10, the provisions of Article 7 shall also be suspended and Vendor shall not be obligated to sell or Deliver any Refined Metal to the Purchaser during such suspension.  If the Purchaser cures the Purchaser Event of Default in full within sixty (60) days, then Vendor’s obligations under this Agreement shall recommence as of the date the Purchaser cures the Purchaser Event of Default in full. If the Purchaser fails to cure the Purchaser Event of Default in full within sixty (60) days then Vendor may elect at any time thereafter to suspend its obligations to Deliver Refined Metal under this Agreement for the remainder of the Term of the Agreement, and shall, on the Default Deposit Reduction Date, refund the outstanding balance of the Payment Deposit, as set forth in the Deposit Record.  If a Purchaser Event of Default has occurred and is continuing and Vendor has suspended its obligations pursuant to this Section 13.2, then Vendor shall have the right, upon thirty (30) days written notice to Purchaser, to sell Refined Metal to third parties and Purchaser shall be subordinate to any subsequent Project Financing or senior indebtedness.  For greater certainty, during any period of suspension of Vendor’s obligations under this Agreement, all rights of the Purchaser under this Agreement shall be of no force and effect.

Article 14
INDEMNITIES

14.1        Indemnity of Purchaser

Subject to Section 14.3, the Vendor agrees to indemnify the Purchaser from and against, and to hold the Purchaser harmless from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, claims, expenses or disbursements of any kind whatsoever (collectively “Losses”) which may at any time be imposed on, incurred by or asserted against the Purchaser in any way to the extent relating to or arising out of (A) any breach by the Vendor or any misrepresentation or inaccuracy of any representation or warranty of the Vendor contained in this Agreement, including without limitation the representations and warranties set forth on Schedule A1 hereto, or in any document, instrument or agreement delivered pursuant hereto; (B) any breach, including breach due to non-performance, by the Vendor of any covenant or agreement to be performed by the Vendor contained in this Agreement or in any document, instrument or agreement delivered pursuant hereto; (C) the failure of the Vendor to comply with any Applicable Law, including any Applicable Law relating to environmental protection and reclamation obligations, with respect to the Tulsequah Project; (D) the physical environmental condition of the Tulsequah Project and matters of health or safety related to the Tulsequah Project or any action or claim brought with respect thereto; and (E) any actual or threatened withdrawal by any Governmental Authority of any material Approval under Environmental Laws which is necessary for the construction or operation of the Tulsequah Project, or any actual or threatened challenge by any person to any material Approval under Environmental Laws which is necessary for the Development or operation of the Tulsequah Project.

14.2        Indemnity of Vendor

Subject to Section 14.3, the Purchaser agrees to indemnify the Vendor from and against, and to hold the Vendor harmless from, any and all Losses which may at any time be imposed on, incurred by or asserted against the Vendor in any way to the extent relating to or arising out of (A) any breach by the Purchaser or any misrepresentation or inaccuracy of any representation or warranty of the Purchaser contained in this Agreement, including without limitation the representations and warranties set forth on Schedule A2 hereto, or in any document, instrument or agreement delivered pursuant hereto; and (B) any breach, including breach due to non-performance, by the Purchaser of any covenant or agreement to be performed by the Purchaser contained in this Agreement or in any document, instrument or agreement delivered pursuant hereto.

14.3                        Limitations on Indemnification

In no event will either Party be liable to the other Party for:

(a)                                  any lost profits or incidental, indirect, speculative, consequential, special, punitive, or exemplary damages of any kind (whether based in contract, tort, including negligence, strict liability, fraud, or otherwise, or statutes, regulations, or any other theory) arising out of or in connection with this Agreement, even if advised of such potential damages, it being agreed and understood that the Purchaser’s right to purchase Refined Metals pursuant to this Agreement (and any Losses of Purchaser arising as a result of a failure by Vendor to sell Refined Metals to Purchaser pursuant to this Agreement) shall not be limited in any respect by this Section 14.3; or

(b)                                 Losses arising from an Event of Force Majeure.

14.4                        One Recovery

An indemnified party is not entitled to double recovery for any claims even though they may have resulted from the breach of more than one of the representations, warranties or covenants of the indemnifying party in this Agreement.

Article 15
INDEPENDENT ENGINEER; ADDITIONAL PAYMENT TERMS; DISPUTES

15.1                        Independent Engineer

(a)                                  Following the Effective Date, the Parties will select by mutual agreement, acting reasonably, an individual to serve as an independent engineer under this Agreement (the “Independent Engineer”). To the extent he is no longer available to perform the service or if agreed by the Purchaser and Vendor, a replacement Independent Engineer will be selected acting reasonably by the mutual agreement of the Purchaser and Vendor. If the Purchaser and Vendor acting reasonably cannot agree upon an initial Independent Engineer within firty-five (45) days following the date of this Agreement or a replacement Independent Engineer within fifteen (15) days after an existing Independent Engineer ceases to perform such service, the Independent Engineer shall be selected by the following procedure: the Purchaser will nominate three Qualified Candidates, one of which Vendor will elect within ten (10) days after Vendor shall have received written notice of the Purchaser’s nomination, failing which the Purchaser shall appoint one of the nominees as the Independent Engineer. For purposes hereof, a “Qualified Candidate” shall mean an individual with not less than fifteen (15) years of relevant mineral engineering expertise in the precious metals industry. The Qualified Candidate will not have been a director, officer, employee of, or contractor or service provider to, or director, officer, beneficial owner or close relative of a beneficial owner of any contractor or service provider to the Purchaser or Vendor or any Affiliate thereof for a period of five years preceding his or her nomination by the Purchaser unless mutually agreed between the Purchaser and Vendor, acting reasonably.

(b)                                 The regular retainer of the Independent Engineer shall be paid by the Purchaser. All costs and expenses of the Independent Engineer incurred with respect to site visits to the Tulsequah Project and all incremental reasonable and direct fees, costs and expenses of the Independent Engineer incurred as a result of any proposed change to Project Costs or the Development Program, will be borne by Vendor.

(c)                                  The scope of services to be performed by the Independent Engineer shall include the following:

(i)                                   Promptly when received pursuant to Section 7.3(e), the Independent Engineer shall review the Development Program and will establish a method for tracking the overall Project Costs in consultation with the Vendor and the Purchaser;

(ii)                                The Independent Engineer shall keep a record of all funding sources, and the calculations of the Independent Engineer shall represent the definitive record of the Purchaser’s Pro Rata Share of Funding;

(iii)                             Within seven (7) Business Days after receiving the information required to be delivered by the Vendor in Section 5.1, the Independent Engineer will provide the Purchaser with an opinion assessing whether (1) the Development is, in all material respects, in accordance with the Development Program, (2) the Vendor has sufficient Permits and Approvals to complete the proposed work program represented by the funds under the Deposit Event, and that the material Permits and Approvals have not been revoked or rescinded and are in good standing, and (3) the Purchaser’s Pro Rata Share of Funding set forth in the statement described in Section 5.1 is correct;

(iv)                            Upon receipt of a notice and report described in Section 7.3(a)(iii), the Independent Engineer shall review and provide Purchaser an opinion as to whether such changes are reasonable and shall keep a record of the current and prior Development Program; and

(v)                               The Independent Engineer shall track and report to Purchaser construction progress and variances against the Development Program.

15.2                        Payments

All payments of funds due by one Party to another under this Agreement shall be made in U.S. Dollars or such other currency as the Parties may agree from time to time in writing and shall be made by wire transfer in immediately available funds to the bank account or accounts designated by the receiving Party in writing from time to time.

15.3                        Overdue Payments and Set-Off

(a)                                  Any payment not made by a Party on or by any applicable payment date referred to in this Agreement shall incur interest from the due date until such payment or delivery is paid or made in full at a per annum rate equal to the LIBO Rate on the due date plus four percent, calculated and compounded monthly in arrears.

(b)                                 Any such overdue dollar amount owed to the Vendor under this Agreement may be set off against future Refined Metal owed to Purchaser based on the London Bullion Market Association afternoon price fix for gold or silver, as applicable, on the date such dollar amount became overdue.

(c)                                  The value of any such overdue payment associated with Refined Metal owed to the Purchaser under this Agreement shall be based on the London Bullion Market Association afternoon fix for gold or silver, as applicable, on the date such Refined Metal became overdue, and the Purchaser may elect to receive such overdue payment in Refined Metal or as a set off against future Metal Purchase Price payments owed to the Vendor under Section 2.6.

15.4                        Statement Disputes

(a)                                  If the Purchaser disputes any statement provided pursuant to Section 2.3, the number of ounces of Refined Metal to be Delivered in any Delivery of Refined Metal to the Purchaser hereunder, or the outstanding balance of the Payment Deposit set forth in any Deposit Record Report:

(i)                                     the Purchaser may notify Vendor in writing (the “Dispute Notice”) of such dispute within one year from the date of delivery of the applicable Deposit Record Report (in the case of a dispute regarding the calculation of the outstanding balance of the Payment Deposit as set forth in the Deposit Record) or the applicable statement under Section 2.3 (in the case of a dispute regarding any statement or the number of ounces of Refined Metal to be Delivered to the Purchaser hereunder), as applicable (the “Dispute Period”);

(ii)                                  if the Purchaser and Vendor have not resolved the dispute within a sixty (60) day period, then the Purchaser shall have the right during the ensuing sixty (60) days to require Vendor to retain an Auditor to prepare a written report on the subject matter of the dispute (the “Auditor’s Report”);

(iii)                               the Auditor shall have the same inspection rights as the Purchaser under Section 7.4(a) in order to prepare the Auditor’s Report and Vendor shall provide, or cause to be provided, to the Auditor any information reasonably requested by the Auditor to enable the auditor to prepare the Auditor’s Report;

(iv)                              promptly following completion of the Auditor’s Report, Vendor will deliver a copy thereof to the Purchaser;

(v)                                 the cost of obtaining the Auditor’s Report shall be paid by the Purchaser unless the Auditor’s Report concludes that (i) in the case of a dispute regarding the number of ounces of Refined Metal to be Delivered in any Delivery of Refined Metal to the Purchaser hereunder, the number of ounces that should have been Delivered by Vendor (in aggregate for all Deliveries in dispute) was greater than the actual number of ounces so Delivered by Vendor, or (ii) in the case of a dispute regarding the calculation of the outstanding balance of the Payment Deposit in a Deposit Record Report, the correct outstanding balance of the Payment Deposit is more than 1% different from the amount reported by Vendor in the applicable Deposit Record Report, in each of which cases the cost of obtaining the Auditor’s Report shall be paid by Vendor;

(vi)                              if either Vendor or the Purchaser disputes the Auditor’s Report and such dispute is not resolved between the Parties within ten (10) days after the date of delivery of the Auditor’s Report, then such dispute may be resolved by arbitration in accordance with the arbitration provisions set out in Section 15.5 of this Agreement provided that such dispute must be referred to arbitration within thirty (30) days after the end of such ten (10) day period; and

(vii)                           if such dispute is not referred to arbitration within such thirty (30) day period, then the Auditor’s Report will be deemed final and binding on the Parties;

(b)                                 If the Purchaser does not deliver a Dispute Notice within the applicable Dispute Period, then each statement provided pursuant to Section 2.3, the number of ounces of Refined Metal to be Delivered in any Delivery of Refined Metal to the Purchaser hereunder or the calculation of the outstanding balance of the Payment Deposit, as set forth in any Deposit Record Report, as applicable, will be deemed final and binding on the Parties after the expiry of the applicable Dispute Period.

(c)                                  Any matter in respect of which a Dispute Notice is delivered shall be resolved only pursuant to this Section 15.4 including, if applicable, an arbitration commenced in accordance with Section 15.4(a)(vi).

15.5                        Disputes and Arbitration

Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof which has not been resolved by the Parties in accordance with the procedures set out herein, if any, and within the time frames specified herein (or where no time frames are specified, within fifteen (15) days of the delivery of written notice by either Party of such dispute, controversy or claim), including the determination of the scope or applicability of this Agreement to arbitrate, shall be settled by binding arbitration, and any party may so refer such dispute, controversy or claim to binding arbitration. Such referral to binding arbitration shall be to a qualified single arbitrator pursuant to the International Commercial Arbitration Act (British Columbia), as may be amended from time to time, which Act shall govern such arbitration proceeding except to the extent modified and/or supplemented by the rules of arbitration set out in Annex 1 (the “Arbitration Rules”) and the discretion of the arbitrator thereunder.  The determination of such arbitrator shall be final and binding upon the Parties and the costs of such arbitration shall be as determined by the arbitrator.  Judgment on the award may be entered in any court having jurisdiction. This Section 15.5 shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a court of competent jurisdiction. The Parties covenant and agree that they shall conduct all aspects of such arbitration having regard at all times to expediting the final resolution of such arbitration.

Article 16
TAXES

16.1                        Taxes

(a)                                  All Deliveries of Refined Metal or payments made by a Party shall be made without any deduction, withholding, charge or levy for or on account of any Tax, duty or other charges of whatever nature imposed by any taxing or Governmental Authority, all of which shall be for the account of the Party making the Delivery or payment.

(b)                                 The Parties acknowledge and agree that this Agreement and the purchase and sale transactions contemplated hereby are, and are intended to be, transactions for the purchase and sale of gold and silver, and the Parties do not intend this Agreement and the transactions contemplated hereby to constitute the purchase and sale of a resource property for Canadian legal and tax purposes.

Article 17
GENERAL

17.1                        No Restriction

Except as expressly set forth in this Agreement, the Vendor and its Affiliates are not restricted in any way from incurring any indebtedness, issuing securities or entering into any acquisitions, mergers or other similar transactions or from suspending operations or similar events.

17.2                        Further Assurances

Each Party shall execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the documents and transactions contemplated in this Agreement, in each case at the cost and expense of the Party requesting such further instrument, document or action, unless expressly indicated otherwise.

17.3                        Survival

The following provisions shall survive termination of this Agreement: 8.7, 8.8, 8.9, 12.2 (solely in respect of events occurring prior to the termination of the Agreement) 13.2 (solely in respect of events occurring prior to the termination of the Agreement), Article 14 (solely in respect of events occurring prior to the termination of the Agreement), 15.4, 15.5, 17.5 and such other provisions of this Agreement as are required to give effect thereto.

17.4                        No Joint Venture

Nothing herein shall be construed to create, expressly or by implication, a joint venture, mining partnership, commercial partnership, agency relationship or fiduciary relationship between the Parties under Canadian law.

17.5                        Governing Law

This Agreement shall be governed by and construed under the laws of the Province of British Columbia and the federal laws of Canada applicable therein (without regard to its laws relating to any conflicts of laws).  The United Nations Vienna Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

17.6                        Notices

(a)                                  Unless otherwise specifically provided in this Agreement, any notice or other correspondence required or permitted by this Agreement shall be deemed to have been properly given or delivered when (i) made in writing and hand-delivered to the Party to whom directed, with all necessary delivery charges fully prepaid, (ii)  when given by facsimile transmission, upon confirmation of receipt or (iii) via email with return receipt requested, upon confirmation of receipt, and addressed to the Party to whom directed at the following address:

(i)                                     if to Vendor to:

Chieftain Metals Inc.

2 Bloor Street West

Suite 2000

Toronto, ON

M4W 3E2

Attention:  Victor Wyprysky, President and CEO

Facsimile:  416-479-5420

Email:  vw@chieftainmetals.com

(ii)                                  if to the Purchaser to:

RGLD GOLD AG

RGLD Gold AG

c/o SchelPart AG

Baarerstrasse 53, PO Box 4559

CH — 6304 Zug

Switzerland

Attention: Dr. Martin Weber, Secretary and Member of the Board of Directors

Email: martin.weber@swlegal.ch

with a copy, which shall not constitute notice, to:

RGLD GOLD AG

c/o Royal Gold, Inc.

1660 Wynkoop Street, Suite 1000

Denver, CO 80202-1132 USA

Attention: Vice President

Facsimile: (303) 595-9385

Email: bkirchhoff@royalgold.com

and

Hogan Lovells US LLP

One Tabor Center

1200 Seventeenth Street, Suite 1500

Denver, CO 80202   USA

Attention:  Paul Hilton, Esq.

Facsimile:  (303) 899-7333

Email: paul.hilton@hoganlovells.com

and, solely in respect of any notice relating to payments to be made or received by Purchaser:

RGLD Gold AG

c/o SchelPart AG

Baarerstrasse 53

CH — 6304 Zug

Attention: Jorg Vonmoos

Facsimile: +41 58 268 06 01

Email: jvonmoos@citco.com

(b)                                 Any notice or other communication given in accordance with this section, if delivered by hand as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a Business Day and such delivery is received before 4:00 pm at the place of delivery; otherwise, it shall be deemed to be validly and effectively given on the Business Day next following the date of delivery. Any notice of communication which is transmitted by facsimile transmission as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a Business Day and such transmission was received before 4:00 pm at the place of receipt; otherwise it shall be deemed to have been validly and effectively given on the Business Day next following such date of transmission.  Any notice of communication which is transmitted by email as aforesaid must be followed with delivery (either by hand or via facsimile) to the Vice President of RGLD GOLD AG at the address (or via the facsimile number) set forth above, and such email notice shall be deemed to have been validly and effectively given on the later of (i) the date upon which receipt of email was verified if such date is a Business Day and such receipt verified before 4:00 pm at the place of receipt and (ii) the date upon which such notice was hand delivered or sent via facsimile to the Vice President of RGLD GOLD AG after taking into account the cut-off times described above.

17.7                        Amendments

This Agreement may not be changed, amended or modified in any manner, except pursuant to an instrument in writing signed on behalf of each of the Parties hereto.

17.8                        Beneficiaries; Successors and Assigns

This Agreement is for the sole benefit of the Parties and shall enure to the benefit of and be binding on their successors and permitted assigns and, except as expressly contemplated herein, nothing herein is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature or kind whatsoever under or by reason of this Agreement.

Neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by any Party other than as expressly provided in Article 10.

17.9                        Time

Time is of the essence in this Agreement.

17.10                 Contests

The Vendor hereby consents to the Purchaser’s participation (at the Purchaser’s sole expense) to protect its interest and investment in any proceeding relating to any act of eminent domain, expropriation, confiscation, or nationalization of all or part of the Tulsequah Property.

17.11                 Entire Agreement

This Agreement and the Debenture together constitute the entire agreement between the Parties with respect to the subject matter hereof and cancel and supersede any prior understandings and agreements between the Parties with respect thereto (including without limitation the Confidentiality Agreement, which shall be deemed superseded and terminated as of the Effective Date). There are no representations, warranties, terms, conditions, opinions, advice, assertions of fact, matters, undertakings or collateral agreements, express, implied or statutory, by or between the Parties (or by any of their respective employees, directors, officers, representatives or agents) other than as expressly set forth in this Agreement, or the Debenture.

17.12                 Waivers

Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

17.13                 Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

17.14                 Counterparts

This Agreement may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic scan shall be effective as delivery of a manually executed counterpart of this Agreement.

[Intentionally Blank]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first written above.

RGLD GOLD AG

Per:	/s/ Tony A. Jensen
Name: Tony A. Jenson
Authorized Signatory: Chairman
Per:	/s/ Martin Weber
Name: Martin Weber
Authorized Signatory: Board Member

CHIEFTAIN METALS INC.

Per:	/s/ Victor Wyprysky
Name: Victor Wyprysky
Title: President & CEO

[SIGNATURE PAGE — PURCHASE AND SALE AGREEMENT]

ANNEX 1

RULES OF ARBITRATION

The following rules and procedures shall apply with respect to any matter to be arbitrated by the Parties in accordance with the Agreement.

1.              Initiation of Arbitration Proceedings

(a)                                  If any Party to this Agreement wishes to have any matter under this Agreement arbitrated in accordance with the provisions of this Agreement, it shall give notice to the other Party hereto specifying particulars of the matter or matters in dispute and proposing the name of the person it wishes to be the single arbitrator. Within twenty (20) days after receipt of such notice, the other Party to this Agreement shall give notice to the first Party advising whether such Party accepts the arbitrator proposed by the first Party. If such notice is not given within such twenty (20) day period, the other Party shall be deemed to have accepted the arbitrator proposed by the first Party. If the Parties do not agree upon a single arbitrator within such twenty (20) day period such arbitrator shall be chosen by British Columbia International Commercial Arbitration Centre, Vancouver, British Columbia, at the written request of either Party.

(b)                                 The individual selected as the single arbitrator (the “Arbitrator”) shall be qualified by education and experience to decide the matter in dispute. The Arbitrator shall be impartial and independent of both Parties and shall not be a member of the audit or legal firm or firms who advise either Party or a person who is otherwise regularly retained by either of the Parties.

2.              Submission of Written Statements

(a)                                  Within twenty (20) days of the appointment of the Arbitrator, the Party initiating the arbitration (the “Claimant”) shall send the other Party (the “Respondent”) a statement of claim setting out in sufficient detail the facts and any contentions of law on which it relies, and the relief that it claims.

(c)                                  Within fifteen (15) days of the receipt of the statement of claim, the Respondent shall send the Claimant a statement of defence stating in sufficient detail which of the facts and contentions of law in the statement of claim it admits or denies, on what grounds, and on what other facts and contentions of law the Respondent relies.

(d)                                 Within ten (10) days of receipt of the statement of defence, the Claimant may send the Respondent a statement of reply.

(e)                                  All statements of claim, defence and reply shall be accompanied by copies (or, if they are especially voluminous, lists) of all essential documents on which the Party concerned relies and which have not previously been submitted by any Party, and (where practicable) by any relevant samples.

(f)                                    After submission of all the statements, the Arbitrator will give directions for the further conduct of the arbitration, after consultation with the Parties.

3.              Meetings and Hearings

(a)                                  The arbitration shall take place in Vancouver, British Columbia or in such other place as the Claimant and the Respondent shall agree upon in writing.

(b)                                 The arbitration shall be conducted in English unless otherwise agreed by such Parties and the Arbitrator.

(c)                                  All meetings and hearings will be in private unless the Parties otherwise agree.

(d)                                 Any Party may be represented at any meetings or hearings by legal counsel.

(e)                                  Each Party may examine, cross-examine and re-examine any witness at the hearing.

4.              The Decision

(a)                                  The Arbitrator will make an award in writing and, unless the Parties otherwise agree, will set out reasons for decision in the award.

(b)                                 The Arbitrator will send the award to the Parties as soon as practicable after the conclusion of the final hearing, but in any event no later than sixty (60) days thereafter, unless that time period is extended for a reasonable fixed period by the Arbitrator on written notice to each Party because of illness or other cause beyond the Arbitrator’s control.

(c)                                  Any Party may appeal the decision of the Arbitrator on a question of law. In the event either Party initiates any court proceeding in respect of the decision of the Arbitrator or the matter arbitrated, such Party, if unsuccessful in the court proceeding, shall pay the other Party’s costs of such proceedings on a substantial indemnity basis.

5.              Jurisdiction and Powers of the Arbitrator

(a)                                  By submitting to arbitration under the Arbitration Rules, the Parties shall be taken to have conferred on the Arbitrator the following jurisdiction and powers, to be exercised at the Arbitrator’s discretion subject only to the Arbitration Rules and the relevant law with the object of ensuring the just, expeditious, economical and final determination of the dispute referred to arbitration.  Without limiting the jurisdiction of the Arbitrator at law, the Parties agree that the Arbitrator shall have jurisdiction to:

(i)                                     determine any question of law or fact arising in the arbitration;

(ii)                                  determine any question as to the Arbitrator’s jurisdiction;

(iii)                             determine any question of good faith, dishonesty or fraud arising in the dispute;

(iv)                            order any Party to furnish further details of that Party’s case, in fact or in law;

(v)                               proceed in the arbitration notwithstanding the failure or refusal of any Party to comply with these Rules or with the Arbitrator’s orders or directions, or to attend any meeting or hearing, but only after giving that Party written notice that the Arbitrator intends to do so;

(vi)                            receive and take into account such written or oral evidence tendered by the Parties as the Arbitrator determines is relevant, whether or not strictly admissible in law;

(vii)                         make one or more interim awards;

(viii)                      hold meetings and hearings in Vancouver, British Columbia or elsewhere with the concurrence of the Parties;

(ix)                              order the Parties to produce to the Arbitrator, and to each other for inspection, and to supply copies of, any documents or other evidence or classes of documents in their possession, custody or control which the Arbitrator determines to be relevant to the claim and material to its outcome, all in accordance with the International Bar Association Rules on the Taking of Evidence in International Arbitration;

(x)                                 award any remedy or relief that a court could order or grant in accordance with the Agreement, including, without limitation, specific performance of any obligation created under the Agreement, the issuance of an interim, interlocutory or permanent injunction, or the imposition of sanctions for abuse or frustration of the arbitration process; and

(xi)                              make interim orders to secure all or part of any amount in dispute in the arbitration.

6.              Confidentiality

(a)                                  The arbitration, including any settlement discussions between the parties related to the subject matter of the arbitration, shall be conducted on a private and confidential basis and any and all information exchanged and disclosed during the course of the arbitration shall be used only for the purposes of the arbitration. Neither party shall communicate any information obtained or disclosed during the course of the arbitration to any third party except to those experts or consultants employed or retained by, or consulted about retention on behalf of, such party in connection with the arbitration and solely to the extent necessary for assisting in the arbitration, and only after such persons have agreed to be bound by these confidentiality conditions. In the event that disclosure of any information related to the arbitration is required to comply with Applicable Law or court order, the disclosing Party shall promptly notify the other Party of such disclosure, shall limit such disclosure to only that information so required to be disclosed and shall have availed itself of the full benefits of any laws, rules, regulations or contractual rights as to disclosure on a confidential basis to which it may be entitled.

(b)                                 The award of the Arbitrator and any reasons for the decision of the Arbitrator shall also be kept confidential except (i) as may reasonably be necessary to obtain enforcement thereof, (ii) for either Party to comply with its disclosure obligations under Applicable Law, (iii) to permit the parties to exercise properly their rights under the Arbitration Rules, and (iv) to the extent that disclosure is required to allow the Parties to consult with their professional advisors.

Schedule A1 — Vendor Representations and Warranties

The Vendor hereby represents and warrants to the Purchaser as follows:

(a)                                  it is a company validly existing under the laws of its jurisdiction of incorporation and is up to date in respect of all filings required by law to maintain its existence;

(b)                                 all requisite corporate acts and proceedings have been done and taken by it, including obtaining all requisite board of directors’ approvals, with respect to entering into this Agreement and the Debenture and performing its obligations hereunder and thereunder;

(c)                                  it has the requisite corporate power, capacity and authority to enter into this Agreement and the Debenture and to perform its obligations hereunder and thereunder;

(d)                                 this Agreement and the Debenture and the exercise of its rights and performance of its obligations hereunder and thereunder do not and will not, (i) conflict with, or result in a default under any agreement, mortgage, bond or other instrument to which it is a party or which is binding on its assets, (ii) conflict with its constating or constitutive documents, or (iii) conflict with or violate any material Applicable Laws, except with respect to clause (i) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e)                                  it is not currently in breach or default under any agreement, mortgage, bond or other instrument to which it is a party or which is binding on or affecting any of its assets, and no event has occurred that with the passage of time would reasonably be expected to constitute such a breach or default, except in each case where the breach or default would not, or would not reasonably be expected to, have a Material Adverse Effect and it has no knowledge of a material breach or default by any counterparty thereto or the inability of any counterparty to perform its obligations thereunder;

(f)                                    Other than with respect to the Teck loan, no Approvals are required to be obtained by it in connection with the execution and delivery or the performance by it of this Agreement or the Debenture or the transactions contemplated hereby and thereby, except as would not reasonably be expected to have a Material Adverse Effect;

(g)                                 each of this Agreement and the Debenture has been duly and validly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms subject to any qualification regarding enforceability in the legal opinions provided pursuant to Section 4.1(c);

(h)                                 there is no Insolvency Event in respect of it, and it has no knowledge of any circumstance which, with notice or the passage of time, or both, would give rise to an Insolvency Event with respect to it;

(i)                                     no person has any agreement, option, right of first refusal or right, title or interest or right capable of becoming an agreement, option, right of first refusal or right, title or interest, in or to all or any part of the Tulsequah Project or the gold or silver produced from the Tulsequah Project;

(j)                                     all mining patents, taxes, fees and other amounts have been paid when due and payable and all other actions (including any required work or payments in lieu of work) have been taken and all other obligations as are required to maintain the Tulsequah Project have been complied with, except where the failure to make a payment when due or take an action or perform an obligation would not be material to the Vendor;

(k)                                  it has obtained or been issued all Permits, Approvals (including environmental Approvals), rights (including surface and access rights), privileges, concessions or franchises necessary for (i) the Development of the Tulsequah Project as contemplated by the Development Program and (ii) the commencement and ongoing operation of commercial production of Minerals from the Tulsequah Project, other than, in each case, such Permits, Approvals, rights, privileges, concessions or franchises (A) that are not necessary on the date this representation and warranty is given for the conduct of Development activities and the commencement and ongoing commercial production of Minerals, as applicable, but that are expected to be obtained, in the ordinary course of business, by the time they are necessary for the conduct of Development activities and the commencement and ongoing commercial production of Minerals, as applicable or (B) the failure to have or obtain which are not material to the Development of the Tulsequah Project or the commencement and ongoing operation of commercial production of Minerals from the Tulsequah Project, there are no facts or circumstances that might reasonably be expected to adversely affect the issuance of any such material Permits, Approvals (including environmental Approvals), rights (including surface and access rights), privileges, concessions or franchises;

(l)                                     the Tulsequah Property constitutes all of the rights that comprise the Vendor’s interest in the Mineral reserves and resources of the Tulsequah Project as of the date of this Agreement and it is the legal and beneficial owner of a 100% undivided interest in and to the Tulsequah Project (including the Tulsequah Property), free and clear of all Encumbrances, except Permitted Encumbrances, and, without limiting the generality of the foregoing, it is the registered and recorded holder of all Mineral Claims forming part of the Tulsequah Property in the registry (as defined in the Mineral Tenure Act (British Columbia)) and it is the legal and beneficial owner of all Crown Grants and freehold lands forming a part of the Tulsequah Property;

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(m)                               the Mineral Claims and Crown Grants and freehold lands comprising the Tulsequah Property are in full force and effect and it has complied in all material respects with its obligations in respect thereof under Applicable Laws (including without limitation Environmental Laws) and the terms thereof;

(n)                                 its right, title and interest in and to the Tulsequah Project is not subject to any Encumbrances, other than Permitted Encumbrances except as are not material to the Development of the Tulsequah Project or the commencement and ongoing operation of commercial production of Minerals from the Tulsequah Project;

(o)                                 the map attached hereto following Schedules B1 and B2 depicts the location of the Tulsequah Project and the Excluded Property in all respects;

(p)                                 subject only to the rights of any Governmental Authority, no person is entitled to or has been granted any rent or royalty, or other payment in the nature of rent or royalty on or in respect of any Produced Metal;

(q)                                 it has not received any notice of any expropriation proceeding or decision to expropriate all or any part of the Tulsequah Project, and it does not have knowledge of any expropriation proceeding pending or threatened against or affecting all or any part of the Tulsequah Project or of any discussions or negotiations which could lead to any such expropriation proceeding;

(r)                                    conditions on and relating to the Tulsequah Project and the surface area or mining lots covered by the Tulsequah Project respecting all past and current operations conducted thereon by it are in material compliance with Applicable Laws (including without limitation Environmental Laws), and conditions on and relating to the Tulsequah Project and the surface area or mining lots covered by the Tulsequah Project respecting all past operations conducted thereon by persons other than the Vendor are, to its knowledge, in compliance in all material respects with Applicable Laws (including without limitation Environmental Laws);

(s)                                  it is not a party nor is subject to any material action, suit, proceeding, investigation or claim affecting or pertaining to the Tulsequah Project or any part thereof, and, to its knowledge, no such action, suit, proceeding, investigation or claim is threatened or outstanding;

(t)                                    neither it nor the Tulsequah Project, nor any part thereof, is subject to any material outstanding judgment, order, writ, injunction or decree;

(u)                                 it enters into and performs this Agreement on its own account and not as trustee or a nominee of any other person;

(v)                                 except for Permitted Encumbrances, the Vendor has not granted, nor agreed to grant, an Encumbrance affecting or in the Minerals or the

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Tulsequah Project, or any part thereof, to any person other than to the Purchaser;

(w)                               the Existing Technical Report and, upon completion, the Feasibility Study are accurate in all material respects and do not contain a misrepresentation.  The Existing Technical Report and, upon completion, the Feasibility Study were prepared in accordance with Canadian industry standards set forth in NI 43-101 (as the same may be amended from time to time) and the information contained in the Existing Technical Report and, upon completion, the Feasibility Study was, at the time of delivery thereof, complete and accurate in all material respects and there has occurred no material change to such information since the date of delivery thereof, except as disclosed in the Company’s Information Record.  The Existing Technical Report has been filed SEDAR and, upon completion, the Feasibility Study will be filed as required under Applicable Laws; and

(x)                                   since December 31, 2010, neither the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise), capitalization, operation or results of operations of the Vendor, have been affected by any change, effect, event or occurrence (whether or not insured against) which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(y)                                 it has filed or caused to be filed on a timely basis all tax returns that were required to be filed by or with respect to it pursuant to Applicable Law, it has not requested an extension of time within which to file any tax return, all tax returns filed by it are complete and correct and comply with Applicable Law, it has paid, or made provisions for the payment of, all taxes that have been or could have become due for all periods covered by any tax return or otherwise, it has withheld or collected and paid to the proper Governmental Authority or other person all taxes required to be withheld, collected or paid by it, no claim has been made by any Governmental Authority in a jurisdiction where Vendor does not file tax returns that is or could be subject to taxation by that jurisdiction, no tax return is under audit by any Governmental Authority, and no proceedings are pending before any Governmental Authority with respect to taxes.

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Schedule A2 — Purchaser Representations and Warranties

Purchaser hereby represents and warrants to the Vendor as follows:

(a)                                  it is a company validly existing under the laws of its jurisdiction of incorporation and is up to date in respect of all filings required by law to maintain its existence;

(b)                                 all requisite corporate acts and proceedings have been done and taken by it, including obtaining all requisite board of directors’ approvals, with respect to entering into this Agreement and performing its obligations hereunder;

(c)                                  it has the requisite corporate power, capacity and authority to enter into this Agreement and to perform its obligations hereunder;

(d)                                 this Agreement and the exercise of its rights and performance of its obligations hereunder do not and will not, (i) conflict with or result in a default under any agreement, mortgage, bond or other instrument to which it is a party or which is binding on its assets, (ii) conflict with its constating or constitutive documents or (iii) conflict with or violate any Applicable Laws, in each case except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchaser or the performance of its obligations under this Agreement;

(e)                                  it is not currently in breach or default under any material agreement, mortgage, bond or other instrument to which it is a party or which is binding on its assets, and no event has occurred that with the passage of time would constitute such a breach or default, and it has no knowledge of a material breach or default by any counterparty thereto or the inability of any counterparty to perform its obligations thereunder;

(f)                                    no Approvals are required to be obtained by it in connection with the execution and delivery or the performance by it of this Agreement or the transactions contemplated hereby;

(g)                                 this Agreement has been duly and validly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms subject to any qualification regarding enforceability in the legal opinion provided pursuant to Section 4.2(c);

(h)                                 it has not suffered an Insolvency Event and it is not now aware of any circumstance which, with notice or the passage of time, or both, would give rise to an Insolvency Event with respect to it; and

(i)                                     it enters into and performs this Agreement on its own account and not as trustee or a nominee of any other person.

Schedule B-1

Tulsequah Property

Mineral Claims

Tenure Number	Area (ha)
513806	1241.297
513807	1242.293
513809	1393.208
513812	621.5264
513813	806.7663
513814	1160.494
513815	1310.797
513818	1615.841
513828	1331.763
513819	841.076
590422	419.9964

Crown Grants

Tulsequah Area Crown Grants	Record No.	Area (ha)
River Fr.	5669	7.99
Tulsequah Bonanza	5668	20.9
Tulsequah Bald Eagle	5676	14.16
Tulsequah Chief	5670	20.9
Tulsequah Elva Fr.	5679	9.7

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Schedule B-2

Excluded Property

PROPERTY AREA		RECORD NO.	TENURE NO.	UNITS	AREA (ha.)	EXPIRY DATE
Tulsequah Chief			513820		1094.34	December 31, 2019
			513821		842.324	December 31, 2019

Big Bull Crown Grants: (see Note 1)
	Big Bull	6303		1	20.65	July 3, 2012
	Bull No. 1	6304		1	16.95	July 3, 2012
	Bull No. 5	6306		1	14.57	July 3, 2012
	Bull No. 6	6305		1	17.22	July 3, 2012
	Hugh	6308		1	20.71	July 3, 2012
	Jean	6307		1	17.02	July 3, 2012

Banker Crown Grants: (see Note 1)
	Vega No. 1	6155		1	20.9	July 3, 2012
	Vega No. 2	6156		1	17.62	July 3, 2012
	Vega No. 3	6157		1	18.97	July 3, 2012
	Vega No. 4	6158		1	19.85	July 3, 2012
	Vega No. 5	6159		1	14.94	July 3, 2012
	Janet W. No. 1	6160		1	18.95	July 3, 2012
	Janet W. No. 2	6161		1	18.75	July 3, 2012
	Janet W. No. 3	6162		1	16.6	July 3, 2012
	Janet W. No. 4	6163		1	20.76	July 3, 2012
	Janet W. No. 5	6164		1	18.2	July 3, 2012
	Janet W. No. 6	6165		1	19.02	July 3, 2012
	Janet W. No. 7	6166		1	18.78	July 3, 2012
	Janet W. No. 8	6167		1	17.98	July 3, 2012
	Joker	6169		1	16.6	July 3, 2012

Freehold Lands

District Lot 5687 Cassiar District, PID 015-661-946

District Lot 5686 Cassiar District, PID 015-661-938

District Lot 4233 Cassiar District, PID 015-661-920

District Lot 6302 Cassiar District, PID 015-661-954

[Map Follows]

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Schedule C

Debenture

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NEW WESTMINSTER LAND TITLE OFFICE

LAND TITLE ACT			Dec-22-2011 10:52:09.001	CA2326108
FORM B (Section 225)

MORTGAGE - PART 1 Province of British Columbia

Your electronic signature is a representation that you are a subscriber as defined by the Land Title Act, RSBC 1996 c.250, and that you have applied your electronic signature in accordance with Section 168.3, and a true copy, or a copy of that true copy, is in your possession.

				Macauley Mulholland Deck U1E8MV	Digitally signed by Macauley Mulholland Deck U1E8MV DN: c=CA, cn=Macauley Mulholland Deck U1E8MV, o=Lawyer, ou=Verify ID at www.juricert.com/LKUP.cfm? id=U1E8MV Date: 2011.12.22 10:41:53 -08'00'

1.	APPLICATION: (Name, address, phone number of applicant, applicant's solicitor or agent)
Davis LLP
	Barristers and Solicitors			Tel: 604.687.9444
	Suite 2800 - 666 Burrard Street			LTO Client No. 10371
	Vancouver		BC V6C 2Z7	74237-00005 (MMD/ylt)
	Document Fees: $71.90			Deduct LTSA Fees? Yes ☒

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
	[PID]		[legal description]

SEE SCHEDULE

	STC?	YES ☐

3.	BORROWER(S) (MORTGAGOR(S)): (including postal address(es) and postal code(s))

CHIEFTAIN METALS INC.

	SUITE 2000, 2 BLOOR STREET WEST			Registration No
	TORONTO		ONTARIO	A80377
			M4W 3E2	CANADA

4.	LENDER(S) (MORTGAGEE(S)): (including occupation(s), postal address(es) and postal code(s))

RGLD GOLD AG
a Swiss corporation having a postal address at C/O SchelPart AG
Baarerstrasse 53, P.O. Box 4559
CH - 6304 Zug
SWITZERLAND
					Y	M	D
5.	PAYMENT PROVISIONS:
	(a) Principal Amount:		(b) Interest Rate:	(c) Interest Adjustment
	USD$60,000,000		N/A	Date: N/A

	(d) Interest Calculation Period:		(e) Payment Dates:	(f) First Payment
	N/A		N/A	Date: N/A

	(g) Amount of each periodic payment:		(h) Interest Act (Canada) Statement.	(i) Last Payment
	N/A		The equivalent rate of interest calculated half yearly not in advance is N/A % per annum.	Date: N/A

	(j) Assignment of Rents which the applicant wants registered ?		(k) Place of payment:	(l) Balance Due Date: SEE SCHEDULE
	YES ☐	NO ☒	POSTAL ADDRESS IN ITEM 4
If YES, page and paragraph number:

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MORTGAGE – PART 1

6.	MORTGAGE contains floating charge on land ?		7.	MORTGAGE secures a current or running account ?
	YES ☒ NO ☐			YES ☒ NO ☐

8.	INTEREST MORTGAGED:
	Freehold	☐
	Other (specify)	☒ SEE SCHEDULE

9.	MORTGAGE TERMS:

Part 2 of this mortgage consists of (select one only):
	(a) Prescribed Standard Mortgage Terms	☐
	(b) Filed Standard Mortgage Terms	☐	D F Number:
	(c) Express Mortgage Terms	☒	(annexed to this mortgage as Part 2)
A selection of (a) or (b) includes any additional or modified terms referred to in item 10 or in a schedule annexed to this mortgage.

10.	ADDITIONAL OR MODIFIED TERMS:

N/A

11.	PRIOR ENCUMBRANCES PERMITTED BY LENDER:

NONE

12.      EXECUTION(S): This mortgage charges the Borrower’s interest in the land mortgaged as security for payment of all money due and performance of all obligations in accordance with the mortgage terms referred to in item 9 and the Borrower(s) and every other signatory agree(s) to be bound by, and acknowledge(s) receipt of a true copy of, those terms.

Officer Signature(s)	Execution Date			Borrower(s) Signature(s)
	Y	M	D
CHIEFTAIN METALS INC. by its
authorized signatory(ies)
JACOB CAWKER	11	12	22
Barrister & Solicitor & Notary
Print Name: Victor Wyprysky
Public in and for the Province of
Ontario, 200 Bay Street, Royal Bank
Plaza South Tower, Suite 3800
Toronto, Ontario M5J 2Z4				Print Name:

OFFICER CERTIFICATION:

Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the Evidence Act, R.S.B.C. 1996, c.124, to take affidavits for use in British Columbia and certifies the matters set out in Part 5 of the Land Title Act as they pertain to the execution of this instrument.

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LAND TITLE ACT
FORM E

SCHEDULE

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
	[PID]		[LEGAL DESCRIPTION]

	015-604-764		THE SURFACE OF DL 5668 CASSIAR DISTRICT SURVEYED AS “TULSUQUAH BONANZA” MINERAL CLAIM

	STC?	YES ☐

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
	[PID]		[LEGAL DESCRIPTION]

	015-604-845		THE SURFACE OF DL 5676 CASSIAR DISTRICT SURVEYED AS “TULSUQUAH BALD EAGLE” MINERAL CLAIM

	STC?	YES ☐

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
	[PID]		[LEGAL DESCRIPTION]

	015-604-802		THE SURFACE OF DL 5670 CASSIAR DISTRICT SURVEYED AS “TULSUQUAH CHIEF” MINERAL CLAIM

	STC?	YES ☐

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LAND TITLE ACT
FORM E

SCHEDULE

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
	[PID]		[LEGAL DESCRIPTION]

	015-604-853		THE SURFACE OF DL 5679 CASSIAR DISTRICT SURVEYED AS “TULSUQUAH ELVA FRACTION” MINERAL CLAIM

	STC?	YES ☐

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
	[PID]		[LEGAL DESCRIPTION]

	012-659-002		THE SURFACE OF DL 5669 CASSIAR DISTRICT SURVEYED AS “RIVER FRACTION” MINERAL CLAIM

	STC?	YES ☐

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
	[PID]		[LEGAL DESCRIPTION]

	STC?	YES ☐

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LAND TITLE ACT

FORM E

SCHEDULE

ENTER THE REQUIRED INFORMATION IN THE SAME ORDER AS THE INFORMATION MUST APPEAR ON THE FREEHOLD TRANSFER FORM, MORTGAGE FORM, OR GENERAL INSTRUMENT FORM.

5.                       PAYMENT PROVISIONS:

(l) Balance Due Date: The expiry of the Term, as defined in the Purchase and Sale Agreement dated December 22, 2011 between Chieftain Metals Inc. as vendor and RGLD Gold AG as purchaser.

8.                       INTEREST MORTGAGED:

Other:

Undersurface Rights No. TF9554 as to PID 012-659-002

Undersurface Rights No. TF9555 as to PID 015-604-764

Undersurface Rights No. TF9556 as to PID 015-604-845

Undersurface Rights No. TF9557 as to PID 015-604-802

Undersurface Rights No. TF9558 as to PID 015-604-853

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TERMS OF INSTRUMENT - PART 2

DEBENTURE

THIS AGREEMENT is made as of the 22 day of December, 2011 by CHIEFTAIN METALS INC. (herein called “Vendor”) a company incorporated under the laws of Ontario and extra-provincially registered in the province of British Columbia, Suite 2000 2 Bloor Street West Toronto, Ontario, (Fax No. 416-479-5420) in favour of RGLD GOLD AG, (herein called “Purchaser”) a corporation incorporated under the laws of Switzerland, c/o SchelPart AG, Baarerstrasse 53, P O Box 4559, CH - 6304 Zug, Switzerland (Fax No. +41 41 729 20 77).

BACKGROUND:

Pursuant to the purchase and sale agreement dated as of December 22, 2011 (the “Purchase Agreement”) by and between Vendor and Purchaser, it is a condition of the Purchase Agreement that Vendor enter into this Debenture.

FOR VALUABLE CONSIDERATION (the receipt and sufficiency of which are hereby acknowledged), Vendor covenants, agrees, grants, acknowledges, represents and warrants in favour of the Purchaser, as follows:

ARTICLE 1
INTERPRETATION

1.1                               Definitions

Each word and phrase defined or given an extended meaning in Schedule 1.1 is used in this Debenture with the defined or extended meaning assigned to it in Schedule 1.1.  Words and phrases defined in the PPSA and used without initial capitals in this Debenture (including in Schedule 1.1) have the respective defined meanings assigned to them in the PPSA, unless the context otherwise requires.

1.2                               Statutes

Each reference in this Debenture to any code, statute, regulation, official interpretation, directive or other legislative enactment of any Canadian or foreign jurisdiction (including any political subdivision of any thereof) at any time shall be construed so as to include such code, statute, regulation, official interpretation, directive or enactment and each change thereto made at or before that time.

1.3                               Headings

The division of this Debenture into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture. The Article and Section headings in this Debenture are included solely for convenience, are not intended to be full or accurate descriptions and shall not be considered part of this Debenture.

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1.4                               Number and Gender

In this Debenture, words (including defined terms) in the singular include the plural and vice-versa (the necessary changes being made to fit the context) and words in one gender include all genders.

1.5                               Reference to Agreements

Each reference in this Debenture to any agreement (including this Debenture and any other term defined in Schedule 1.1 that is an agreement), document or instrument shall be construed so as to include such agreement (including any attached schedules, appendices and exhibits), document or instrument and each amendment, supplement, other modification, amendment and restatement, novation and replacement made to it at or before the time in question.

ARTICLE 2
GRANT OF SECURITY

2.1                               Security

As general and continuing collateral security, without impairment or novation, for the due payment and performance of the Obligations, and subject to the exceptions in Section 2.5, Vendor charges, mortgages, assigns and transfers and grants a security interest in the following Collateral as and by way of a fixed and specific mortgage, charge and security interest to and in favour of the Purchaser:

(a)                                  all of Vendor’s right, title and interest in and to all presently owned or held Crown Grants (including its interest in the Crown Grants listed in Schedule 2.1 hereto) and all Surface Rights relating to or comprising the Tulsequah Property or any part thereof, together with any renewals, conversions and replacements thereof, and all other rights related thereto;

(b)                                 all of Vendor’s right, title and interest in and to all presently owned or held Mineral Claims (including its interests in the Mineral Claims listed in Schedule 2.1 hereto) and any extension, renewal, replacement, conversion or substitution of any such Mineral Claims into a Mining Lease and all Surface Rights relating to or comprising the Tulsequah Property or any part thereof, together with any renewals, conversions and replacements thereof, and all other rights related thereto;

and Vendor charges, mortgages, assigns and transfers and grants a security interest in the following Collateral as and by way of a floating charge to and in favour of Purchaser:

(c)                                  all of Vendor’s right, title and interest in and to all presently owned or held and after acquired or held real property, whether in fee or of a less estate, relating to or comprising the Tulsequah Property or any part thereof, together with all commons, ways, profits, easements, rights-of-way, privileges, benefits, licenses, improvements, immunities and rights connected therewith or appurtenant thereto and all structures, buildings,

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plant, fixed machinery, fixtures, appurtenances and other assets belonging, affixed or appurtenant to the said real property (the “Real Property Rights”), provided such floating charge shall in no way hinder or prevent Vendor, subject to the Purchase Agreement or until the security hereof shall have become enforceable, from selling, disposing of or otherwise dealing with any and all of such Real Property Rights in the ordinary course of Vendor’s business and for the purpose of carrying on and extending the same, provided, however, that such floating charge shall prevent Vendor, unless it has the express written consent of Purchaser, from granting, creating, assuming, or permitting to exist any encumbrance, other than Permitted Encumbrances, upon the whole or any part of the Real Property Rights;

and Vendor charges, mortgages, assigns and transfers and grants a security interest to and in favour of Purchaser in the following Collateral:

(d)                                 all of Vendor’s right, title and interest in and to the Designated Percentage of Produced Metal (the “Produced Metal”);

(e)                                  all of Vendor’s right, title and interest in and to all Licenses and Permits presently owned or held and after acquired or held, together with any renewals and replacements thereof;

(f)                                    all Minerals (other than Produced Metal) provided such charge shall in no way hinder or prevent Vendor, subject to the Purchase Agreement or until the security hereof shall have become enforceable, from selling, disposing of or otherwise dealing with any and all of such Minerals in the ordinary course of Vendor’s business and as required by the Purchase Agreement and for the purpose of carrying on and extending the same;

(g)                                 all Accounts;

(h)                                 all Equipment;

(i)                                     all Inventory;

(j)                                     all chattel paper, Documents of Title, instruments, money, investment property, and other goods relating to or arising out of the Tulsequah Project that are not Produced Metal, Accounts, Equipment or Inventory;

(k)                                  all intangibles and intangible property (except for Accounts) relating to or arising out of the Tulsequah Project including, without limitation, all contractual rights, licenses, goodwill, patents, trade-marks, tradenames, copyrights, other industrial designs and other industrial or intellectual property and undertaking of Vendor and all other choses in action of Vendor of every kind which now are, or which may at any time hereafter be, due or owing to or owned by Vendor and all other intangible property of

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Vendor which is not Accounts, goods, chattel paper, Documents of Title, instruments, money or investment property;

(the Collateral referred to in clauses (e) through (k) above is the “Balance of Collateral”); and

(l)                                     all Proceeds and Replacements of or to Collateral referred to in clauses (a) through (l) above, including all rights thereto.

The security given hereunder is given in addition to and not in substitution for any other security granted pursuant to the Purchase Agreement and any other documents and agreements related thereto.

2.2                               Attachment

Vendor acknowledges that value has been given, that Vendor and Purchaser have not agreed to postpone the time for attachment of the Security and that the Security is intended to attach, as to all of the Collateral in which Vendor now has rights, when Vendor executes this Debenture, and, as to all Collateral in which Vendor only has rights after the execution of this Debenture, when Vendor first has such rights. For certainty, Vendor confirms and agrees that the Security is intended to attach to all present and future Collateral of Vendor and each successor of Vendor.

2.3                               Permitted Dispositions

Vendor shall be permitted to sell, dispose of or otherwise deal with (“Permitted Disposition”) any of the Collateral so long as such sale, disposition or other dealing (both singly and in the aggregate):

(a)                                  is not otherwise prohibited under this Agreement or the Purchase Agreement;

(b)                                 is consistent with the ordinary course of business for a developer and operator of a mining property; and

(c)                                  does not otherwise trigger a Material Adverse Effect.

With respect to any Permitted Disposition, Purchaser shall promptly, upon the written request of Vendor accompanied by (A) confirmation of the disposition and (B) any detail concerning the item or items of Collateral sold or disposed of by Vendor (“Disposed Collateral”) reasonably required by Purchaser:

(i)                                     execute and return to Vendor for filing a registrable discharge of its Security with respect to the Disposed Collateral; or

(ii)                                  amend, or provide written authorization to Vendor to amend, any applicable registration or registrations of the Purchaser’s Security so as to exclude the Disposed Collateral; or

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(iii)                               provide to Vendor written confirmation (and addressed to persons having acquired an interest in the Disposed Collateral) confirming that Purchaser no longer has nor will assert any security interest in the Disposed Collateral depending on the circumstances as determined by Vendor acting reasonably.

This Section 2.3 shall not prohibit Vendor from selling, disposing of or otherwise dealing with any of the Collateral in accordance with the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed).

2.4                               Proceeds Held in Trust

After the occurrence of an Event of Default that is continuing, Vendor shall receive and hold all Proceeds in trust for the benefit of the Purchaser, separate and apart from other monies, instruments or property, and shall forthwith endorse as necessary and pay over or deliver them to the Purchaser.

2.5                               Surface Rights, Mineral Claims, Crown Grants, Mining Leases, Licenses and Permits

(a)                                  The last day of the term of any lease, oral or written, or any agreement therefor, now held or hereafter acquired by Vendor shall be excepted from the Security and shall not form part of the Collateral but Vendor shall stand possessed of such one day remaining upon trust to assign and dispose of the same as the Purchaser directs. Subject to Section 2.5(c), if any such lease or agreement therefor contains a provision which provides in effect that such lease or agreement may not be assigned, sub-leased, charged or made the subject of any Lien without the consent of the lessor, the application of the Security to any such lease or agreement shall be conditional upon such consent being obtained.  Vendor shall forthwith use commercially reasonable best efforts to obtain, as soon as reasonably practicable, such consent.

(b)                                 Upon any sale by Purchaser or any Receiver of any leasehold interest pursuant to this Debenture, Purchaser or any Receiver, for the purpose of vesting the one day residue of the term or renewal thereof in any purchaser or purchasers, shall be entitled by deed or writing to appoint such purchaser or purchasers or any other Person or Persons as new trustee or trustees of the aforesaid residue of any such term or renewal thereof in the place and stead of Vendor and to vest such residue in the new trustee or trustees so appointed, free from any obligation respecting the same.

(c)                                  Notwithstanding anything to the contrary contained herein, if Vendor cannot lawfully grant the Security in any Surface Right, Mineral Claim, Crown Grant, Mining Lease, License or Permit comprised in the Collateral in which it now or hereafter has rights because the Surface Right, Mineral

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Claim, Crown Grant, Mining Lease, License or Permit prohibits or restricts such Security, the Surface Right, Mineral Claim, Crown Grant, Mining Lease, License or Permit requires the consent of any Person which has not been obtained or the grant of such Security in the Surface Right, Mineral Claim, Crown Grant, Mining Lease, License or Permit would contravene Applicable Law, that Surface Right, Mineral Claim, Crown Grant, Mining Lease, License or Permit shall not, to the extent it would be illegal or result in a breach or default under that Surface Right, Mineral Claim, Crown Grant, Mining Lease, License or Permit (each, a “Prescribed Right”), be subject to the Security (save to the extent provided below) unless and until such agreements, consents, waivers and approvals as may be required to avoid such illegality, breach or default have been obtained (“Required Approvals”). The Security shall nonetheless immediately attach to any rights of Vendor arising under, by reason of, or otherwise in respect of such Surface Right, Mineral Claim, Crown Grant, Mining Lease, License or Permit such as the right to receive payments thereunder and all Proceeds and Replacements of the Surface Right, Mineral Claim, Crown Grant, Mining Lease, License or Permit (“Related Rights”), if and to the extent and as at the time such attachment to the Related Rights is not illegal or would not result in a breach or default thereunder.

(d)                                 To the extent permitted by Applicable Law and the Prescribed Rights, Vendor will hold in trust for Purchaser, and provide Purchaser with the benefits of, each Prescribed Right and will enforce all Related Rights at the direction of Purchaser or at the direction of such other Person (including any purchaser of Collateral from the Purchaser or any Receiver) as Purchaser may designate.

(e)                                  Vendor shall forthwith use commercially reasonable best efforts to obtain, as soon as reasonably practicable, all such Required Approvals and acknowledgements of the nature referred to in Subsection 2.5(c) and required for the assignment by way of security of all agreements, Licenses and Permits, including, without limitation, those listed in Schedule 2.1, those obtained from the conversion of claims and those required after the date hereof in connection with the Tulsequah Property.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Vendor represents and warrants to and in favour of Purchaser, as follows:

3.1                               Incorporation

Vendor is validly incorporated and organized and is a valid and subsisting corporation under the laws of the Province of Ontario and is extra-provincially registered to carry on business in the Province of British Columbia.

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3.2                               Corporate Power

Vendor has the power, capacity, and authority, and has taken all necessary corporate action, to authorize, issue and perform this Debenture and to grant the Security.

3.3                               Licences and Permits

Vendor has all necessary power, capacity, and authority, and holds all Licenses and Permits which it requires, to own its Business Assets (including the Collateral) and to carry on its current undertakings at the Tulsequah Project except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

3.4                               No Conflict

Neither the issuance nor the performance of this Debenture nor the granting of the Security requires the Authorization of any Governmental Authority having jurisdiction over Vendor or its Business Assets, except for such Authorizations which have been obtained, taken, given or made and are in full force and effect, nor is this Debenture in contravention or breach of or in conflict with the constating documents, any unanimous shareholder agreement, by-laws or resolutions of the directors or shareholders of Vendor or of the provisions of any agreement or License or Permit to which Vendor is a party as at the date hereof or by which it or any of its Business Assets may be bound as at the date hereof (except, in relation to any agreement or License or Permit, for any contravention, breach or conflict which does not, and could not reasonably be expected to have a Material Adverse Effect) or of any Applicable Law to which Vendor or any of its Business Assets may be subject. No such action will oblige Vendor to grant any Lien to any Person other than Purchaser.

3.5                               Title

Subject only to Permitted Encumbrances, Applicable Law governing the Surface Rights, Mineral Claims, Crown Grants, Mining Leases, Licenses and Permits and the terms of the Surface Rights, Mineral Claims, Crown Grants, Mining Leases, Licenses and Permits, Vendor has and will have good and marketable title to the Collateral free and clear of all Liens whatsoever.

3.6                               Enforceability

This Debenture constitutes a valid and legally binding obligation of Vendor enforceable against Vendor in accordance with its terms, subject only to bankruptcy, insolvency or other statutes or judicial decisions affecting the enforcement of creditors’ rights in general, to general principles of equity under which specific performance and injunctive relief may be refused by a court in its discretion and to any reasonable qualifications expressed in the legal opinions delivered by counsel for Vendor to Purchaser pursuant to the Purchase Agreement.

3.7                               Locations of Collateral

Vendor’s registered office, places of business, chief executive office and the locations of the Collateral (except Collateral which has been disposed of in accordance with the provisions of the Purchase Agreement), including its Records relating thereto, are listed in Schedule 3.7.

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3.8                               Mineral Tenures, Licenses and Permits

Schedule 2.1 includes a complete list of all Mineral Claims, Crown Grants, Mining Leases, Licenses and Permits owned, held or used by Vendor as at the date hereof in carrying on Vendor’s business related to the Tulsequah Property. Upon Vendor’s acquisition of rights in any additional freehold lands, Surface Right (other than those provided under s.14(1) of the Mineral Tenure Act (British Columbia)), Mineral Claim, Crown Grant, Mining Lease, License or Permit related to the Tulsequah Property, Vendor will promptly give written notice to Purchaser of full particulars of the same.

3.9                               Reliance and Survival

All representations and warranties of Vendor made herein or in any certificate or other document delivered by or on behalf of Vendor to Purchaser are material, shall survive the issuance of this Debenture.  Purchaser shall be deemed to have relied upon each such representation and warranty notwithstanding any investigation made by or on behalf of Purchaser at any time.

ARTICLE 4
COVENANTS OF VENDOR

4.1                               Maintenance

Vendor shall diligently maintain and use the Collateral and shall conduct its business in a proper and efficient manner so as to preserve and protect the Collateral and the earnings and profits thereof.

4.2                               Access to Records

Vendor shall keep its Records at the locations specified in Schedule 3.7 and, upon prior written request from Purchaser, permit Purchaser or its Representatives at a commercially reasonable time to have access to such premises occupied by Vendor or any place where any Collateral may be found in order to inspect any Collateral and to examine the books of account and other records and reports of Vendor including the Records, and to have temporary custody of same for the purpose of making copies of and taking extracts from such records, reports and Records.

4.3                               Taxes

Vendor shall pay all Taxes when due except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves under GAAP have been established.

4.4                               Liens

Vendor shall keep the Collateral free at all times from Liens, except Permitted Encumbrances, and shall defend the title to the Collateral against all Persons. Vendor shall not permit any Collateral to become an accession to or commingled with any property other than other Collateral or to become a fixture unless the Security ranks prior to the interests of all Persons in the subject realty. Neither the foregoing nor Section 3.5 shall in any way prevent Purchaser from, at

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any time, contesting the validity, enforceability or priority of any Lien. Subject to the Purchase Agreement, no Lien shall be entitled to priority over the Security except to the extent that it is a Permitted Encumbrance. Nothing in this Debenture is intended to create any rights (including subordination rights) in favour of any Person other than Purchaser, any Receiver and the other Indemnified Parties.

4.5                               Compliance with Governmental Requirements

With respect to the Tulsequah Project, Vendor shall materially comply with all requirements of any Governmental Authority applicable to any Collateral or its use and with all covenants, terms or conditions upon which any Collateral is held or used; provided, however, Vendor shall have the right to contest enforcement actions and any allegations of infringement of the same in its discretion.

4.6                               Further Assurances

Vendor shall at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, transfers, mortgages, pledges and charges, security agreements, assignments, agreements, debentures and assurances as Purchaser may reasonably require in order to give effect to the provisions of this Debenture and for the better, confirming, registering, securing or perfecting, or maintaining the perfection of, the Security and the priority accorded to the Security intended under this Debenture. Upon the request of Purchaser, Vendor shall specifically mortgage, pledge, charge, grant a security interest in, or assign in favour of the Purchaser any property that forms part of the Collateral and shall execute all documents reasonably required by the Purchaser in connection therewith. Vendor constitutes and appoints Purchaser acting by any officer for the time being of Purchaser located at its address for notices prescribed by Section 7.3 to be its attorney with full power of substitution to do on Vendor’s behalf anything that Vendor can lawfully do by an attorney, including to do, make and execute all such agreements, deeds, acts, matters or things, with the right to use the name of Vendor, whenever and wherever it deems necessary or expedient and to carry out Vendor’s obligations under this Debenture. Such power of attorney, being granted by way of security and coupled with an interest, is irrevocable until Payment in Full of the Obligations. Such power of attorney shall not be exercisable by Purchaser (a) unless an Event of Default has occurred and is continuing or (b) unless Purchaser has requested in writing Vendor to take any action required pursuant to this Section 4.6 and Vendor has failed to do so after 90 days of such request.

4.7                               Notice of Change

Vendor shall notify Purchaser in writing:

(a)                                  forthwith of any Litigation which could materially adversely affect any Collateral or the Security therein;

(b)                                 forthwith after receipt by Vendor of any notice from any Governmental Authority regarding, or the occurrence of, any of the following events where any of such events could reasonably be seen to have a Material Adverse Effect, or a material effect on any Collateral or Security: non-compliance with Applicable Laws, order for suspension of mining

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activities, cancellation or forfeiture of or the failure to renew or expiry of any Real Property Rights, a Mineral Claim, Crown Grant, Mining Lease, Surface Right, License or Permit; and

(c)                                  at least 3 Business Days prior to (i) any change of name, or the adoption of a French form of name, or the adoption of a combined English/French or French/English form of name, of Vendor, (ii) any transfer of Vendor’s interest in any Collateral not expressly permitted hereunder, (iii) any change in or addition to the location of any Collateral from those locations referred to in Section 3.7, or (iv) any change in the registered office or chief executive office of Vendor.

4.8                               Costs

Vendor shall forthwith reimburse Purchaser, on demand and on a full indemnity basis, for all interest, commissions, costs of realization and other reasonable, out-of-pocket and properly documented costs and expenses (including reasonable out-of-pocket and properly documented legal fees on a full indemnity basis) incurred by Purchaser or any Receiver in connection with the enforcement of this Debenture and the enforcement of the Security, including those arising in connection with the realization, disposition of, retention, protection or collection of any Collateral and the protection or enforcement of the rights of Purchaser or any Receiver.

4.9                               Reimbursements as Obligations

All amounts for which Vendor is required hereunder to reimburse Purchaser or any Receiver shall, from the date of disbursement until the date Purchaser or such Receiver receives reimbursement, be deemed advanced to Vendor by Purchaser or such Receiver, as the case may be, on the faith and security of this Debenture, shall be deemed to be Obligations secured by the Security and shall bear interest from the date of disbursement, compounded and payable monthly, both before and after demand, default and judgment, until payment of such amount is paid in full at the Default Rate.

4.10                        General Indemnity

In addition to any indemnity contained in the Purchase Agreement, Vendor will indemnify Purchaser, any Receiver and their respective Representatives, (each, an “Indemnified Party”) in respect of, and save each Indemnified Party fully harmless from and against, all loss and expense which an Indemnified Party may suffer or incur in connection with (a) any breach by Vendor of the representations or warranties of Vendor contained herein, or (b) any breach by Vendor of, or any failure by Vendor to observe or perform, any of the Obligations, save that Vendor shall not be obliged to so indemnify any Indemnified Party to the extent such losses and expenses are determined by a final Award (from which no appeal may be made or the applicable appeal periods have lapsed without any appeal therefrom having been perfected) to have directly resulted from the willful misconduct or gross negligence of the Indemnified Party.  Purchaser shall be constituted as the trustee of each Indemnified Party, other than itself, and shall hold and enforce each such other Indemnified Party’s rights under this Section 4.10 for their respective benefits.  In no event will Vendor be liable to Purchaser for any lost profits or incidental, indirect, speculative,

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consequential, special, punitive, or exemplary damages of any kind (whether based in contract, tort, including negligence, strict liability, fraud, or otherwise, or statutes, regulations, or any other theory) arising out of or in connection with this Debenture, even if advised of such potential damages.

4.11                        Updated Lists

As soon as Vendor acquires any rights in any Real Property Right registered at the applicable Land Title Office in British Columbia, any Surface Right (other than those provided under s.14(1) of the Mineral Tenure Act (British Columbia)), Mineral Claim, Crown Grant,  Mining Lease, License or Permit that forms part of or is used in connection with the Tulsequah Property, a written description describing that Real Property Right, Surface Right, Mineral Claim, Crown Grant, Mining Lease, License or Permit shall be deemed to have been incorporated into Schedule 2.1 and Vendor shall promptly deliver to Purchaser an updated version of such Schedule 2.1, showing additions and deletions to the Collateral since the prior version forming a part hereof, provided however that any such addition shall not result in increasing the physical or subsurface area of the Tulsequah Project outside of the area existing as of the date hereof. Each such version approved of by Purchaser shall be deemed to be part of this Debenture as of its preparation date.

ARTICLE 5
DEFAULT

5.1                               Acceleration on Event of Default

Upon the occurrence of an Event of Default the Obligations shall be immediately due and payable and the Security shall become immediately enforceable without the necessity for any further action or notice by Purchaser.

5.2                               Waiver

Purchaser may waive any Event of Default or any breach by Vendor of any of the provisions of this Debenture. No waiver, however, shall be deemed to extend to a subsequent breach or Event of Default, whether or not the same as or similar to the breach or Event of Default waived, and no act or omission by Purchaser shall extend to, or be taken in any manner whatsoever to affect, any subsequent breach or Event of Default or the rights of Purchaser arising therefrom. Any such waiver must be in writing and signed by Purchaser to be effective. No failure on the part of Purchaser to exercise, and no delay by Purchaser in exercising, any right under this Debenture shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

ARTICLE 6
REMEDIES ON DEFAULT

6.1                               Remedies of Purchaser

If the Security becomes enforceable in accordance with Article 5, Purchaser shall have the rights set out in this Article 6.

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6.2                               Right to Appoint a Receiver

Purchaser may appoint by instrument in writing one or more Receivers of any Collateral. Any such Receiver shall have the rights set out in this Article 6. In exercising such rights, any Receiver shall act as and for all purposes shall be deemed to be the agent of Vendor and Purchaser shall not be responsible for any act or default of any Receiver.  Purchaser may remove any Receiver and appoint another from time to time. An officer or employee of Purchaser may be appointed as a Receiver.  No Receiver appointed by Purchaser need be appointed by, nor need its appointment be ratified by, or its actions in any way supervised by, a court. If two or more Receivers are appointed to act concurrently, they shall, unless otherwise expressly provided in the instrument appointing them, so act severally and not jointly and severally. The appointment of any Receiver or anything done by a Receiver or the removal or termination of any Receiver shall not have the effect of constituting Purchaser a mortgagee in possession in respect of the Collateral.

6.3                               Rights of a Receiver

Any Receiver appointed by Purchaser shall have the following rights:

(a)                                  Power of Entry. Vendor shall forthwith upon demand deliver to a Receiver possession of any Collateral at the place specified by the Receiver. Any Receiver may at any time enter upon any premises owned, leased or otherwise occupied by Vendor or where any Collateral is located to take possession of, disable or remove any Collateral, and may use whatever means the Receiver considers advisable to do so.

(b)                                 Power of Sale. Any Receiver may sell, lease, consign, license, assign or otherwise dispose of any Collateral by public auction, private tender or private contract with or without notice, advertising or any other formality, all of which are hereby waived by Vendor to the extent permitted by Applicable Law. Any Receiver may, at its discretion, establish the terms of such disposition, including terms and conditions as to credit, upset, reserve bid or price. All payments made pursuant to such dispositions shall be credited against the Obligations only as they are actually received. Any Receiver may buy in, rescind or vary any contract for the disposition of any Collateral and may dispose of any Collateral again without being answerable for any loss occasioned thereby. Any such disposition may take place whether or not the Receiver has taken possession of the Collateral. The exercise by the Receiver of any power of sale does not preclude the Receiver from further exercise of its power of sale in accordance with this clause.

(c)                                  Carrying on Business. With respect to, and to the extent of, the Collateral and the Tulsequah Property, any Receiver may carry on, or concur in the carrying on of, any of the business or undertaking of Vendor and may, to the exclusion of all others, including Vendor after five Business Days written notice, enter upon, occupy and use any of the premises, buildings, plant and undertaking of, or occupied or used by, Vendor and, for such time and such

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purposes as the Receiver sees fit, may use any of the equipment and intangibles of Vendor that Vendor has not removed from the Tulsequah Property within five Business Days after Purchaser or the Receiver has given Vendor written notice to do so. No Receiver shall be liable to Vendor in respect of any rent, charges, costs, depreciation or damages in connection with any such action.

(d)                                 Any Receiver may complete any unfinished construction upon or in the Collateral including having the power to:

(i)                                     appoint and engage superintendents, architects, engineers, miners, geologists, consultants, contractors, managers, advisors and such other personnel which, in the discretion of the Receiver, may be required to construct, furnish or operate the Collateral;

(ii)                                  enter into contracts for the supply of materials and services which the Receiver deems necessary to complete or operate the Collateral;

(iii)                               enter into and enforce and take the benefit of Real Property Rights, Surface Rights, Mineral Claims, Crown Grants, Mining Leases, Licenses, Permits, agreements and other arrangements in respect of the Collateral from municipal or other Governmental Authorities or from any other source whatsoever which provide loans, grants or licenses;

(iv)                              enter into, enforce, use and take the benefit of construction contracts, contracts for services or materials, performance bonds, insurance contracts, development agreements, plans, studies, reports, information or any other matter, material or arrangement in respect of the Collateral; and

(v)                                 with the approval of a court of competent jurisdiction, if required by Applicable Law, terminate any Real Property Rights, Surface Rights, Mineral Claims, Crown Grants, Mining Leases, Permits, Licenses, agreements or other arrangements made by Vendor in connection with the Collateral on such terms as the Receiver deems reasonable.

(e)                                  Pay Liens. Any Receiver may pay any liability secured by any actual or threatened Lien against any Collateral. A Receiver may borrow money for the maintenance, preservation or protection of any Collateral or for carrying on any of the business or undertaking of Vendor with respect to, and to the extent of, the Collateral and the Tulsequah Property and may grant Liens in any Collateral in priority to the Security as security for the money so borrowed. Vendor will forthwith on demand reimburse the Receiver for all such payments and borrowings.

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(f)                                    Dealing with Collateral. Any Receiver may seize, collect, realize, dispose of, enforce, release to third parties or otherwise deal with any Collateral in such manner, upon such terms and conditions and at such time as it deems advisable without notice to Vendor (except as otherwise required by Applicable Law), and may charge on its own behalf and pay to others its costs and expenses (including legal, Receiver’s and accounting fees and expenses on a full indemnity basis) incurred in connection with such actions. Vendor will forthwith upon demand reimburse the Receiver for all such costs or expenses.

(g)                                 Powers re Collateral. Any Receiver may have, enjoy and exercise all of the rights of and enjoyed by Vendor with respect to the Collateral or incidental, ancillary, attaching or deriving from the ownership by Vendor of the Collateral, the right to commence or continue Litigation to preserve or protect Collateral and the right to grant or agree to Liens and grant or reserve profits a prendre, easements, rights of ways, rights in the nature of easements and licenses over or pertaining to the whole or any part of the Collateral.

(h)                                 Retain Services. Any Receiver may retain the services of such real estate brokers and agents, lawyers, accountants, appraisers and other consultants as the Receiver may deem necessary or desirable in connection with anything done or to be done by the Receiver or with any of the rights of the Receiver set out herein and pay their commissions, fees and disbursements (which payment shall constitute part of the Receiver’s disbursements reimbursable by Vendor hereunder). Vendor shall forthwith on demand reimburse the Receiver for all such payments.

6.4                               Right to have Court Appoint a Receiver

Purchaser may, at any time, apply to a court of competent jurisdiction for the appointment of a Receiver, or other official, who may have powers the same as, greater or lesser than, or otherwise different from, those capable of being granted to a Receiver appointed by Purchaser pursuant to this Debenture.

6.5                               Purchaser may exercise rights of a Receiver

In lieu of, or in addition to, exercising its rights under Sections 6.3 and 6.4, Purchaser has, and may exercise, any of the rights which are capable of being granted to a Receiver appointed by Purchaser pursuant to this Debenture.

6.6                               Retention of Collateral

Purchaser may elect to retain any Collateral in satisfaction of the Obligations.  Subject to Applicable Laws, Purchaser may designate any part of the Obligations to be satisfied by the retention of particular Collateral which Purchaser considers to have a net realizable value approximating the amount of the designated part of the Obligations, in which case only the

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designated part of the Obligations shall be deemed to be satisfied by the retention of the particular Collateral.

6.7                               Limitation of Liability

Except for any loss or expense resulting from any gross negligence, bad faith or willful misconduct of Purchaser, any Receiver or any of their respective Representatives, neither Purchaser nor any Receiver shall be liable or accountable for any failure of Purchaser or any Receiver to seize, collect, realize, dispose of, enforce or otherwise deal with any Collateral nor shall any of them be bound to institute Litigation for any such purposes or for the purpose of preserving any rights of Purchaser, Vendor or any other Person in respect of any Collateral. If any Receiver or Purchaser takes possession of any Collateral, neither Purchaser nor any Receiver shall have any liability as a mortgagee in possession or be accountable for anything except actual receipts.

6.8                               Extensions of Time

Purchaser and any Receiver may grant renewals, extensions of time and other indulgences, take and give up Liens, accept compositions, grant releases and discharges, perfect or fail to perfect any Liens, release any Collateral to third parties and otherwise deal or fail to deal with Vendor, debtors of Vendor, guarantors, sureties and others and with any Collateral and other Liens as Purchaser may see fit, all without prejudice to the liability of Vendor to Purchaser or the rights of Purchaser and any Receiver under this Debenture.

6.9                               Application of Payments against Obligations

Any Recovery received by Purchaser in respect of the Obligations from time to time and any Recovery realized by Purchaser on any Collateral shall be appropriated and applied by Purchaser in accordance with Section 6.17.

6.10                        Set-Off, Combination of Accounts met and/or Crossclaims

The Obligations will be paid by Vendor without regard to any equities between Vendor and Purchaser or any right of set-off or cross-claim. Any indebtedness owing by Purchaser to Vendor, direct or indirect, extended or renewed, actual or contingent, mutual or not, may be set off or applied against, or combined with, the Obligations by Purchaser at any time either before or after maturity, without demand upon or notice to anyone.

6.11                        Deficiency

If the proceeds of the realization of any Collateral are insufficient to repay all liquidated Obligations, Vendor shall forthwith pay or cause to be paid to Purchaser such deficiency.

6.12                        Validity of Sale

No Person dealing with Purchaser or any Receiver or with any Representative of Purchaser or any Receiver shall be concerned to inquire whether the Security has become enforceable, whether any right of Purchaser or any Receiver has become exercisable, whether any

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Obligations remain outstanding or otherwise as to the propriety or regularity of any dealing by Purchaser or any Receiver with any Collateral or to see to the application of any money paid to Purchaser or any Receiver, and in the absence of fraud on the part of such Person such dealings shall be deemed, as regards such Person, to be within the rights hereby conferred and to be valid and effective accordingly.

6.13                        Purchaser or Receiver may Perform

If Vendor fails to perform any Obligations, without limiting any other provision hereof, Purchaser or any Receiver may perform those Obligations as attorney for Vendor in accordance with Section 4.6. Vendor shall remain liable under each agreement, Real Property Right, Surface Right, Mineral Claim, Crown Grant, Mining Lease, Permit and License to which it is party or by which it or any of its Business Assets is bound and shall perform all of its obligations thereunder, and shall not be released from any of its obligations under any such agreement, Real Property Right, Surface Right, Mineral Claim, Crown Grant, Mining Lease, License or Permit by the exercise of any rights by Purchaser or any Receiver. Neither Purchaser nor any Receiver shall have any obligation under any such agreement, Real Property Right, Surface Right, Mineral Claim, Crown Grant, Mining Lease, License or Permit by reason of this Debenture, nor shall Purchaser or any Receiver be obliged to perform any of the obligations of Vendor thereunder or to take any action to collect or enforce any claim made subject to the security of this Debenture. The rights conferred on Purchaser and any Receiver under this Debenture are for the purpose of protecting the Security in the Collateral and shall not impose any obligation upon Purchaser or any Receiver to exercise any such rights.

6.14                        Effect of Appointment of Receiver

Subject to Applicable Laws, as soon as Purchaser takes possession of any Collateral or appoints a Receiver over any Collateral, all rights of each of the Representatives of Vendor with respect to that Collateral shall cease, unless specifically continued by the written consent of Purchaser or the Receiver.

6.15                        Time for Payment

If any Obligations are due by maturity, demand or acceleration, it shall be deemed reasonable for Purchaser to exercise its rights under this Debenture immediately if such payment is not made, and any days of grace or any time for payment which might otherwise be required to be afforded to Vendor by any agreement or Applicable Law is hereby irrevocably waived to the extent permitted by Applicable Laws.

6.16                        Rights in Addition

The rights conferred by this Article 6 are in addition to, and not in substitution for, any other rights Purchaser may have under this Debenture, at law, in equity or by or under Applicable Law or the Purchase Agreement or any other security agreement.  Purchaser may proceed by way of any action, suit or other proceeding at law or in equity including (a) the right to take proceedings in any court of competent jurisdiction for the sale or foreclosure of the Collateral and (b) filing proofs of claim and other documentation to establish the claims of Purchaser in any Litigation relating to Vendor. No right of Purchaser or any Receiver shall be exclusive of or dependent on

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any other. Any such right may be exercised separately or in combination, and at any time. The exercise by Purchaser or any Receiver of any right hereunder does not preclude Purchaser or any Receiver from further exercise of such right in accordance with this Debenture.

6.17                        Application of Proceeds

Each Recovery received by Purchaser will be held and dealt with by or applied and paid to the relevant parties or Persons indicated below promptly following receipt by Purchaser in the following order:

(a)                                  first, to be applied to the Payment in Full of the Obligations due and owing to Purchaser under the Purchase Agreement, including all reasonable fees of Purchaser and all reasonable out-of-pocket disbursements, fees, costs and expenses incurred by Purchaser in connection with the preservation of the Security or the Collateral or any enforcement proceedings and all amounts for which Purchaser is entitled to payment or indemnity from Vendor pursuant to any other provision of this Debenture;

(b)                                 second, after Payment in Full of all Obligations in accordance with paragraph (a) above, the surplus, if any, remaining from that Recovery will be paid to Vendor, unless otherwise directed by any Order of any competent Governmental Authority, or as required by Applicable Law.

The fact that Purchaser may make a payment pursuant to paragraph (b) above or may determine that the Obligations have been paid in full, will not thereafter prevent Purchaser from applying any further Recovery in the order set out in this Section 6.17.

ARTICLE 7
GENERAL

7.1                               Security in Addition

The Security does not replace or otherwise affect any existing or future Lien held by Purchaser. Neither the taking of any Litigation, judicial or extra-judicial, nor the refraining from so doing, nor any dealing with any other security for any Obligations shall release or affect the Security. Neither the taking of any Litigation, judicial or extra-judicial, pursuant to this Debenture, nor the refraining from so doing, nor any dealing with any Collateral shall release or affect any of the other Liens held by Purchaser for the payment or performance of the Obligations.

7.2                               No Merger

This Debenture shall not operate by way of a merger of the Obligations or of any agreement or other document by which the Obligations now or at any time hereafter may be represented or evidenced. Neither the taking of any judgment nor the exercise of any power of seizure or disposition shall extinguish the liability of Vendor to pay and perform the Obligations nor shall the acceptance of any payment or alternate security constitute or create any novation. No covenant, representation or warranty of Vendor herein shall merge in any judgment.

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7.3                               Notices

Any notice, demand, consent, approval or other communication to be made or given under or in connection with this Debenture shall be given in accordance with the Purchase Agreement.

7.4                               Time of the Essence

Time is and shall remain of the essence of this Debenture and each of its provisions.

7.5                               Governing Law

This Debenture shall be governed by, and interpreted in accordance with, the laws in force in the Province of British Columbia, including the federal laws of Canada applicable therein (excluding any conflict of laws rule or principle which might refer such construction to the laws of another jurisdiction). Vendor irrevocably attorns to and submits to the non-exclusive jurisdiction of the Courts of British Columbia with respect to any matter arising hereunder or related hereto. Such choice of law shall, however, be without prejudice to or limitation of any other rights available to Purchaser under the laws of any other jurisdiction where Collateral may be located.

7.6                               Doctrine of Consolidation

Pursuant to section 31(2) of the Property Law Act (British Columbia), the doctrine of consolidation shall apply to this Debenture.

7.7                               Security Effective Immediately

Neither the issuance nor registration of, or any filings with respect to, this Debenture, nor any partial advance of the Payment Deposit by Purchaser, shall bind Purchaser to advance any amounts of the Payment Deposit to Vendor, but the Security shall take effect forthwith upon the issuance of this Debenture by Vendor.

7.8                               Entire Agreement

There are no representations, warranties, covenants, agreements or acknowledgments whether direct or collateral, express or implied, that form part of or affect this Debenture or any Collateral, other than as expressed herein or in the Purchase Agreement or other security agreements granted contemporaneously herewith by Vendor to Purchaser and other than as may be expressed in any other written agreement entered into between Vendor and Purchaser contemporaneously herewith. The execution of this Debenture has not been induced by, nor does Vendor rely upon or regard as material, any representations, warranties, conditions, other agreements or acknowledgments not expressly made in this Debenture and the other written agreements and other documents to be delivered pursuant hereto or contemporaneously herewith.  In the event of any inconsistency between the terms of this Debenture and the terms of the Purchase Agreement with respect to the subject matter herein, the terms of the Purchase Agreement shall control.

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7.9                               Provisions Reasonable

Vendor acknowledges that the provisions of this Debenture and, in particular, those respecting rights of Purchaser or any Receiver against Vendor and any Collateral upon an Event of Default, are commercially reasonable and not manifestly unreasonable.

7.10                        Invalidity

If any provision of this Debenture is found to be invalid or unenforceable, by a court of competent jurisdiction from which no further appeal right lies, that provision shall be deemed to be severed herefrom and the remaining provisions of this Debenture shall not be affected thereby but shall remain valid and enforceable.

7.11                        Binding Effect

This Debenture shall enure to the benefit of Purchaser and any Receiver and their respective successors and assigns permitted under the Purchase Agreement and shall be binding on Vendor, its legal representatives (including receivers) and its successors and assigns permitted under the Purchase Agreement. Each reference to Vendor in this Debenture shall be construed so as to include the successors and such permitted assigns of Vendor to the extent the context so admits.

7.12                        Survival

The Obligations payable under Sections 4.10 and 6.17 (the “Indemnity Obligations”) shall survive the Payment in Full of all other Obligations and shall continue in full force and effect until Payment in Full has been irrevocably made of such Indemnity Obligations.

7.13                        Statutory Waivers

To the fullest extent permitted by Applicable Law, Vendor waives all of the rights, benefits and protections given by the provisions of any existing or future statute which imposes limitations upon the rights of a secured party or upon the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute.

7.14                        Currency

All references in this Debenture to monetary amounts, unless specifically provided, are to lawful currency of the United States of America. All sums of money payable under this Debenture shall be paid in the currency in which such sums are incurred or expressed as due hereunder.

7.15                        Currency Conversions

If Purchaser receives or recovers any amount payable under this Debenture in a currency (the “Recovered Amount”) which is different than the currency of the United States of America (the “Contract Currency”), Purchaser may convert the Recovered Amount to the Contract Currency at the rate of exchange which Purchaser is able, acting in a reasonable manner and in good faith, to purchase the relevant amount of the Contract Currency. The amount of the Contract

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Currency resulting from any such conversion shall then be applied in accordance with the provisions of Section 6.9.

7.16                        Judgment Currency

If, for the purposes of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into the currency of the country giving such judgment (the “Judgment Currency”) an amount due hereunder in a different currency (the “Agreed Currency”), then the date on which the rate of exchange for conversion is selected by the court is referred to herein as the “Conversion Date”. If there is a change in the rate of exchange between the Judgment Currency and the Agreed Currency between the Conversion Date and the actual receipt by Purchaser or any Receiver of the amount due hereunder or under any such judgment, Vendor will, notwithstanding any such judgment, pay all such additional amounts as may be necessary to ensure that the amount received by Purchaser or Receiver in the Judgment Currency, when converted at the rate of exchange prevailing on the date of receipt, will produce the amount due in the Agreed Currency. Vendor’s liability hereunder constitutes a separate and independent liability which shall not merge with any judgment or any partial payment or enforcement of payment of sums due under this Debenture.

7.17                        Amendment

Subject to Section 1.5, no agreement purporting to change this Debenture shall be binding upon either Vendor or Purchaser unless that agreement is in writing and signed by Vendor and Purchaser.

7.18                        Receipt of Copy

Vendor acknowledges receipt of a copy of this Security Agreement. To the extent permitted by Applicable Law, Vendor irrevocably waives the right to receive a copy of each financing statement (or any verification statement pertaining thereto) or financing change statement (or any verification statement pertaining thereto) filed under the PPSA or under the personal property security statutes of other provinces by Purchaser in respect of this Security Agreement or any other security agreement, and releases any and all claims or causes of action it may have against Purchaser for failure to provide any such copy.

7.19                        Information

At any time the Purchaser may provide to any Person that claims an interest in Collateral copies of this Debenture or information about it or about the Collateral or the Obligations.

7.20                        Discharge

Forthwith following the Deposit Reduction Time, Purchaser shall discharge all security interests in the Balance of Collateral.  Upon the discharge of the security interests in the Balance of Collateral, Purchaser shall discharge or authorize Vendor to discharge, any applicable registrations in respect of the Balance of Collateral and shall execute and deliver to Vendor such other documents or instruments as Vendor may reasonably require to reflect such discharge.  For greater

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certainty, the security interests in the Produced Metal and all Proceeds thereof will only be discharged upon full performance of all Obligations.

7.21                        Date of Reference

For convenience of reference, this Debenture may be referred to as being dated for reference December 22, 2011 irrespective of its actual date of execution.

7.22                        Vendor Acknowledgment

Vendor:

(a)                                  acknowledges receiving a copy of this Debenture; and

(b)                                 waives all rights to receive from Purchaser a copy of any financing statement, financing change statement or verification statement filed or issued, as the case may be, at any time in respect of this Debenture or any amendments to it.

7.23                        Intercreditor Agreements

This Debenture, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of any intercreditor agreement that the Purchaser may enter with one or more Project Lenders (as defined in the Purchase Agreement) from time to time containing, inter alia, terms set forth in Schedule F to the Purchase Agreement.

[SCHEDULES FOLLOW]

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SCHEDULE 1.1

DEFINITIONS

1.                                       Unless the context otherwise requires, in this Debenture the following terms are used with their corresponding defined meanings:

“Accounts” means all debts, accounts, claims, monies and choses in action due or owing to or owned by Vendor relating to or arising out of the Tulsequah Project, and all books, records, documents, papers and electronically recorded data recording, evidencing, securing or otherwise relating to such debts, accounts, claims, monies and choses in action or any part or parts thereof.

“Applicable Law” means any international, federal, state, provincial, or municipal law, regulation, ordinance, code, order or other requirement or rule of law or the rules, policies, orders or regulations of any Governmental Authority or stock exchange, including any judicial or administrative interpretation thereof, directly applicable to a Person or any of its properties, assets, business or operations.

“Authorizations” means any authorization, approval, consent, exemption, license, permit, franchise or no-action letter from any Governmental Authority having jurisdiction with respect to any specified Person, property, transaction or event, or with respect to any of such Person’s Business Affairs or from any Person in connection with any easements or contractual rights.

“Award” means any judgment, decree, injunction, rule, award or order of any Governmental Authority, arbitrator or other decision-making authority of competent jurisdiction.

“Bankruptcy Proceeding” means, with respect to any Person, the making of an assignment for the benefit of creditors by a Person or a Person becoming the voluntary or involuntary subject of any proceedings under any bankruptcy or insolvency law, which proceedings remain undischarged for a period of thirty (30) days, or if a receiver or receiver/manager is appointed for all or any substantial part of the property and business of a Person and such receiver or receiver/manager remains undischarged for a period of thirty (30) days, or if the corporate existence of a Person is terminated by voluntary or involuntary dissolution or winding-up (other than by way of amalgamation or reorganization).

“Business Affairs” means the Business Assets, liabilities, financial condition, and results of operations of Vendor.

“Business Assets” means the business, operations, undertaking, property and assets of Vendor in relation to the Tulsequah Project.

“Business Day” means any day other than a Saturday or Sunday or a day that (i) is a statutory holiday under the laws of the Province of British Columbia or the Province of

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Ontario, or (ii) national banking institutions in Zug, Switzerland, London, UK or Denver, Colorado are closed to the public for conducting business.

“Collateral” means all of the property made subject to the Liens created under Section 2.1, wherever located, now or hereafter owned by Vendor or in or to which Vendor now or hereafter has rights, including all such rights, and (as the context so admits) any item or part thereof.

“Crown Grant” means a crown grant issued under the Land Act (British Columbia), the Mineral Tenure Act (British Columbia) or any predecessor or successor statute thereto or by any Governmental Authority.

“Debenture” means this debenture and all schedules attached hereto. All uses of the words “hereto”, “herein”, “hereof”, “hereby” and “hereunder” and similar expressions refer to this Debenture and not to any particular section or portion of it. References to an “Article”, “Section”, “Subsection” or “Schedule” refer to the applicable article, section, subsection or schedule of this Debenture.

“Default Rate” means the interest rate per annum payable by Vendor pursuant to Section 15.3(a) of the Purchase Agreement.

“Deposit Reduction Time” has the meaning assigned to it in the Purchase Agreement.

“Designated Percentage of Produced Metal” has the meaning assigned to it in the Purchase Agreement.

“Documents of Title” means all documents of title, whether negotiable or non-negotiable, including all warehouse receipts and bills of lading, in which Vendor now or hereafter has rights, and (as the context so admits) any item or part thereof.

“Equipment” means goods and equipment, including all machinery, fixtures, plants, tools, furniture, vehicles of any kind or description relating to or arising out of the Tulsequah Project, all spare parts, accessions and accessories located at or installed in or affixed or attached to any of the foregoing, and all drawings, specifications, plans and manuals relating thereto and any other goods that are not Inventory.

“Event of Default” means a Vendor Event of Default as defined in the Purchase Agreement.

“GAAP” has the meaning assigned to it in the Purchase Agreement.

“Governmental Authority” means any federal, state, provincial, or local government, agency, department, ministry, authority, tribunal, commission, official, court or securities commission.  For the avoidance of doubt, “Governmental Authority” shall not be deemed to include First Nations.

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“Income Taxes” means taxes based on or measured by income or profit of any nature or kind, including Canadian federal and provincial income taxes and similar such taxes imposed by any foreign jurisdiction (including any union of nations).

“Indemnified Party” has the defined meaning assigned to it in Section 4.10.

“Intercreditor Suspension Notice” has the meaning assigned to it in the Purchase Agreement.

“Inventory” means inventory of whatever kind relating to or arising out of the Tulsequah Project, including all raw materials, materials used or consumed in the business or profession of Vendor, goods, work in progress, finished goods, returned goods, repossessed goods, goods used for packing, all packaging materials, supplies and containers, materials used in the business of Vendor whether or not intended for sale and goods acquired or held for sale, lease or resale or furnished or to be furnished under contracts of rental or service.

“License” means (i) any Authorization from any Governmental Authority having jurisdiction with respect to Vendor’s interest in the Tulsequah Property, and (ii) any Authorization from any Person granting any easement or license with respect to any real or immovable property in relation to the Tulsequah Project.

“Lien” means (i) any right of set-off intended to secure the payment or performance of an obligation, (ii) any interest in property created by way of mortgage, pledge, charge, lien, assignment by way of security, hypothecation, security interest, hire purchase agreement, conditional sale agreement, Sale/Lease Back Transaction, deposit arrangement, title retention, capital lease or discount, factoring or securitization arrangement on recourse terms, (iii) any statutory deemed trust or lien, (iv) any preference, priority, adverse claim, levy, execution, seizure, attachment, garnishment or other encumbrance which binds property, and (v) any agreement to grant any of the rights or interests described in clauses (i) to (iv) inclusive of this definition.

“Litigation” means any grievance, investigation, litigation, legal action, lawsuit, mediation, alternative dispute resolution proceeding or other proceeding (whether civil, administrative, quasi-criminal or criminal) by or before any Governmental Authority, arbitrator or other decision-making authority.

“Material Adverse Effect” has the meaning assigned to it in the Purchase Agreement.

“Minerals” has the meaning assigned to it in the Purchase Agreement.

“Mineral Claim” means a mineral claim issued under the Mineral Tenure Act (British Columbia) or any successor statute thereto or by any Governmental Authority.

“Mining Lease” means a mining lease issued under the Mineral Tenure Act (British Columbia) or any successor statute thereto or by any Governmental Authority.

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“Obligations” means all advances of the Payment Deposit and all obligations for the performance of covenants, tasks or duties including, without limitation, for the delivery of Refined Metal, payment of monetary amounts, debts and liabilities (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable), including, for greater certainty, the return of the outstanding balance of the Payment Deposit, if applicable, owing by Vendor to Purchaser pursuant to the Purchase Agreement, and all covenants, duties regarding such Refined Metal or amounts, of any kind or nature, present or future, absolute or contingent, joint or several or joint and several, direct or indirect, matured or not, extended or renewed, whenever and however incurred, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under, by reason of, pursuant to or otherwise in respect of the Purchase Agreement, this Debenture or any other security agreement granted by Vendor to Purchaser relating to or in connection with the Purchase Agreement, and (as the context so admits) each and every item or part of any thereof. This term includes all principal, interest (including all interest that accrues after the commencement of, or which would have accrued but for the commencement of, any Bankruptcy Proceeding in accordance with and at the rate, including the Default Rate to the extent lawful, specified herein or in the Purchase Agreement, whether or not such interest is an allowable claim in such Bankruptcy Proceeding), expenses, legal fees and any other sum chargeable to Vendor under the Purchase Agreement, this Debenture or any other security agreement granted by Vendor to Purchaser relating to or in connection with the Purchase Agreement, and (as the context so admits) each and any item or part of any thereof.

“Order” means any order, directive, direction or request of any Governmental Authority, arbitrator or other decision-making authority of competent jurisdiction.

“Payment Deposit” has the meaning assigned to it in the Purchase Agreement.

“Payment in Full” in relation to any Obligations means permanent, indefeasible and irrevocable delivery of Refined Metal or payment in cash (or other freely available funds transfer as may be expressly provided for in the Purchase Agreement) to Purchaser in full of all Obligations (other than contingent indemnification obligations) in accordance with the express provisions of the Purchase Agreement, without regard to any compromise, reduction or disallowance of all or any item or part thereof by virtue of the application of any bankruptcy, insolvency or other similar such laws, any law affecting creditors’ rights generally or general principles of equity, and the cancellation or expiry of all commitments by Purchaser to advance any portion of the Payment Deposit to or for the benefit or at the request of Vendor, and “paid in full” shall (to the extent the context so admits) be construed in like manner.

“Permits” has the meaning assigned to it in the Purchase Agreement.

“Permitted Encumbrances” has (i) the defined meaning assigned to it in the Purchase Agreement and (ii) means any right of title retention or any purchase money security in connection with the purchase price of assets in the ordinary course of business which the purchase price is promptly paid when due.

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“Person” means an individual, corporation, company (limited, unlimited, unlimited liability or other), limited liability corporation, other body corporate, estate, limited or general partnership, business trust, trustee, joint venture, other legal entity, unincorporated association or Governmental Authority.

“PPSA” means the Personal Property Security Act (British Columbia).

“Produced Metal” has the meaning ascribed to it in the Purchase Agreement.

“Prescribed Right” has the defined meaning assigned to it in Section 2.5(c).

“Proceeds” means all goods, investment property, instruments, Documents of Title, chattel paper, intangibles or money in any form derived directly or indirectly from any disposal of or other dealing with any Collateral, or that indemnifies or compensates for such Collateral stolen, lost, destroyed or damaged, and proceeds of Proceeds whether or not of the same type, class or kind as the original Proceeds, and (as the context so admits) any item or part thereof.

“Purchase Agreement” has the defined meaning assigned to it in the Background to this Debenture.

“Purchaser” means RGLD Gold AG, and if such Purchaser shall assign all or any portion of its rights, benefits or obligations under the Purchase Agreement as permitted thereunder, such term shall include any assignee of such Purchaser, whether immediate or derivative, relative to such rights, benefits and obligations.

“Receiver” means any receiver for the Collateral or any of the business, undertakings, property and assets of Vendor appointed by Purchaser pursuant to this Debenture or by a court on application by Purchaser.

“Records” means all books, accounts, invoices, letters, papers, security certificates, documents and other records in any form evidencing or relating in any way to any item or part of the Collateral and all agreements, Licenses, Permits and other rights and benefits in respect thereof, and (as the context so admits) any item or part thereof.

“Recovery” means any monies received or recovered by Purchaser pursuant to this Debenture on account of the Obligations, whether pursuant to any enforcement of the Security, any Litigation, any settlement thereof or otherwise.

“Refined Metal” has the defined meaning assigned to it in the Purchase Agreement.

“Replacements” means all increases, additions and accessions to, and all substitutions for and replacements of, any item or part of the Collateral, and any item or part thereof.

“Representative” of any Person means any director, officer, employee, agent, legal counsel, accountant, financial advisor, expert, manager, consultant or other representative appointed, engaged or employed by such Person.

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“Sale/Lease Back Transaction” means any transaction, series of transactions (related or not) or arrangement pursuant to which Business Assets of a Person are disposed of and are thereafter leased back, or are otherwise made available for use, to that Person.

“Sales Taxes” means sales, transfer, turnover or value added taxes of any nature or kind, including Canadian goods and services taxes and federal, state and provincial sales and excise taxes, or harmonized Canadian and provincial taxes.

“Scheduled Deposit” has the meaning assigned to it in the Purchase Agreement.

“Security” means any and all Liens granted by Vendor to Purchaser in this Debenture.

“Surface Rights” means all rights to use, enter and occupy the surface of a Mineral Claim, Crown Grant, Mining Lease or freehold land for the exploration and development or production of Minerals or placer minerals, including the treatment of ore and concentrates, and all operations related to the exploration and development or production of Minerals or placer minerals and the business of mining, and all leases, licenses, contracts, agreements, permits or other documents relating to such rights, including without limitation, any and all surface rights related to infrastructure such as electric power lines and roads, surface tenures issued by a Governmental Authority such as investigative permits and temporary permits, and any lease to the surface of the Tulsequah Property or license of occupation or other occupation right and includes any fee simple rights over any part of the Tulsequah Property.

“Taxes” means all federal, provincial, state and foreign sales and transfer taxes, withholding taxes, sales and use taxes, goods and services taxes, value-added taxes, duties, fees, registration charges or other like charges (but for greater certainty, not including, income, branch, franchise or similar taxes of the Purchaser).

“Term” has the meaning assigned to it in the Purchase Agreement.

“Tulsequah Project” has the meaning assigned to it in the Purchase Agreement.

“Tulsequah Property” has the meaning assigned to it in the Purchase Agreement.

2.                                       Extended Meanings

To the extent the context so admits, any reference in this Debenture to:

“agreement” shall be construed as any agreement, oral or written, any simple contract or specialty, and includes any bond, bill of exchange, indenture, instrument or undertaking.

“arm’s length” shall be construed in the same manner it is used in the Income Tax Act (Canada).

“change” shall be construed as change, modify, alter, amend, supplement, extend, renew, compromise, novate, replace, terminate, release, discharge, cancel, suspend or waive or

32

(where the context so admits) the noun or participle form of any of the foregoing, and “changed” shall be construed in like manner.

“dispose” shall be construed as lease, sell, transfer, license or otherwise dispose of any property, or the commercial benefits of use or ownership of any property, including the right to profit or gain therefrom, whether in a single transaction or in a series of related transactions, and “disposed”, “disposition” and “disposal” shall be construed in like manner.

“include”, “includes” and “including” shall be construed to be followed by the statement “without limitation” and none of such terms shall be construed to limit any word or statement which it follows to the specific items or matters immediately following it or similar terms or matters.

“losses and expenses” shall be construed as losses, costs, expenses, damages, penalties, Awards, Orders, Litigation, claims, claims over, demands and liabilities, including any applicable court costs and legal fees and disbursements on a full indemnity basis, and “loss and expense” shall be construed in like manner.

“rate of exchange” shall be construed so as to include any premiums or costs payable in connection with any currency conversion being effected.

a “receiver” means a privately appointed or court appointed receiver or receiver and manager, interim receiver, liquidator, trustee-in-bankruptcy, administrator, administrative receiver, monitor and any other like or similar official.

“rights” shall be construed as rights, titles, benefits, interests, powers, authorities, discretions, privileges, immunities and remedies (actual or contingent, direct or indirect, matured or unmatured, now existing or arising hereafter), whether arising by agreement or statute, at law, in equity or otherwise, and “right” shall be construed in like manner.

“set-off” means any right or obligation of set-off, compensation, offset, combination of accounts, netting, retention, withholding, reduction, deduction or any similar right or obligation, or (as the context requires) any exercise of any such right or performance of such obligation.

“successor” of a Person (the “relevant party”) shall be construed so as to include (i) any amalgamated or other body corporate of which the relevant party or any of its successors is one of the amalgamating or merging body corporates, (ii) any body corporate resulting from any court approved arrangement of which the relevant party or any of its successors is party, (iii) any Person to whom all or substantially all the undertakings, property and assets of the relevant party is transferred, (iv) any body corporate resulting from the continuance of the relevant party or any successor of it under the laws of another jurisdiction of incorporation and (v) any successor (determined as aforesaid or in any similar or comparable procedure under the laws of any other jurisdiction) of any Person referred to in clause (i), (ii), (iii) or (iv) of this definition. Each reference in this Debenture to any party hereto or any other Person shall (where the context so admits) include its successors.

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SCHEDULE 2.1

MINERAL CLAIMS

Tenure Number	Area (ha)
513806	1241.297
513807	1242.293
513809	1393.208
513812	621.5264
513813	806.7663
513814	1160.494
513815	1310.797
513818	1615.841
513828	1331.763
513819	841.076
590422	419.9964

CROWN GRANTS

Tulsequah Area Crown Grants	Record No.	Area (ha)	PID
River Fr.	5669	7.99	012-659-002
Tulsequah Bonanza	5668	20.9	015-604-764
Tulsequah Bald Eagle	5676	14.16	015-604-845
Tulsequah Chief	5670	20.9	015-604-802
Tulsequah Elva Fr.	5679	9.7	015-604-853

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PERMITS AND LICENSES

No.	Permit	Issuing Authority	Description
1	BCEAA Environmental Assessment Approval	BC Environmental Assessment Office	Overall Project Environmental Approval to proceed

2	BCEAA Environmental Assessment Approval Amendment	BC Environmental Assessment Office	Amendment to allow Barge access for Project

3	CEAA Screening Environmental Assessment Approval	Canadian Environmental Assessment Agency	Overall Project Environmental Approval to proceed

4	Special Use Permit	BC Ministry of Forests and Range	Permits all-weather access road from Atlin Public Highway to Tulsequah Mine site

6	Mines Act Permit Initial (MA1)	BC Ministry of Mining	All surface roads and infrastructure development

7	Mines Act Permit Amendment (MA2)	BC Ministry of Mining	Inclusion of Waste storage, plantsite surface development, underground preparatory work (slash adits)

8	Mines Act Permit Amendment (MA3)	BC Ministry of Mining	Inclusion of Tailings Impoundment and all underground development

9	MX-2 Permit - Full release	BC Ministry of Mining	Release of Exploration road permit to coverage under Mines Act Permit

10	North Causeways Fisheries Authorization	Fisheries and Oceans Canada	Authorize construction of north causeway on Tulsequah River floodplain

11	South Causeways Fisheries Authorization	Fisheries and Oceans Canada	Authorize construction of south causeway on Tulsequah River floodplain

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No.	Permit	Issuing Authority	Description
12	Discharge Diffuser Authorization	Fisheries and Oceans Canada	Installation of buried diffuser pipe in Tulsequah River floodplain

13	Airstrip Extension Authorization	Fisheries and Oceans Canada	Extension of airstrip 150m

14	Stream 2 diversion (PAG waste site)	Fisheries and Oceans Canada	Divert intermittent stream from construction site

15	Barge Landing Authorization	Fisheries and Oceans Canada	Barge landing fisheries habitat alteration

16	Interim Waste Discharge Approval	BC Ministry of Environment	Authorization for discharges during construction period

17	Operations Discharge Approval	BC Ministry of Environment	Operations Discharge approvals

18	Water License, Portal Creek diversion	BC Ministry of Environment	Diversion of intermittent creek

19	Other Water Licenses (Tulsequah/Dawn creek)	BC Ministry of Environment	Water Usage licenses

20	Water license conversion of Section 9 approval North causeway	BC Ministry of Environment	—

21	Water license conversion of Section 9 approval South causeway	BC Ministry of Environment	—

22	Section 9 approval diffuser	BC Ministry of Environment	—

23	Section 9 approval airstrip extension	BC Ministry of Environment	—

24	Section 9 approval barge landing	BC Ministry of Environment	—

25	License to Cut and amendments	BC Ministry of Forests	Required for removal of timber from construction areas

27	EA Certificate Amendment to approve proposed access road alignment changes	BC Environmental Assessment Office	To finalize proposed changes to reduce road length and avoid conflicts with TRTFN sensitive areas, in accordance with LUP

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SCHEDULE 3.7

LOCATIONS OF REGISTERED OFFICE, PLACES OF BUSINESS,
CHIEF EXECUTIVE OFFICE, RECORDS AND
OTHER COLLATERAL

Registered Office

Toronto, Ontario

Chief Executive Office

Toronto, Ontario

Places of Business

British Columbia and Ontario

Locations of Records

Ontario

Locations of Collateral

British Columbia

[END OF DOCUMENT]

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Schedule D — Permitted Encumbrances

1.               Encumbrances created pursuant to the loan agreement dated as of November 15, 2010 by Chieftain Metals Inc., as borrower and Teck Resources Limited, as lender (as the same may be amended, supplemented, revised, replaced or restated from time to time).

2.               Encumbrances created pursuant to the cash collateral agreement dated January 31, 2011 by Chieftain Metals Inc. in favour of Royal Bank of Canada, as bank, Royal Mortgage Corporation, Royal Trust Corporation of Canada and The Royal Trust Company (as the same may be amended, supplemented, revised, replaced or restated from time to time).

5

SCHEDULE E

Payment Illustration

The following sets forth an example of the Delivery obligations of the Vendor with respect to a shipment of copper concentrates from the Tulsequah Project.  This example assumes the following:

Produced Gold in copper concentrates	1,000 ounces
Produced Silver in copper concentrates	2,000 ounces
Copper Concentrate Payable Percentage (Gold)	97	%(1)
Copper Concentrate Payable Percentage (Silver)	93	%(2)
Applicable Gold Stream Percentage	12.50%
Applicable Silver Stream Percentage	22.50%

If the Vendor receives 90% of its net smelter return in cash from the Offtaker with respect to this shipment on its first provisional payment date under the applicable Mineral Offtake Agreement, the Vendor shall acquire and Deliver to Purchaser, within five Business Days, 109 ounces of Refined Gold and 377 ounces of Refined Silver.  If the Vendor then receives the remaining 10% of its provisional payment in cash on the second provisional payment date under the applicable Mineral Offtake Agreement, the Vendor shall acquire and Deliver to Purchaser, within five Business Days, 12 ounces of Refined Gold and 42 ounces of Refined Silver.

If upon the final settlement date associated with this particular shipment, the assays agreed between the Vendor and the Offtaker show a Produced Gold content of 980 ounces and a Produced Silver content of 2,050 ounces, the Vendor shall acquire and Deliver to Purchaser, within five Business Days, 10 ounces of Refined Silver and may offset 2 ounces of Refined Gold from the next subsequent Lot.

To the extent that no second provisional payment is made, and the applicable Mineral Offtake Agreement provides for a first provisional payment and final settlement, then the calculations above with respect to the second provisional payment and the adjustments as a result of assays shall be calculated at the same time.

(1)  This figure assumes that the payable gold percentage contained in the applicable Mineral Offtake Agreement is equal to or less than 97%.  In the event that such payable gold percentage exceeds 97%, then such payable gold percentage would be used for purposes of the calculation.

(2)  This figure assumes that the payable silver percentage contained in the applicable Mineral Offtake Agreement is equal to or less than 93%.  In the event that such payable silver percentage exceeds 93%, then such payable silver percentage would be used for purposes of the calculation.

6

If no provisional payments were under the applicable Mineral Offtake Agreement, and final settlement has not occurred within five months of the date of shipment of the Lot, the Vendor shall acquire and Deliver to Purchaser, within five Business Days, 121 ounces of Refined Gold and 419 ounces of Refined Silver.

Lead Concentrates Modification

Deliveries of Refined Metal from lead concentrates will operate in the same manner, except that references to “Copper Concentrate Payable Percentage” shall be replaced by “Lead Concentrate Payable Percentage.”

Doré and Gravity Concentrates Modification

Deliveries of Refined Metal from doré and gravity concentrates will operate in the same manner, except that references to “Copper Concentrate Payable Percentage” shall be replaced by “99%.”

Zinc and Pyrite Concentrates Modification

Deliveries of Refined Metal from zinc and pyrite concentrates will operate in the same manner, except that the references to “Copper Concentrate Payable Percentage” shall be replaced by the applicable gold and silver payable percentages contained in the Mineral Offtake Agreement.  If the Vendor does not receive a Metal Payment under the applicable Mineral Offtake Agreement with respect to a shipment of zinc and pyrite, after applying the minimum deductions, then Vendor shall not be required to acquire and Deliver to Purchaser Refined Metal from such shipment.

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Schedule F

Terms of Intercreditor Agreement

*[Redacted]*

*[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934.  The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

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SCHEDULE G

Certain Approvals and Permits

No.	Permit	Issuing Authority	Description
1	BCEAA Environmental Assessment Approval	BC Environmental Assessment Office	Overall Project Environmental Approval to proceed

2	BCEAA Environmental Assessment Approval Amendment	BC Environmental Assessment Office	Amendment to allow Barge access for Project

3	CEAA Screening Environmental Assessment Approval	Canadian Environmental Assessment Agency	Overall Project Environmental Approval to proceed

4	Special Use Permit	BC Ministry of Forests and Range	Permits all-weather access road from Atlin Public Highway to Tulsequah Mine site

6	Mines Act Permit Initial (MA1)	BC Ministry of Mining	All surface roads and infrastructure development

7	Mines Act Permit Amendment (MA2)	BC Ministry of Mining	Inclusion of Waste storage, plantsite surface development, underground preparatory work (slash adits)

8	Mines Act Permit Amendment (MA3)	BC Ministry of Mining	Inclusion of Tailings Impoundment and all underground development

9	MX-2 Permit - Full release	BC Ministry of Mining	Release of Exploration road permit to coverage under Mines Act Permit

10	North Causeways Fisheries Authorization	Fisheries and Oceans Canada	Authorize construction of north causeway on Tulsequah River floodplain

11	South Causeways Fisheries Authorization	Fisheries and Oceans Canada	Authorize construction of south causeway on Tulsequah River floodplain

12	Discharge Diffuser Authorization	Fisheries and Oceans Canada	Installation of buried diffuser pipe in Tulsequah River floodplain

13	Airstrip Extension Authorization	Fisheries and Oceans Canada	Extension of airstrip 150m

14	Stream 2 diversion (PAG waste site)	Fisheries and Oceans Canada	Divert intermittent stream from construction site

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No.	Permit	Issuing Authority	Description
15	Barge Landing Authorization	Fisheries and Oceans Canada	Barge landing fisheries habitat alteration

16	Interim Waste Discharge Approval	BC Ministry of Environment	Authorization for discharges during construction period

17	Operations Discharge Approval	BC Ministry of Environment	Operations Discharge approvals

18	Water License, Portal Creek diversion	BC Ministry of Environment	Diversion of intermittent creek

19	Other Water Licenses (Tulsequah/Dawn creek)	BC Ministry of Environment	Water Usage licenses

20	Water license conversion of Section 9 approval North causeway	BC Ministry of Environment	—

21	Water license conversion of Section 9 approval South causeway	BC Ministry of Environment	—

22	Section 9 approval diffuser	BC Ministry of Environment	—

23	Section 9 approval airstrip extension	BC Ministry of Environment	—

24	Section 9 approval barge landing	BC Ministry of Environment	—

25	License to Cut and amendments	BC Ministry of Forests	Required for removal of timber from construction areas

27	EA Certificate Amendment to approve proposed access road alignment changes	BC Environmental Assessment Office	To finalize proposed changes to reduce road length and avoid conflicts with TRTFN sensitive areas, in accordance with LUP

APPROVALS

No.	Description
1.	Consent from Teck Resources Limited in respect of the Agreement and the Debenture

10